Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-165432 and 333-165432-07

The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be amended. We may not sell these notes until we deliver a final prospectus supplement and accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell nor a solicitation of an offer to buy these notes in any state where the offer, solicitation or sale is not permitted.

$1,250,000,000

Santander Drive Auto Receivables Trust 2012-2

Issuing Entity

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Servicer and Sponsor

Supplement, dated March 14, 2012 (subject to completion)

to

Preliminary Prospectus Supplement, dated March 8, 2012 (subject to completion)

to

Prospectus, dated March 8, 2012

This Supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated March 8, 2012, and the Prospectus, dated March 8, 2012.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Preliminary Prospectus Supplement referenced above is hereby modified and supplemented as described in this supplement. References to page numbers are to the page numbers in the Preliminary Prospectus Supplement referenced above.

Front Cover Page:

•	The total principal amount of the Notes indicated on the top of the front cover page is modified to read: $1,250,000,000.

•	The column titled “Principal Balance” is modified to read:

Principal Balance
Class A-1 Notes	$247,100,000
Class A-2 Notes	450,000,000
Class A-3 Notes	131,460,000
Class B Notes	135,720,000
Class C Notes	171,430,000
Class D Notes	114,290,000
Class E Notes(1)	57,140,000

Total	$1,307,140,000

(1)

The Class E Notes are not being offered hereby and are anticipated to be either retained by the depositor or an affiliate thereof or privately placed, but will be entitled to certain payments as described herein.

Reports to Noteholders:

•

The last sentence of the third paragraph on page iii is modified to read: “Those reports will be filed with the SEC under the name “Santander Drive Auto Receivables Trust 2012-2” and file number 333-165432-07.”

Summary of Terms:

•	“Summary of Terms—The Parties—Originators” on page S-1 is modified to read:

“Approximately 77.27% of the receivables (by aggregate cut-off date balance) were originated directly by SCUSA. SCUSA acquired approximately 0.95% of the receivables (by aggregate cut-off date balance) from Triad Financial SM LLC (as successor in interest to Triad Financial Corporation) (“Triad”), a Delaware limited liability company, after the receivables were originated by Triad. (Triad was acquired by, and merged into, SCUSA on October 30, 2009.) SCUSA acquired approximately 2.37% of the receivables (by aggregate cut-off date balance) from HSBC Auto Finance Inc., a Delaware corporation, and certain of its affiliates (collectively, “HSBC”) after the receivables were originated by HSBC. SCUSA acquired approximately 19.42% of the receivables (by aggregate cut-off date balance) from CitiFinancial Auto, Ltd., a Minnesota corporation, and certain of its affiliates (collectively, “CFA Ltd.”) after the receivables were originated by CFA Ltd. We refer to SCUSA, HSBC, CFA Ltd. and Triad each as an “originator” and, together, as the “originators.” SCUSA, as “seller,” will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.”

S-1

•	The column titled “Initial Note Principal Balance” in the table under “Summary of Terms—The Offered Notes” on page S-2 is modified to read:

Class	Initial Note Principal Balance
Class A-1 Notes	$247,100,000
Class A-2 Notes	$450,000,000
Class A-3 Notes	$131,460,000
Class B Notes	$135,720,000
Class C Notes	$171,430,000
Class D Notes	$114,290,000

•

The first sentence under the table under “Summary of Terms—The Offered Notes” on page S-2 is modified to read: “The issuing entity will also issue $57,140,000 of Class E % asset-backed notes which are not being offered by this prospectus supplement or the accompanying prospectus.”

•

The last sentence of the fourth paragraph under “Summary of Terms—The Offered Notes” on page S-2 is modified to read: “The Class E notes are issuable in a minimum denomination of $605,000 and integral multiples of $1,000 in excess thereof.”

•	The second paragraph under “Summary of Terms—Statistical Information” on page S-6 is modified to read:

“As of the close of business on the cut-off date, the receivables in the pool described in this prospectus supplement had:

•	an aggregate principal balance of $1,428,572,193.75;

•	a weighted average contract rate of approximately 17.38%;

•	a weighted average original maturity of approximately 69 months;

•	a weighted average remaining maturity of approximately 61 months;

•	a weighted average loan-to-value ratio of approximately 113.42%;

•	a weighted average loss forecasting score of approximately 572;

•	a minimum FICO® score at origination of 361;

•	a maximum FICO® score at origination of 850; and

•	a non-zero weighted average FICO® score at origination of approximately 583.”

•

The fourth and fifth sentences of the fourth paragraph under “Summary of Terms—Statistical Information” on page S-6 are modified to read: “As of the cut-off date, approximately 8.07% of the principal balance of receivables for which underwriting data

S-2

was available were approved by a credit underwriter based on the system-driven process in conjunction with the non-discretionary, risk adjusted pricing model, while approximately 2.84% of the principal balance of receivables for which underwriting data was available were exceptions approved by the decision of a credit underwriter with the appropriate authority. Underwriting data is unavailable for approximately 22.73% of the principal balance of the receivables, as a result of acquisitions by SCUSA of receivables originated by Triad, HSBC and CFA Ltd.”

Risk Factors:

•

The eighth sentence under “Risk Factors – The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes” on page S-11 is modified to read: “As of the cut-off date, based on the billing addresses of the obligors, approximately 16.74%, 9.37%, 7.70% and 5.83% of the principal balance of the receivables were located in Texas, Florida, California and North Carolina, respectively.”

The Issuing Entity:

•	The table under “The Issuing Entity—Capitalization of the Issuing Entity” on page S-22 is modified to read:

Class A-1 Asset Backed Notes	$247,100,000.00
Class A-2 Asset Backed Notes	$450,000,000.00
Class A-3 Asset Backed Notes	$131,460,000.00
Class B Asset Backed Notes	$135,720,000.00
Class C Asset Backed Notes	$171,430,000.00
Class D Asset Backed Notes	$114,290,000.00
Class E Asset Backed Notes(1)	$57,140,000.00
Overcollateralization	$121,432,193.75
Initial Reserve Account Balance	$28,571,443.88

Total	$1,457,143,637.63

(1)	The Class E notes are not being offered hereby.

The Originators:

•	The first paragraph under “The Originators” on page S-25 is modified to read as follows:

“Approximately 77.27% of the receivables (by aggregate cut-off date balance) were originated directly by SCUSA. SCUSA acquired approximately 0.95% of the receivables (by aggregate cut-off date balance) from Triad Financial SM LLC (as successor in interest to Triad Financial Corporation) (“Triad”) after the receivables were originated by Triad. SCUSA acquired approximately 2.37% of the receivables (by aggregate cut-off date balance) from HSBC Auto Finance Inc., a Delaware corporation, and certain of its affiliates (collectively, “HSBC”) after the receivables were originated by HSBC. SCUSA acquired approximately 19.42% of the receivables (by aggregate cut-off date balance) from CitiFinancial Auto, Ltd., a Minnesota corporation, and certain

S-3

of its affiliates (collectively, “CFA Ltd.”) after the receivables were originated by CFA Ltd.”

The Receivables Pool:

•

The first sentence of the third paragraph under “The Receivables Pool” on page S-28 is modified to read: “As of the cut-off date, approximately 1.64% of the Pool Balance was comprised of receivables originated on the basis of loan applications received over the Internet under the “Road Loans” program.”

•

The first sentence of the fourth paragraph under “The Receivables Pool” on page S-28 is modified to read: “As of the cut-off date, approximately 77.27% of the Pool Balance was comprised of receivables originated by SCUSA, approximately 0.95% of the Pool Balance was comprised of receivables originated by Triad, approximately 19.42% of the Pool Balance was comprised of receivables originated by CFA Ltd. and approximately 2.37% of the Pool Balance was comprised of receivables originated by HSBC.”

•

The second sentence of the third paragraph under the “The Receivables Pool—Exceptions to Underwriting Criteria” on page S-29 is modified to read: “As of the cut-off date, 5,131 receivables having an aggregate principal balance of $89,117,031.84 (approximately 8.07% of the principal balance of receivables for which underwriting data was available), were approved by a credit underwriter based on the system-driven process in conjunction with the non-discretionary, risk adjusted pricing model.”

•

The second and third sentences of the fourth paragraph under the “The Receivables Pool—Exceptions to Underwriting Criteria” on page S-29 are modified to read: “As of the cut-off date, 2,089 receivables, having an aggregate principal balance of $31,360,112.82, (approximately 2.84% of the principal balance of receivables for which underwriting data was available), were exceptions approved by the decision of a credit underwriter with the appropriate authority. With respect to the receivables in the pool that were exceptions approved by credit underwriters, as of the cut-off date, (i) 1,035 receivables (approximately 1.38% of the principal balance of receivables for which underwriting data was available) had exceptions relating to the LTV; (ii) 462 receivables (approximately 0.68% of the principal balance of receivables for which underwriting data was available) had exceptions relating to affordability measures; (iii) 10 receivables (approximately 0.01% of the principal balance of receivables for which underwriting data was available) had exceptions relating to the amount of cash down payment; (iv) 426 receivables (approximately 0.56% of the principal balance of receivables for which underwriting data was available) had exceptions relating to collateral type and quality; and (v) 156 receivables (approximately 0.20% of the principal balance of receivables for which underwriting data was available) had other exceptions that SCUSA believes are not material.”

•

The first sentence of the fifth paragraph under the “The Receivables Pool—Exceptions to Underwriting Criteria” on page S-29 is modified to read: “As of the cut-off date, underwriting data is unavailable for approximately 22.73% of the principal balance of

S-4

the receivables, comprising the receivables originated by Triad, HSBC and CFA Ltd. or originated through a pass-through arrangement by CFA Ltd.”

•	The 13 tables under “The Receivables Pool” on pages S-30 through S-38 and the table on page S-40 are modified to read as set forth on Appendix A to this Supplement.

Weighted Average Life of the Notes:

•

The first bullet under the third paragraph under “Weighted Average Life of the Notes” on page S-42 is modified to read: “the issuing entity holds six pools of receivables with the following characteristics:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$13,155,156.04	17.521%	February 29, 2012	65	8
2	$39,316,603.13	16.307%	February 29, 2012	67	19
3	$107,742,240.35	16.062%	February 29, 2012	66	32
4	$159,721,067.98	17.706%	February 29, 2012	61	45
5	$236,234,365.10	17.074%	February 29, 2012	66	56
6	$872,402,761.15	17.614%	February 29, 2012	72	71

Total	$1,428,572,193.75

•	The seven tables following the last paragraph in “Weighted Average Life of the Notes” on pages S-44 through S-53 are modified to read as set forth in Appendix B to this Supplement.

The Notes:

•

The second sentence under “The Notes—Delivery of the Notes” on page S-54 is modified to read: “The Class E notes will be issued in the minimum denomination of $605,000 and in integral multiples of $1,000 in excess thereof.”

S-5

Underwriting:

•	The two tables below the first paragraph under “Underwriting” on page S-74 are modified to read as follows:

Underwriter	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes
J.P. Morgan Securities LLC	$		$		$
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
Barclays Capital Inc.
Santander Investment Securities Inc.

Total		$247,100,000		$450,000,000		$131,460,000

Underwriter	Principal Amount of Class B Notes		Principal Amount of Class C Notes		Principal Amount of Class D Notes
J.P. Morgan Securities LLC	$		$		$
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC

Total		$135,720,000		$171,430,000		$114,290,000

Glossary:

•

The definitions of “Class A-1 Note Balance,” “Class A-2 Note Balance,” “Class A-3 Note Balance,” “Class B Note Balance,” “Class C Note Balance,” “Class D Note Balance” and “Class E Note Balance” on page S-78 are modified to read as follows:

“Class A-1 Note Balance” means, at any time, $247,100,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2 Note Balance” means, at any time, $450,000,000, reduced by all payments of principal made prior to such time on the Class A-2 notes.

“Class A-3 Note Balance” means, at any time, $131,460,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class B Note Balance” means, at any time, $135,720,000, reduced by all payments of principal made prior to such time on the Class B notes.

“Class C Note Balance” means, at any time, $171,430,000, reduced by all payments of principal made prior to such time on the Class C notes.

“Class D Note Balance” means, at any time, $114,290,000, reduced by all payments of principal made prior to such time on the Class D notes.

“Class E Note Balance” means, at any time, $57,140,000, reduced by all payments of principal made prior to such time on the Class E notes.

S-6

Back Cover Page:

•	The principal balance of each Class of Notes indicated on the back cover page is modified to read as follows:

Class A-1 Notes	$247,100,000
Class A-2 Notes	$450,000,000
Class A-3 Notes	$131,460,000
Class B Notes	$135,720,000
Class C Notes	$171,430,000
Class D Notes	$114,290,000

S-7

Appendix A

Composition of the Pool of Receivables

As of the Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$297,496,155.59	$1,131,076,038.16	$1,428,572,193.75
Number of Receivables	14,823	78,927	93,750
Percentage of Aggregate Outstanding Principal Balance	20.82%	79.18%	100.00%
Average Outstanding Principal Balance	$20,069.90	$14,330.66	$15,238.10
Range of Outstanding Principal Balances	$503.85 to $48,000.36	$501.54 to $52,491.91	$501.54 to $52,491.91
Weighted Average Contract Rate(1)	14.99%	18.01%	17.38%
Range of Contract Rates	1.61% to 27.99%	1.06% to 29.00%	1.06% to 29.00%
Weighted Average Remaining Term(1)	61 months	60 months	61 months
Range of Remaining Terms	1 month to 72 months	1 month to 72 months	1 month to 72 months
Weighted Average Original Term(1)	72 months	68 months	69 months
Range of Original Terms	24 months to 72 months	18 months to 72 months	18 months to 72 months

(1)	Weighted by outstanding principal balance as of the cut-off date.

Distribution of the Pool of Receivables

By Loan-to-Value Ratio

As of the Cut-off Date

LTV Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than 100%	21,696	23.14%	$315,328,717.92	22.07%
100% - 109.99%	17,259	18.41	266,695,186.05	18.67
110% - 119.99%	22,279	23.76	335,609,851.38	23.49
120% - 129.99%	15,989	17.05	245,211,107.63	17.16
130% - 139.99%	10,570	11.27	170,682,090.28	11.95
140% - 149.99%	4,427	4.72	71,417,519.74	5.00
150% and greater	1,530	1.63	23,627,720.75	1.65

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)

LTV for receivables originated by SCUSA is calculated using total amount financed , which may include taxes, title fees and ancillary products, over the book value of the financed vehicle. Book value is determined by SCUSA in accordance with its origination policy, and no assurance can be given that the book value is reflective of the value of the financed vehicle at any time. LTV for receivables acquired by SCUSA from HSBC, Triad and CFA Ltd. were calculated based solely on the applicable originator’s definition and methodology, and no assurance can be given that the value assigned by the applicable originator to the related financed vehicle is reflective of the value of that financed vehicle at any time.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By FICO® Score

As of the Cut-off Date

FICO® Score(1) Range	Percentage of Total Aggregate Outstanding Principal Balance
500 and lower	16.56%
501 - 550	18.21
551 - 600	28.25
601 - 650	23.58
651 and higher	13.40

Total	100.00%

(1)

FICO® is a federally registered trademark of Fair, Isaac & Company. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. FICO® scores are unavailable for some receivables which are not included in the table above. Since these receivables are not included in the percentages above, the Total Aggregate Outstanding Principal Balance upon which the percentages above are based may be less than the Pool Balance. See “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus supplement.

Distribution of the Pool of Receivables

By Loss Forecasting Score

As of the Cut-off Date

SCUSA Loss Forecasting Score(1)	Percentage of Total Aggregate Outstanding Principal Balance
450 and lower	3.96%
451 - 550	33.60
551 - 650	49.00
651 - 750	13.16
751 and higher	0.28

Total	100.00%

(1)

The loss forecasting score is a proprietary score used by SCUSA. Under SCUSA’s scoring model, a loss forecasting score ranges from 1 to 999, with a score of 1 indicating a very high predicted likelihood of loss and a score of 999 indicating a very low predicted likelihood of loss. The range of scores for SCUSA’s proprietary loss forecasting system is not comparable to a score from a credit bureau or a FICO® score. Further, a loss forecasting score may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus supplement.

Distribution of the Pool of Receivables

By Annual Percentage Rates

As of the Cut-off Date

Annual Percentage Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1.001% - 2.000%	16	0.02%	$180,920.28	0.01%
2.001% - 3.000%	10	0.01	148,560.33	0.01
3.001% - 4.000%	31	0.03	350,264.96	0.02
4.001% - 5.000%	51	0.05	737,735.84	0.05
5.001% - 6.000%	153	0.16	1,494,868.12	0.10
6.001% - 7.000%	255	0.27	5,237,516.30	0.37
7.001% - 8.000%	641	0.68	12,608,204.20	0.88
8.001% - 9.000%	1,225	1.31	24,773,394.79	1.73
9.001% - 10.000%	2,591	2.76	51,135,711.28	3.58
10.001% - 11.000%	4,528	4.83	84,817,254.84	5.94
11.001% - 12.000%	4,185	4.46	70,437,735.62	4.93
12.001% - 13.000%	4,533	4.84	74,538,871.20	5.22
13.001% - 14.000%	5,289	5.64	81,708,301.12	5.72
14.001% - 15.000%	5,294	5.65	81,304,664.02	5.69
15.001% - 16.000%	5,668	6.05	82,711,410.63	5.79
16.001% - 17.000%	5,724	6.11	85,413,857.86	5.98
17.001% - 18.000%	11,270	12.02	172,185,480.47	12.05
18.001% - 19.000%	4,869	5.19	70,826,364.60	4.96
19.001% - 20.000%	5,219	5.57	76,955,034.97	5.39
20.001% - 21.000%	8,044	8.58	119,624,809.12	8.37
21.001% - 22.000%	5,164	5.51	75,535,181.56	5.29
22.001% - 23.000%	2,136	2.28	30,478,742.97	2.13
23.001% - 24.000%	3,626	3.87	50,958,870.79	3.57
24.001% - 25.000%	8,922	9.52	122,064,003.71	8.54
25.001% - 26.000%	4,196	4.48	51,162,344.82	3.58
26.001% - 27.000%	44	0.05	458,816.74	0.03
27.001% - 28.000%	65	0.07	710,881.06	0.05
28.001% - 29.000%	1	0.00 (2)	12,391.55	0.00 (2)

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Less than 0.01% but greater than 0.00%.

Geographic Distribution of the Pool of Receivables

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	14,848	15.84%	$239,099,987.77	16.74%
Florida	8,876	9.47	133,791,220.97	9.37
California	7,042	7.51	109,972,300.12	7.70
North Carolina	5,411	5.77	83,249,929.78	5.83
Georgia	4,484	4.78	70,483,712.88	4.93
Pennsylvania	4,027	4.30	52,553,776.84	3.68
Louisiana	2,854	3.04	46,485,022.98	3.25
Alabama	2,882	3.07	45,668,199.66	3.20
Illinois	2,945	3.14	44,097,343.90	3.09
South Carolina	2,863	3.05	43,913,684.05	3.07
Ohio	3,081	3.29	43,160,405.26	3.02
Tennessee	2,556	2.73	38,889,053.92	2.72
Virginia	2,300	2.45	35,143,119.75	2.46
Maryland	2,305	2.46	32,946,754.33	2.31
Mississippi	1,965	2.10	31,197,936.66	2.18
Arizona	1,908	2.04	29,320,169.15	2.05
Michigan	1,885	2.01	28,726,066.52	2.01
Oklahoma	1,569	1.67	25,934,880.68	1.82
Indiana	1,829	1.95	25,716,932.28	1.80
New Jersey	1,550	1.65	23,059,201.40	1.61
Kentucky	1,476	1.57	22,495,836.92	1.57
Missouri	1,644	1.75	21,905,569.87	1.53
New York	1,499	1.60	21,893,575.38	1.53
Nevada	1,351	1.44	21,349,538.97	1.49
Colorado	1,025	1.09	15,210,228.20	1.06
Arkansas	984	1.05	15,145,934.76	1.06
Other(3)	8,591	9.16	127,161,810.75	8.90

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Based on the state of residence of the obligor on the receivables.
(2)	Sum of percentages may not equal 100% due to rounding.
(3)	Other represents those Obligors whose state of residence comprises less than 1.00% of the total aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Model Year of Financed Vehicles

As of the Cut-off Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
2000 and earlier	66	0.07%	$273,024.71	0.02%
2001	242	0.26	1,203,860.53	0.08
2002	907	0.97	6,155,300.30	0.43
2003	2,058	2.20	16,028,670.81	1.12
2004	4,577	4.88	43,544,464.83	3.05
2005	8,656	9.23	93,709,018.47	6.56
2006	12,153	12.96	150,993,182.44	10.57
2007	13,619	14.53	192,764,177.43	13.49
2008	15,181	16.19	238,031,681.35	16.66
2009	9,520	10.15	156,436,843.88	10.95
2010	13,339	14.23	229,667,521.42	16.08
2011	6,437	6.87	134,198,868.50	9.39
2012	6,995	7.46	165,565,579.08	11.59

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Term to Scheduled Maturity

As of the Cut-off Date

Original Term to Scheduled Maturity (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
18 - 24	28	0.03%	$144,157.46	0.01%
25 - 36	1,238	1.32	11,524,579.74	0.81
37 - 48	5,814	6.20	64,245,998.64	4.50
49 - 60	15,169	16.18	169,503,035.60	11.87
61 - 72	71,501	76.27	1,183,154,422.31	82.82

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Remaining Term to Scheduled Maturity

As of the Cut-off Date

Remaining Term to Scheduled Maturity (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 6	1,350	1.44%	$3,445,406.68	0.24%
7 - 12	2,034	2.17	9,709,749.36	0.68
13 - 18	2,799	2.99	18,906,654.81	1.32
19 - 24	2,244	2.39	20,409,948.32	1.43
25 - 30	3,749	4.00	41,395,206.39	2.90
31 - 36	5,695	6.07	66,347,033.96	4.64
37 - 42	3,455	3.69	41,253,746.53	2.89
43 - 48	9,422	10.05	118,467,321.45	8.29
49 - 54	6,921	7.38	106,966,568.98	7.49
55 - 60	9,081	9.69	129,267,796.12	9.05
61 - 66	2,044	2.18	35,297,603.09	2.47
67 - 72	44,956	47.95	837,105,158.06	58.60

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables by Original Amount Financed

As of the Cut-off Date

Original Amount Financed	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01 - $5,000.00	124	0.13%	$519,879.30	0.04%
$5,000.01 - $7,500.00	1,481	1.58	8,736,787.99	0.61
$7,500.01 - $10,000.00	5,348	5.70	41,914,369.50	2.93
$10,000.01 - $12,500.00	11,472	12.24	114,552,627.88	8.02
$12,500.01 - $15,000.00	17,061	18.20	207,421,332.49	14.52
$15,000.01 - $17,500.00	17,621	18.80	251,581,052.06	17.61
$17,500.01 - $20,000.00	13,576	14.48	219,923,166.71	15.39
$20,000.01 - $22,500.00	9,387	10.01	171,795,914.07	12.03
$22,500.01 - $25,000.00	6,413	6.84	130,239,261.59	9.12
$25,000.01 - $27,500.00	4,496	4.80	100,938,333.97	7.07
$27,500.01 - $30,000.00	2,661	2.84	64,282,301.60	4.50
$30,000.01 - $32,500.00	1,744	1.86	45,844,683.28	3.21
$32,500.01 - $35,000.00	1,041	1.11	29,486,381.62	2.06
$35,000.01 - $37,500.00	619	0.66	18,331,904.38	1.28
$37,500.01 - $40,000.00	369	0.39	11,714,755.21	0.82
$40,000.01 - $42,500.00	157	0.17	5,168,387.43	0.36
$42,500.01 - $45,000.00	104	0.11	3,579,350.01	0.25
$45,000.01 - $47,500.00	44	0.05	1,464,359.68	0.10
$47,500.01 - $50,000.00	22	0.02	757,836.33	0.05
$50,000.01 and greater	10	0.01	319,508.65	0.02

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables by Vehicle Make

As of the Cut-off Date

Vehicle Make	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Dodge	12,981	13.85%	$218,675,159.51	15.31%
Chevrolet	14,996	16.00	213,072,365.96	14.92
Ford	10,157	10.83	146,682,111.73	10.27
Nissan	8,562	9.13	135,852,606.79	9.51
Toyota	6,068	6.47	94,048,964.71	6.58
Chrysler	5,725	6.11	83,783,553.91	5.86
Kia	4,573	4.88	69,091,102.40	4.84
Jeep	3,884	4.14	63,150,684.27	4.42
Honda	3,554	3.79	54,963,305.43	3.85
Hyundai	3,795	4.05	52,591,299.74	3.68
Mazda	2,109	2.25	30,578,662.60	2.14
GMC	1,613	1.72	27,292,558.08	1.91
Pontiac	2,084	2.22	23,188,606.29	1.62
Volkswagen	1,462	1.56	22,137,137.07	1.55
BMW	947	1.01	18,882,514.79	1.32
Cadillac	1,050	1.12	18,316,460.48	1.28
Mercedes-Benz	878	0.94	17,898,368.66	1.25
Mitsubishi	1,276	1.36	17,533,244.11	1.23
Other(2)	8,036	8.57	120,833,487.22	8.46

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	“Other” represents other vehicle makes which individually comprise less than 1.00% of the total aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables by Current Principal Balance

As of the Cut-off Date

Current Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $5,000.00	4,001	4.27%	$12,724,268.84	0.89%
$5,000.01 - $10,000.00	14,868	15.86	118,110,189.25	8.27
$10,000.01 - $15,000.00	29,972	31.97	379,428,261.43	26.56
$15,000.01 - $20,000.00	25,992	27.72	448,182,612.83	31.37
$20,000.01 - $25,000.00	11,723	12.50	259,548,264.93	18.17
$25,000.01 - $30,000.00	4,777	5.10	129,104,751.89	9.04
$30,000.01 - $35,000.00	1,760	1.88	56,433,303.32	3.95
$35,000.01 - $40,000.00	530	0.57	19,570,104.55	1.37
$40,000.01 - $45,000.00	102	0.11	4,287,834.33	0.30
$45,000.01 - $50,000.00	22	0.02	1,027,416.04	0.07
$50,000.01 and greater	3	0.00 (2)	155,186.34	0.01

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Less than 0.01% but greater than 0.00%.

Distribution of the Pool of Receivables By Original Mileage

As of the Cut-off Date

Original Mileage	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 5,000	15,394	16.42%	$306,876,960.59	21.48%
5,001 - 10,000	1,650	1.76	27,271,697.63	1.91
10,001 - 15,000	2,402	2.56	37,672,442.25	2.64
15,001 - 20,000	3,372	3.60	51,595,171.17	3.61
20,001 - 25,000	4,211	4.49	64,763,844.18	4.53
25,001 - 30,000	5,549	5.92	84,707,491.26	5.93
30,001 - 35,000	7,551	8.05	114,678,316.21	8.03
35,001 - 40,000	8,743	9.33	131,113,107.89	9.18
40,001 - 45,000	7,894	8.42	115,281,493.97	8.07
45,001 - 50,000	6,997	7.46	100,896,432.82	7.06
50,001 - 55,000	6,063	6.47	87,354,093.17	6.11
55,001 - 60,000	6,075	6.48	87,589,013.01	6.13
60,001 - 65,000	4,226	4.51	55,455,913.00	3.88
65,001 - 70,000	3,978	4.24	52,270,585.43	3.66
70,001 - 75,000	2,801	2.99	33,713,007.07	2.36
75,001 - 80,000	2,439	2.60	28,828,237.43	2.02
80,001 - 85,000	1,731	1.85	19,704,059.28	1.38
85,001 - 90,000	1,521	1.62	17,026,763.29	1.19
90,001 and greater	1,153	1.23	11,773,564.10	0.82

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Delinquent no more than once for 30-59 days(1)	77,594	82.77%	$1,238,538,434.48	86.70%
Delinquent more than once for 30-59 days but never for 60 days or more	7,386	7.88	92,310,237.32	6.46
Delinquent at least once for 60 days or more	8,770	9.35	97,723,521.95	6.84

Total	93,750	100.00%	$1,428,572,193.75	100.00%

(1)	Delinquent no more than once for 30-59 days represent accounts that were never delinquent or were delinquent 1 time but never exceeded 59 days past due.
(2)	Sum of percentages may not equal 100% due to rounding.

Appendix B

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	83.36%	79.97%	75.50%	60.04%
May 15, 2012	67.01%	60.37%	51.74%	27.01%
June 15, 2012	50.76%	41.04%	28.54%	2.16%
July 15, 2012	34.61%	21.95%	5.91%	0.00%
August 15, 2012	18.55%	4.30%	0.00%	0.00%
September 15, 2012	8.74%	0.00%	0.00%	0.00%
October 15, 2012	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.29	0.24	0.20	0.14
Weighted Average Life (Years) to Maturity	0.29	0.24	0.20	0.14

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	87.83%
August 15, 2012	100.00%	100.00%	93.13%	78.73%
September 15, 2012	100.00%	96.12%	85.42%	70.03%
October 15, 2012	99.85%	89.93%	77.88%	61.49%
November 15, 2012	94.90%	83.80%	70.53%	53.10%
December 15, 2012	90.24%	77.97%	63.39%	44.86%
January 15, 2013	85.57%	72.20%	56.37%	36.79%
February 15, 2013	80.90%	66.46%	49.48%	28.88%
March 15, 2013	76.22%	60.77%	42.72%	21.14%
April 15, 2013	71.52%	55.13%	36.10%	13.57%
May 15, 2013	66.82%	49.54%	29.61%	6.18%
June 15, 2013	62.11%	44.00%	23.25%	0.00%
July 15, 2013	57.39%	38.50%	17.05%	0.00%
August 15, 2013	52.67%	33.06%	10.98%	0.00%
September 15, 2013	47.93%	27.68%	5.07%	0.00%
October 15, 2013	43.19%	22.35%	0.00%	0.00%
November 15, 2013	38.83%	17.35%	0.00%	0.00%
December 15, 2013	34.46%	12.40%	0.00%	0.00%
January 15, 2014	30.08%	7.49%	0.00%	0.00%
February 15, 2014	25.69%	2.63%	0.00%	0.00%
March 15, 2014	21.30%	0.00%	0.00%	0.00%
April 15, 2014	16.90%	0.00%	0.00%	0.00%
May 15, 2014	12.49%	0.00%	0.00%	0.00%
June 15, 2014	8.08%	0.00%	0.00%	0.00%
July 15, 2014	3.65%	0.00%	0.00%	0.00%
August 15, 2014	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.50	1.20	0.95	0.74
Weighted Average Life (Years) to Maturity	1.50	1.20	0.95	0.74

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	96.48%
July 15, 2013	100.00%	100.00%	100.00%	72.43%
August 15, 2013	100.00%	100.00%	100.00%	51.29%
September 15, 2013	100.00%	100.00%	100.00%	30.54%
October 15, 2013	100.00%	100.00%	97.63%	10.19%
November 15, 2013	100.00%	100.00%	78.34%	0.00%
December 15, 2013	100.00%	100.00%	59.42%	0.00%
January 15, 2014	100.00%	100.00%	40.89%	0.00%
February 15, 2014	100.00%	100.00%	22.76%	0.00%
March 15, 2014	100.00%	92.55%	5.04%	0.00%
April 15, 2014	100.00%	76.26%	0.00%	0.00%
May 15, 2014	100.00%	60.14%	0.00%	0.00%
June 15, 2014	100.00%	44.20%	0.00%	0.00%
July 15, 2014	100.00%	28.45%	0.00%	0.00%
August 15, 2014	97.35%	12.89%	0.00%	0.00%
September 15, 2014	82.17%	0.00%	0.00%	0.00%
October 15, 2014	66.97%	0.00%	0.00%	0.00%
November 15, 2014	51.75%	0.00%	0.00%	0.00%
December 15, 2014	38.67%	0.00%	0.00%	0.00%
January 15, 2015	25.57%	0.00%	0.00%	0.00%
February 15, 2015	12.44%	0.00%	0.00%	0.00%
March 15, 2015	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.71	2.25	1.82	1.45
Weighted Average Life (Years) to Maturity	2.71	2.25	1.82	1.45

Percent of the Initial Note Balance at Various ABS Percentages

Class B Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	100.00%
July 15, 2013	100.00%	100.00%	100.00%	100.00%
August 15, 2013	100.00%	100.00%	100.00%	100.00%
September 15, 2013	100.00%	100.00%	100.00%	100.00%
October 15, 2013	100.00%	100.00%	100.00%	100.00%
November 15, 2013	100.00%	100.00%	100.00%	90.54%
December 15, 2013	100.00%	100.00%	100.00%	71.61%
January 15, 2014	100.00%	100.00%	100.00%	53.09%
February 15, 2014	100.00%	100.00%	100.00%	34.99%
March 15, 2014	100.00%	100.00%	100.00%	17.31%
April 15, 2014	100.00%	100.00%	88.12%	0.07%
May 15, 2014	100.00%	100.00%	71.77%	0.00%
June 15, 2014	100.00%	100.00%	55.84%	0.00%
July 15, 2014	100.00%	100.00%	40.34%	0.00%
August 15, 2014	100.00%	100.00%	25.28%	0.00%
September 15, 2014	100.00%	97.61%	10.68%	0.00%
October 15, 2014	100.00%	82.93%	0.00%	0.00%
November 15, 2014	100.00%	68.44%	0.00%	0.00%
December 15, 2014	100.00%	55.47%	0.00%	0.00%
January 15, 2015	100.00%	42.64%	0.00%	0.00%
February 15, 2015	100.00%	29.97%	0.00%	0.00%
March 15, 2015	99.32%	17.46%	0.00%	0.00%
April 15, 2015	86.57%	5.10%	0.00%	0.00%
May 15, 2015	73.80%	0.00%	0.00%	0.00%
June 15, 2015	61.01%	0.00%	0.00%	0.00%
July 15, 2015	48.20%	0.00%	0.00%	0.00%
August 15, 2015	35.38%	0.00%	0.00%	0.00%
September 15, 2015	22.55%	0.00%	0.00%	0.00%
October 15, 2015	9.70%	0.00%	0.00%	0.00%
November 15, 2015	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.35	2.82	2.31	1.87
Weighted Average Life (Years) to Maturity	3.35	2.82	2.31	1.87

Percent of the Initial Note Balance at Various ABS Percentages

Class C Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	100.00%
July 15, 2013	100.00%	100.00%	100.00%	100.00%
August 15, 2013	100.00%	100.00%	100.00%	100.00%
September 15, 2013	100.00%	100.00%	100.00%	100.00%
October 15, 2013	100.00%	100.00%	100.00%	100.00%
November 15, 2013	100.00%	100.00%	100.00%	100.00%
December 15, 2013	100.00%	100.00%	100.00%	100.00%
January 15, 2014	100.00%	100.00%	100.00%	100.00%
February 15, 2014	100.00%	100.00%	100.00%	100.00%
March 15, 2014	100.00%	100.00%	100.00%	100.00%
April 15, 2014	100.00%	100.00%	100.00%	100.00%
May 15, 2014	100.00%	100.00%	100.00%	86.77%
June 15, 2014	100.00%	100.00%	100.00%	73.84%
July 15, 2014	100.00%	100.00%	100.00%	61.28%
August 15, 2014	100.00%	100.00%	100.00%	49.10%
September 15, 2014	100.00%	100.00%	100.00%	37.30%
October 15, 2014	100.00%	100.00%	97.26%	25.91%
November 15, 2014	100.00%	100.00%	86.44%	14.92%
December 15, 2014	100.00%	100.00%	75.98%	4.34%
January 15, 2015	100.00%	100.00%	65.79%	0.00%
February 15, 2015	100.00%	100.00%	55.86%	0.00%
March 15, 2015	100.00%	100.00%	46.21%	0.00%
April 15, 2015	100.00%	100.00%	36.85%	0.00%
May 15, 2015	100.00%	94.39%	27.77%	0.00%
June 15, 2015	100.00%	84.88%	18.99%	0.00%
July 15, 2015	100.00%	75.50%	10.52%	0.00%
August 15, 2015	100.00%	66.27%	2.35%	0.00%
September 15, 2015	100.00%	57.19%	0.00%	0.00%
October 15, 2015	100.00%	48.25%	0.00%	0.00%
November 15, 2015	97.49%	39.47%	0.00%	0.00%
December 15, 2015	87.30%	30.85%	0.00%	0.00%
January 15, 2016	78.91%	23.48%	0.00%	0.00%
February 15, 2016	70.51%	16.24%	0.00%	0.00%
March 15, 2016	62.11%	9.12%	0.00%	0.00%
April 15, 2016	53.70%	2.14%	0.00%	0.00%
May 15, 2016	45.28%	0.00%	0.00%	0.00%
June 15, 2016	36.86%	0.00%	0.00%	0.00%

Payment Date	0.50%	1.00%	1.50%	2.00%
July 15, 2016	28.43%	0.00%	0.00%	0.00%
August 15, 2016	19.99%	0.00%	0.00%	0.00%
September 15, 2016	11.56%	0.00%	0.00%	0.00%
October 15, 2016	3.12%	0.00%	0.00%	0.00%
November 15, 2016	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.15	3.61	3.00	2.44
Weighted Average Life (Years) to Maturity	4.15	3.61	3.00	2.44

Percent of the Initial Note Balance at Various ABS Percentages

Class D Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	100.00%
July 15, 2013	100.00%	100.00%	100.00%	100.00%
August 15, 2013	100.00%	100.00%	100.00%	100.00%
September 15, 2013	100.00%	100.00%	100.00%	100.00%
October 15, 2013	100.00%	100.00%	100.00%	100.00%
November 15, 2013	100.00%	100.00%	100.00%	100.00%
December 15, 2013	100.00%	100.00%	100.00%	100.00%
January 15, 2014	100.00%	100.00%	100.00%	100.00%
February 15, 2014	100.00%	100.00%	100.00%	100.00%
March 15, 2014	100.00%	100.00%	100.00%	100.00%
April 15, 2014	100.00%	100.00%	100.00%	100.00%
May 15, 2014	100.00%	100.00%	100.00%	100.00%
June 15, 2014	100.00%	100.00%	100.00%	100.00%
July 15, 2014	100.00%	100.00%	100.00%	100.00%
August 15, 2014	100.00%	100.00%	100.00%	100.00%
September 15, 2014	100.00%	100.00%	100.00%	100.00%
October 15, 2014	100.00%	100.00%	100.00%	100.00%
November 15, 2014	100.00%	100.00%	100.00%	100.00%
December 15, 2014	100.00%	100.00%	100.00%	100.00%
January 15, 2015	100.00%	100.00%	100.00%	91.29%
February 15, 2015	100.00%	100.00%	100.00%	77.70%
March 15, 2015	100.00%	100.00%	100.00%	64.60%
April 15, 2015	100.00%	100.00%	100.00%	0.00%
May 15, 2015	100.00%	100.00%	100.00%	0.00%
June 15, 2015	100.00%	100.00%	100.00%	0.00%
July 15, 2015	100.00%	100.00%	100.00%	0.00%
August 15, 2015	100.00%	100.00%	100.00%	0.00%
September 15, 2015	100.00%	100.00%	91.76%	0.00%
October 15, 2015	100.00%	100.00%	80.48%	0.00%
November 15, 2015	100.00%	100.00%	69.70%	0.00%
December 15, 2015	100.00%	100.00%	59.42%	0.00%
January 15, 2016	100.00%	100.00%	0.00%	0.00%
February 15, 2016	100.00%	100.00%	0.00%	0.00%
March 15, 2016	100.00%	100.00%	0.00%	0.00%
April 15, 2016	100.00%	100.00%	0.00%	0.00%
May 15, 2016	100.00%	92.94%	0.00%	0.00%
June 15, 2016	100.00%	82.87%	0.00%	0.00%

Payment Date	0.50%	1.00%	1.50%	2.00%
July 15, 2016	100.00%	73.02%	0.00%	0.00%
August 15, 2016	100.00%	63.38%	0.00%	0.00%
September 15, 2016	100.00%	0.00%	0.00%	0.00%
October 15, 2016	100.00%	0.00%	0.00%	0.00%
November 15, 2016	92.01%	0.00%	0.00%	0.00%
December 15, 2016	82.54%	0.00%	0.00%	0.00%
January 15, 2017	73.07%	0.00%	0.00%	0.00%
February 15, 2017	63.60%	0.00%	0.00%	0.00%
March 15, 2017	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.91	4.41	3.73	3.01
Weighted Average Life (Years) to Maturity	5.04	4.56	3.85	3.11

Percent of the Initial Note Balance at Various ABS Percentages

Class E Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	100.00%
July 15, 2013	100.00%	100.00%	100.00%	100.00%
August 15, 2013	100.00%	100.00%	100.00%	100.00%
September 15, 2013	100.00%	100.00%	100.00%	100.00%
October 15, 2013	100.00%	100.00%	100.00%	100.00%
November 15, 2013	100.00%	100.00%	100.00%	100.00%
December 15, 2013	100.00%	100.00%	100.00%	100.00%
January 15, 2014	100.00%	100.00%	100.00%	100.00%
February 15, 2014	100.00%	100.00%	100.00%	100.00%
March 15, 2014	100.00%	100.00%	100.00%	100.00%
April 15, 2014	100.00%	100.00%	100.00%	100.00%
May 15, 2014	100.00%	100.00%	100.00%	100.00%
June 15, 2014	100.00%	100.00%	100.00%	100.00%
July 15, 2014	100.00%	100.00%	100.00%	100.00%
August 15, 2014	100.00%	100.00%	100.00%	100.00%
September 15, 2014	100.00%	100.00%	100.00%	100.00%
October 15, 2014	100.00%	100.00%	100.00%	100.00%
November 15, 2014	100.00%	100.00%	100.00%	100.00%
December 15, 2014	100.00%	100.00%	100.00%	100.00%
January 15, 2015	100.00%	100.00%	100.00%	100.00%
February 15, 2015	100.00%	100.00%	100.00%	100.00%
March 15, 2015	100.00%	100.00%	100.00%	100.00%
April 15, 2015	100.00%	100.00%	100.00%	0.00%
May 15, 2015	100.00%	100.00%	100.00%	0.00%
June 15, 2015	100.00%	100.00%	100.00%	0.00%
July 15, 2015	100.00%	100.00%	100.00%	0.00%
August 15, 2015	100.00%	100.00%	100.00%	0.00%
September 15, 2015	100.00%	100.00%	100.00%	0.00%
October 15, 2015	100.00%	100.00%	100.00%	0.00%
November 15, 2015	100.00%	100.00%	100.00%	0.00%
December 15, 2015	100.00%	100.00%	100.00%	0.00%
January 15, 2016	100.00%	100.00%	0.00%	0.00%
February 15, 2016	100.00%	100.00%	0.00%	0.00%
March 15, 2016	100.00%	100.00%	0.00%	0.00%
April 15, 2016	100.00%	100.00%	0.00%	0.00%
May 15, 2016	100.00%	100.00%	0.00%	0.00%
June 15, 2016	100.00%	100.00%	0.00%	0.00%

Payment Date	0.50%	1.00%	1.50%	2.00%
July 15, 2016	100.00%	100.00%	0.00%	0.00%
August 15, 2016	100.00%	100.00%	0.00%	0.00%
September 15, 2016	100.00%	0.00%	0.00%	0.00%
October 15, 2016	100.00%	0.00%	0.00%	0.00%
November 15, 2016	100.00%	0.00%	0.00%	0.00%
December 15, 2016	100.00%	0.00%	0.00%	0.00%
January 15, 2017	100.00%	0.00%	0.00%	0.00%
February 15, 2017	100.00%	0.00%	0.00%	0.00%
March 15, 2017	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.98	4.48	3.82	3.07
Weighted Average Life (Years) to Maturity	5.58	5.25	4.49	3.60

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and accompanying prospectus. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell the notes and is not soliciting an offer to buy the notes and there shall not be any sale of the notes in any jurisdiction where such offer, solicitation or sale is not permitted.

Subject to Completion, dated March 8, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 8, 2012)

$750,000,000

Santander Drive Auto Receivables Trust 2012-2

Issuing Entity

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Sponsor and Servicer

You should carefully read the risk factors beginning on page S-11 of this prospectus supplement and page 5 of the prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by Santander Consumer USA Inc., Santander Drive Auto Receivables LLC, the underwriters or any of their affiliates.

No one may use this prospectus supplement to offer or sell these securities unless it is accompanied by the prospectus.

The following notes are being issued by Santander Drive Auto Receivables Trust 2012-2:

	Principal Balance	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$148,000,000	%	March 15, 2013
Class A-2 Notes	$271,000,000	%	May 15, 2015
Class A-3 Notes	$78,120,000	%	December 15, 2015
Class B Notes	$81,440,000	%	August 15, 2016
Class C Notes	$102,860,000	%	February 15, 2018
Class D Notes	$68,580,000	%	February 15, 2018
Class E Notes(1)	$34,290,000	%	April 15, 2019

Total	$784,290,000

	Price to Public(2)	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	%	%	%
Per Class A-2 Note	%	%	%
Per Class A-3 Note	%	%	%
Per Class B Note	%	%	%
Per Class C Note	%	%	%
Per Class D Note	%	%	%

Total	$	$	$

(1)

The Class E Notes are not being offered hereby and are anticipated to be either retained by the depositor or an affiliate thereof or privately placed, but will be entitled to certain payments as described herein.

(2)	Plus accrued interest, if any, from the closing date.

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of receivables, which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and vans, substantially all of which are the obligations of “sub-prime” credit quality obligors, and funds on deposit in the reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a business day, the next business day, starting on April 16, 2012.

•

Credit enhancement for the notes will consist of overcollateralization, a reserve account funded with an initial amount equal to approximately 2.00% of the pool balance as of the cut-off date, excess interest on the receivables, and, in the case of the Class A notes, the subordination of certain payments to the noteholders of the Class B notes, the Class C notes, the Class D notes and the Class E notes; in the case of the Class B notes, the subordination of certain payments to the noteholders of the Class C notes, the Class D notes and the Class E notes; in the case of the Class C notes, the subordination of certain payments to the noteholders of the Class D notes and the Class E notes; and in the case of the Class D notes, the subordination of certain payments to the noteholders of the Class E notes.

•	The issuing entity will also issue a certificate representing an equity interest in the issuing entity, which is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UNDERWRITERS

J.P. Morgan	Deutsche Bank Securities	Wells Fargo Securities

Solely with respect to the Class A Notes:

Barclays Capital	Santander

The date of this prospectus supplement is March     , 2012.

i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity, Santander Drive Auto Receivables Trust 2012-2, including terms and conditions that apply to the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents:

•	this prospectus supplement, which describes the specific terms of your notes; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page S-83 of this prospectus supplement and page 72 of the accompanying prospectus.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters upon request.

In this prospectus supplement, the terms “we,” “us” and “our” refer to Santander Drive Auto Receivables LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Santander Consumer USA Inc. (“SCUSA”), and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”). See the accompanying prospectus under “Reports to Securityholders.”

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at https://tss.sfs.db.com/investpublic. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 735-7777. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. SCUSA, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Santander Drive Auto Receivables Trust 2012-2” and file number 333-165432- .

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED PURSUANT TO AN EXEMPTION FROM SECTION 21 OF THE FSMA.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Structural Diagram

(1)	Triad Financial Corporation, as predecessor in interest to Santander Consumer USA Inc., HSBC Auto Finance Corp. and certain of its affiliates, and CitiFinancial Auto, Ltd. and certain of its affiliates each originated a portion of the receivables that will be sold to the depositor on the closing date. See “The Originators” in this prospectus supplement.

(2)	The Class E notes are not being offered hereby.

v

Flow of Funds(1)

(Prior to an Acceleration after an Event of Default)

(1)	For further detail, see “The Notes—Payments of Principal” and “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity

Santander Drive Auto Receivables Trust 2012-2, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables, which are motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks and vans.

Depositor

Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of SCUSA, is the “depositor.” The depositor will sell the receivables to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate, but the depositor may transfer the certificate to an affiliate on or shortly after the closing date. We sometimes refer to the holder of the certificate as the “residual interestholder” of the issuing entity.

You may contact the depositor by mail at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247, or by calling (214) 292-1930.

Sponsor

Santander Consumer USA Inc., an Illinois corporation, known as “SCUSA” is the “sponsor” of the transaction described in this prospectus supplement and the related prospectus.

Servicer

SCUSA or the “servicer,” will service the receivables held by the issuing entity and the servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 3.00%; (2) one-twelfth; and (3) the pool balance as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment income from amounts on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originators

Approximately 77.24% of the receivables (by aggregate cut-off date balance) were originated directly by SCUSA. SCUSA acquired approximately 0.94% of the receivables (by aggregate cut-off date balance) from Triad Financial SM LLC (as successor in interest to Triad Financial Corporation) (“Triad”), a Delaware limited liability company, after the receivables were originated by Triad. (Triad was acquired by, and merged into, SCUSA on October 30, 2009.) SCUSA acquired approximately 2.37% of the receivables (by aggregate cut-off date balance) from HSBC Auto Finance Inc., a Delaware corporation, and certain of its affiliates (collectively, “HSBC”) after the receivables were originated by HSBC. SCUSA acquired approximately 19.45% of the receivables (by aggregate cut-off date balance) from CitiFinancial Auto, Ltd., a Minnesota corporation, and certain of its affiliates (collectively, “CFA Ltd.”) after the receivables were originated by CFA Ltd. We refer to SCUSA, HSBC, CFA Ltd. and Triad each as an “originator” and, together, as the “originators.” SCUSA, as “seller,” will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

SCUSA will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

U.S. Bank Trust National Association, a national banking association, will be the “owner trustee.”

Deutsche Bank Trust Company Americas, a New York banking corporation, will be the “indenture trustee.”

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes		$148,000,000%	March 15, 2013
Class A-2 Notes		$271,000,000%	May 15, 2015
Class A-3 Notes		$78,120,000%	December 15, 2015
Class B Notes		$81,440,000%	August 15, 2016
Class C Notes		$102,860,000%	February 15, 2018
Class D Notes		$68,580,000%	February 15, 2018

The issuing entity will also issue $34,290,000 of Class E % asset-backed notes which are not being offered by this prospectus supplement or the accompanying prospectus. The Class E notes are not being publicly registered and are anticipated to be either retained by the depositor or an affiliate thereof or privately placed. Information about the Class E notes is set forth herein solely to provide a better understanding of the Class A notes, Class B notes, Class C notes and Class D notes.

We refer to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes as the “Class A notes.” We refer to the Class A notes, the Class B notes, the Class C notes, the Class D notes, and the Class E notes, collectively as the “notes.” The Class A notes, the Class B notes, the Class C notes and the Class D notes, which we refer to as the “offered notes,” are the only notes that are being offered hereunder.

The issuing entity will also issue a non-interest bearing “certificate” which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder, which is also referred to as the residual interestholder, will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificate will initially be held by the depositor, but may be transferred to an affiliate of the depositor on or shortly after the closing date.

The offered notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof. The Class E notes are issuable in a minimum denomination of $365,000 and integral multiples of $1,000 in excess thereof.

The issuing entity expects to issue the notes on or about March    , 2012, which we refer to as the “closing date.”

INTEREST AND PRINCIPAL

To the extent available, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is April 16, 2012. On each payment date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the Class A-1 notes will accrue from and including the prior payment date (or with respect to the first payment date, from and including the closing date) to but excluding the following payment date and will be due and payable on each payment date.

Interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will accrue from and including the 15th day of each calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 15th day of the following month and will be due and payable on each payment date.

Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of: (i) the outstanding principal balance of the Class A-1 notes, (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, ) divided by 360. Interest payments on all Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes. Interest payments on the Class D notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes and the Class C notes. Interest payments on the Class E notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes, the Class C notes and the Class D notes.

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date prior to the acceleration of the notes following an event of default, which is described below under “—Payment of Principal and Interest after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes as follows:

(1)	first, to the Class A-1 noteholders until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 noteholders until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 noteholders until the Class A-3 notes are paid in full;

(4)	fourth, to the Class B noteholders until the Class B notes are paid in full;

(5)	fifth, to the Class C noteholders until the Class C notes are paid in full;

(6)	sixth, to the Class D noteholders until the Class D notes are paid in full; and

(7)	seventh, to the Class E noteholders until the Class E notes are paid in full.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Payment of Principal and Interest after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” and “—Principal Payments” above. The priority of payments of principal and interest after an event of default under the indenture and acceleration of the notes will depend on the nature of the event of default.

On each payment date after an event of default under the indenture occurs and the notes are accelerated (other than as the result of the issuing entity’s breach of a covenant, representation or warranty), after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably to each class of Class A notes and principal payments will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the aggregate outstanding principal balance of each remaining class of Class A notes until each such class of notes is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to noteholders of the Class D notes. After interest on and principal of all of the Class D notes are paid in full, interest and principal payments will be made to noteholders of the Class E notes.

On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably to each class of Class A notes followed by interest on the Class B notes, the Class C notes, the Class D notes and the Class E notes, sequentially. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal balance of the Class A-2 notes and the Class A-3 notes until each such class is paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. After the Class B notes are paid in full, principal payments will be made to the Class C noteholders until the Class C notes are paid in full. After the Class C notes are paid in full, principal payments will be made to the Class D noteholders until the Class D notes are paid in full. After the Class D notes are paid in full, principal payments will be made to the Class E noteholders until the Class E notes are paid in full. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account.

See “The Transfer Agreements and the Administration Agreement—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus supplement.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The depositor will have the right at its option to exercise a “clean-up call” to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the outstanding pool balance of the receivables as of the last day of the related collection period is less than or equal to 10% of the pool balance as of the cut-off date. We use the term “pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date. If the depositor purchases the receivables and the other issuing entity property (other than the reserve account) from the issuing entity, the repurchase price will be equal to the greater of (a) the unpaid principal balance of all of the notes, plus accrued and unpaid interest on the notes up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). It is expected that at the time this option becomes available to the depositor, only the Class D notes and the Class E notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and remaining available funds after the payments under clauses first through twelfth set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the notes;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks and vans. We refer to these contracts and loans as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.”

The receivables were underwritten in accordance with the applicable originator’s underwriting criteria for “sub-prime” receivables. The receivables identified on the schedule of receivables delivered by SCUSA on the closing date will be transferred to the depositor by SCUSA and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables received after February 29, 2012, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or installment loans evidencing the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account and the collection account and any other accounts established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and permitted investments of those accounts;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the pool of receivables as of the cut-off date. Substantially all of the receivables in the pool are obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime.”

As of the close of business on the cut-off date, the receivables in the pool described in this prospectus supplement had:

•	an aggregate principal balance of $857,161,161.43;

•	a weighted average contract rate of approximately 17.35%;

•	a weighted average original maturity of approximately 69 months;

•	a weighted average remaining maturity of approximately 61 months;

•	a weighted average loan-to-value ratio of approximately 113.43%;

•	a weighted average loss forecasting score of approximately 572;

•	a minimum FICO® score at origination of 361;

•	a maximum FICO® score at origination of 850; and

•	a non-zero weighted average FICO® score at origination of approximately 584.

For more information about the characteristics of the receivables in the pool, see “The Receivables Pool” in this prospectus supplement. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus supplement.

As described under “The Receivables Pool” in this prospectus supplement, receivables originated under SCUSA’s underwriting guidelines are approved based on either (i) a system-driven origination process defined by SCUSA’s credit policy, (ii) a credit underwriter applying SCUSA’s system-driven credit policy in conjunction with a non-discretionary, risk adjusted pricing model or (iii) the authority of a credit underwriter. A receivable may be outside SCUSA’s standard credit policy based on certain credit and asset related criteria, including (i) loan-to-value ratio, (ii) affordability measures, such as payment to income ratio and debt to income ratio, minimum income and maximum payment amount; (iii) amount of cash down payment; and (iv) collateral type and quality, such as vehicle age and mileage. SCUSA’s centralized credit and originations department monitors all applications approved by a credit underwriter and actively manages that rate of approval to defined tolerances and limits. As of the cut-off date, approximately 8.20% of the principal balance of receivables for which underwriting data was available were approved by a credit underwriter based on the system-driven process in conjunction with the non-discretionary, risk adjusted pricing model, while approximately 2.89% of the principal balance of receivables for which underwriting data was available were exceptions approved by the decision of a credit underwriter with the appropriate authority. Underwriting data is unavailable for approximately 22.76% of the principal balance of the receivables, as a result of acquisitions by SCUSA of receivables originated by Triad, HSBC and CFA Ltd. See “The Receivables Pool—Exceptions to Underwriting Criteria” in this prospectus supplement.

In addition to the purchase of receivables from the issuing entity in connection with the depositor’s exercise of its “clean-up call” option as described above under “Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity directly or indirectly by the depositor or sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Transfer Agreements and the Administration Agreement—Extensions and Modifications of Receivables” in this prospectus supplement.

PRIORITY OF PAYMENTS

Prior to the acceleration of the notes following an event of default, on each payment date, the indenture trustee will make the following payments and deposits from Available Funds in the collection account (including funds, if any, deposited into the collection account from the reserve account to the extent described in “The Transfer Agreements and the Administration Agreement—Reserve Account”) in the following amounts and order of priority:

•

first, to the indenture trustee and the owner trustee, fees and reasonable expenses (including indemnification amounts) not previously paid by the servicer; provided, that such expenses and indemnification amounts may not exceed, in the aggregate, $100,000 per annum;

•	second, to the servicer, the servicing fee (including servicing fees not previously paid);

•	third, to the Class A noteholders, interest on the Class A notes, pro rata;

•	fourth, to the noteholders, the First Allocation of Principal;

•	fifth, to the Class B noteholders, interest on the Class B notes;

•	sixth, to the noteholders, the Second Allocation of Principal;

•	seventh, to the Class C noteholders, interest on the Class C notes;

•	eighth, to the noteholders, the Third Allocation of Principal;

•	ninth, to the Class D noteholders, interest on the Class D notes;

•	tenth, to the noteholders, the Fourth Allocation of Principal;

•	eleventh, to the Class E noteholders, interest on the Class E notes;

•	twelfth, to the noteholders, the Fifth Allocation of Principal;

•	thirteenth, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

•	fourteenth, to the noteholders, the Regular Allocation of Principal; and
•	fifteenth, any remaining funds will be distributed to the certificate distribution account for distribution to the residual interestholder.

The First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal, Fourth Allocation of Principal, Fifth Allocation of Principal and Regular Allocation of Principal will be paid to the holders of the notes as described under “The Notes—Payments of Principal” in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization, the excess interest on the receivables and, in the case of the Class A notes, the Class B notes, the Class C notes and the Class D notes, subordination of certain payments as described below. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The Transfer Agreements and the Administration Agreement—Overcollateralization” and “—Excess Interest” in this prospectus supplement.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of payments on the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class C notes:	Subordination of payments on the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class D notes:	Subordination of payments on the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class E notes:	Overcollateralization, the reserve account and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Transfer Agreements and the Administration Agreement—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class C Notes

As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes and the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Transfer Agreements and the Administration Agreement—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class D Notes

As long as the Class A notes, the Class B notes and the Class C notes remain outstanding, payments of interest on any payment date on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes and the Class C notes in specified circumstances), and payments of principal of the Class D notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Transfer Agreements and the Administration Agreement—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class E Notes

As long as the Class A notes, the Class B notes, the Class C notes and the Class D notes remain outstanding, payments of interest on any payment date on the Class E notes will be subordinated to payments of interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes, the Class C notes and the Class D notes in specified circumstances), and payments of principal of the Class E notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Transfer Agreements and the Administration Agreement—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Overcollateralization

The overcollateralization amount represents the amount by which the pool balance exceeds the outstanding principal balance of the notes. The initial overcollateralization level on the closing date will be approximately 8.50% of the pool balance as of the cut-off date and is expected to build to a target overcollateralization level equal to the greater of (a) 15.00% of the pool balance as of the last day of the related collection period and (b) 1.50% of the pool balance as of the cut-off date.

After the occurrence of a Cumulative Net Loss Trigger with respect to the receivables, the target overcollateralization amount will increase to the greater of (a) 25.00% of the pool balance as of the last day of the related collection period and (b) 1.50% of the pool balance as of the cut-off date. See “The Transfer Agreements and the Administration Agreement—Overcollateralization” in this prospectus supplement.

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the notes in an amount equal to approximately 2.00% of the pool balance as of the cut-off date.

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded by the deposit of available funds to the reserve account in accordance with the priority of payments described above. Except as provided in the following paragraph, the “specified reserve account balance” is, on any payment date, 2.00% of the pool balance as of the cut-off date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through twelfth of the priority of payments described above.

On each payment date, after giving effect to any withdrawals from the reserve account on such payment date, any amounts of cash on deposit in the reserve account in excess of the specified reserve account balance for that payment date will constitute available funds and will be distributed in accordance with the priority of payments. See “The Transfer Agreements and the Administration Agreement—Reserve Account.”

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees and expenses (to the extent not otherwise paid by the servicer), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with “Priority of Payments” above.

TAX STATUS

Mayer Brown LLP, special federal tax counsel to the depositor, is of the opinion that, for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

RATINGS

The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 5 of the accompanying prospectus.

A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than obligations of prime obligors.	Substantially all of the receivables in the receivables pool are sub-prime receivables with obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While each originator’s underwriting guidelines were designed to establish that, notwithstanding such factors, the obligor would be a reasonable credit risk, the receivables pool will nonetheless experience higher default rates than a portfolio of obligations of prime obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.

The continuing economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes.	The United States has experienced a period of economic slowdown that may adversely affect the performance of the receivables. High unemployment and a general reduction in availability of credit has led and may continue to lead to increased delinquencies and defaults by obligors, as well as decreased consumer demand for automobiles and reduced used vehicle prices, which could increase the amount of a loss in the event of a default by an obligor. If the economic downturn worsens, or continues for a prolonged period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.	The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Your yield to maturity may be reduced by prepayments or slower than expected prepayments.” As of the cut-off date, based on the billing addresses of the obligors, approximately 16.83%, 9.29%, 7.65% and 5.95% of the principal balance of the receivables were located in Texas, Florida, California and North Carolina, respectively. No other state accounts for more than 5.00% of the principal balance of the receivables as of the cut-off date. Economic factors such as unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. All of these factors could result in losses on your notes.

Internet-based loan origination programs may give rise to risks that are not found in customary loan origination programs.	The originators may use the Internet to communicate with obligors during the process of underwriting and originating the receivables. The underwriting and origination processes and related documentation used for Internet originated receivables are novel and were developed to capitalize on the potential benefits of conducting each originator’s business using electronic means over the Internet. As such, these processes and the related documentation may entail risks that would not exist in a customary origination program and may give rise to challenges to the receivables based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks would not adversely affect the collectability or enforceability of the receivables or the enforceability of security interests in the financed vehicles.

Your yield to maturity may be reduced by prepayments or slower than expected prepayments.

The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•       The rate of return of principal is uncertain. The amount of payments of principal of your notes and the time when you receive those payments depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables. For example, the servicer may engage in marketing practices or promotions, including refinancing, which may indirectly result in faster than expected payments on the receivables.

•       You may be unable to reinvest distributions in comparable investments. Asset-backed notes, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the related receivables and produce a slower return of principal if market interest rates rise above the interest rates on the related receivables. As a result, you are likely to receive a greater amount of money on your notes to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive a lesser amount of money on your notes when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of payments on your notes will prevent you from attaining your desired yield.

•       An optional redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call,” the issuing entity will redeem all notes then outstanding and you will receive the remaining principal balance of your notes plus accrued interest through the related payment date. Following payment to you of the remaining principal balance of your notes, plus accrued interest, your notes will no longer be outstanding and you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus supplement.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•       creates a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• creates a new framework for the regulation of over-the-counter derivatives activities;

• strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

• creates the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The BCFP has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, implementing regulations will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as SCUSA. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies over the next couple of years. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to SCUSA or its nonbank affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Repurchase obligations are limited.	The depositor will be obligated to repurchase from the issuing entity, and SCUSA will be obligated to repurchase from the depositor, a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). The depositor and SCUSA will represent that each receivable is secured by a financed vehicle and that each receivable has been originated or acquired by

SCUSA in accordance with SCUSA’s customary origination practices. The issuing entity, the depositor and SCUSA will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory liens arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. While the depositor and SCUSA are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties regarding the eligibility of such receivable (and if such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable), there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.	Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny.	It may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Because the Class B notes, the Class C notes, the Class D notes and the Class E notes are subordinated to the Class A notes, payments on those classes are more sensitive to losses on the receivables.	Certain classes of notes are subordinated to other classes of notes, and any notes having a later final scheduled payment date are more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date. See “—Your share of possible losses may not be proportional” below.

If the notes are accelerated following an event of default under the indenture (other than as a result of the issuing entity’s breach of a representation, warranty or covenant), interest on the Class A notes will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 Notes and the Class A-3 notes will receive principal payments ratably. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to the Class B noteholders. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to the Class C noteholders. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to the Class D noteholders. After interest on and principal of all of the Class D notes are paid in full, interest and principal payments will be made to the Class E noteholders. If the notes are accelerated following an event of default under the indenture as a result of the issuing entity’s breach of a representation, warranty or covenant, interest on the Class A notes will be paid ratably followed by interest on the Class B notes, then interest on the Class C notes, then interest on the Class D notes and then interest on the Class E notes. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, principal will be paid ratably to the Class A-2 notes and the Class A-3 notes until each such class is paid in full. Next, the Class B notes will receive principal payments until the Class B notes are paid in full. Next, the Class C notes will receive principal payments until the Class C notes are paid in full. Next, the Class D notes will receive principal payments until the Class D notes are paid in full. Next, the Class E notes will receive principal payments until the Class E notes are paid in full. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

There may be a conflict of interest among classes of notes.

As described elsewhere in this prospectus supplement, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters. For example, upon the occurrence of an event of default relating to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the holders of 66  2/3% of the Note Balance of the Controlling Class may consent to the sale of the receivables even if the proceeds from such a sale would not be sufficient to pay in full the principal of and accrued interest on all outstanding classes of notes. See “The Transfer Agreements and the Administration Agreement—Rights Upon Event of Default” in this prospectus supplement. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.	Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, information regarding the scores generated by SCUSA’s proprietary loss forecasting scoring model for the receivables is also presented in “The Receivables Pool” in this prospectus supplement. As discussed in “The Originators—Credit Risk Management—Credit Scoring and Loss Forecasting,” SCUSA developed its scoring model to try to assess the probability that a receivable will default based on SCUSA’s proprietary methods. However, neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the current loss forecasting score or actual performance of any motor vehicle receivable or that a particular credit score or loss forecasting score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to SCUSA’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to SCUSA’s managed portfolio.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses.	There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency, repossession and credit loss figures, shown in the tables appearing under “The Receivables Pool” in this prospectus supplement, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities due to the servicing fee structure.	Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the direction of holders of notes evidencing not less than a majority of the outstanding principal balance of the notes of the controlling class, will terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the outstanding principal balance of the notes of the controlling class have the ability to waive any servicer replacement event.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

Book-entry system for the notes may decrease liquidity and delay payment.	Because transactions in the notes generally can be effected only through DTC, participants and indirect participants:

•       your ability to pledge your beneficial interest in notes to someone who does not participate in the DTC system, or to otherwise take action relating to your beneficial interest in notes, may be limited due to the lack of a physical note;

•       you may experience delays in your receipt of payments with respect to your beneficial interest in notes because payments will be made by the indenture trustee, to Cede, as nominee for DTC, rather than directly to you; and

•       you may experience delays in your receipt of payments with respect to your beneficial interest in notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “The Notes—Form, Denomination and Registration of the Notes” in this prospectus supplement and “The Securities—Book-Entry Registration” in the accompanying prospectus.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes.	Some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity date may absorb more losses than a class of notes with an earlier maturity date.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.

An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•       you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

• payments on your notes may be delayed until more senior classes of notes are repaid; and

• your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from SCUSA; and

•	make the initial deposit into the reserve account.

The depositor or its affiliates will use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any such debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines. Affiliates of the depositor currently obtain warehouse funding from one or more of the underwriters and from the indenture trustee (or from their respective affiliates), so a portion of the proceeds that are used to pay warehouse debt will be paid to the underwriters, the indenture trustee, and/or their respective affiliates. In connection with the offering of the offered notes, one or more of the underwriters may rebate certain fees to the issuing entity.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Santander Drive Auto Receivables Trust 2012-2 is a statutory trust formed on May 16, 2011, under the laws of the State of Delaware for the purpose of owning receivables and issuing notes. The issuing entity will be operated pursuant to a trust agreement. SCUSA will be the administrator of the issuing entity. The issuing entity will also issue a certificate representing the residual interest in the issuing entity, which is not being offered by this prospectus supplement. The depositor will be the initial residual interestholder of the issuing entity, but may transfer the residual interest to an affiliate on or shortly after the closing date. On each payment date, the residual interestholder will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificate;

•	making payments on the notes and distributions on the certificate;

•	selling, transferring and exchanging the notes and the certificate to the depositor;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below.

The issuing entity’s fiscal year ends of December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus supplement.

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$148,000,000.00
Class A-2 Asset Backed Notes	$271,000,000.00
Class A-3 Asset Backed Notes	$78,120,000.00
Class B Asset Backed Notes	$81,440,000.00
Class C Asset Backed Notes	$102,860,000.00
Class D Asset Backed Notes	$68,580,000.00
Class E Asset Backed Notes(1)	$34,290,000.00
Overcollateralization	$72,871,161.43
Initial Reserve Account Balance	$17,143,223.23

Total	$874,304,384.66

(1)	The Class E notes are not being offered hereby.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans used to purchase motor vehicles or refinance existing contracts or loans secured by motor vehicles. The receivables are substantially all obligations of sub-prime credit quality obligors.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•	all receivable files evidencing the original motor vehicle retail installment sale contracts and/or installment loans evidencing the receivables;

•

any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor providing coverage against theft of or loss or damage to the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable or (3) refunds in connection with extended service agreements relating to receivables which become Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES

The Owner Trustee

U.S. Bank Trust National Association (“U.S. Bank Trust”), a national banking association, will act as “owner trustee” under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $340 billion as of December 31, 2011, is the parent company of U.S. Bank. As of December 31, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of December 31, 2011, U.S. Bank Trust was acting as owner trustee with respect to over 600 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of automotive receivables asset-backed securities since 2000. As of December 31, 2011, U.S. Bank Trust was acting as owner trustee on 81 issuances of automotive receivables asset-backed securities.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Transfer Agreement and the Administration Agreement – Priority of Payments” in this prospectus supplement.

For a description of the roles and responsibilities of the owner trustee, see “The Transaction Documents—The Trustee and the Indenture Trustee” in the accompanying prospectus.

The Indenture Trustee

Deutsche Bank Trust Company Americas, a New York banking corporation, is the “indenture trustee” under the indenture for the benefit of the noteholders.

Deutsche Bank Trust Company Americas is a New York banking corporation and its corporate trust office is located at 60 Wall Street, New York, New York 10005.

Deutsche Bank Trust Company Americas has acted as indenture trustee on numerous asset-backed securities transactions, including as indenture trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Americas is experienced in administering transactions of this kind.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Transfer Agreements and the Administration Agreement – Priority of Payments” in this prospectus.

The indenture trustee shall make each monthly statement available to the Noteholders via the indenture trustee’s internet website at https://tss.sfs.db.com/investpublic. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 735-7777.

The indenture trustee is an affiliate of one of the underwriters.

For a description of the roles and responsibilities of the indenture trustee, see “The Indenture” and “The Transaction Documents—The Trustee and the Indenture Trustee” in the prospectus and “The Transfer Agreements and the Administration Agreement” in this prospectus supplement.

THE DEPOSITOR

Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of SCUSA, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247. You may also reach the depositor by telephone at (214) 292-1930. The depositor was formed, among other things, to purchase, accept capital contributions of or otherwise acquire retail installment sale contracts; to own, sell and assign the contracts and to issue and sell one or more securities, as described in more detail in “The Depositor” in the accompanying prospectus. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from SCUSA pursuant to purchase agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

Santander Consumer USA Inc., an Illinois corporation, is the sponsor. The principal place of business of SCUSA is 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247. You may also reach SCUSA by telephone at (214) 634-1110. SCUSA and its predecessors have been engaged in the securitization of motor vehicle retail installment sale contracts since the first quarter of 1998 and have sponsored over 30 securitizations of sub-prime auto contracts.

SCUSA was incorporated on November 23, 1981 in the State of Illinois.

A majority equity interest in SCUSA is owned by Santander Holdings USA, Inc. (“SHUSA”), a wholly-owned direct subsidiary of Banco Santander, S.A. On December 31, 2011, SCUSA completed the sale of SCUSA common stock to Sponsor Auto Finance Holdings Series LP, a Delaware limited partnership (“Auto Finance Holdings”), DDFS LLC (“DDFS”), and to certain members of SCUSA’s management. As a result of these transactions, SHUSA owns approximately 65% of SCUSA, Auto Finance Holdings owns approximately 25%, DDFS owns approximately 10%, and certain other members of senior management own less than 1%.

No securitizations sponsored by SCUSA, or its predecessors Drive Financial Services LP (“Drive FS”) or FirstCity Funding LP (“FirstCity Funding”), have defaulted or experienced an early amortization triggering event. In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

One of the underwriters is an affiliate of the sponsor.

THE ORIGINATORS

Approximately 77.24% of the receivables (by aggregate cut-off date balance) were originated directly by SCUSA. SCUSA acquired approximately 0.94% of the receivables (by aggregate cut-off date balance) from Triad Financial SM LLC (as successor in interest to Triad Financial Corporation) (“Triad”) after the receivables were originated by Triad. SCUSA acquired approximately 2.37% of the receivables (by aggregate cut-off date balance) from HSBC Auto Finance Inc., a Delaware corporation, and certain of its affiliates (collectively, “HSBC”) after the receivables were originated by HSBC. SCUSA acquired approximately 19.45% of the receivables (by aggregate cut-off date balance) from CitiFinancial Auto, Ltd., a Minnesota corporation, and certain of its affiliates (collectively, “CFA Ltd.”) after the receivables were originated by CFA Ltd.

In June 2008, SCUSA purchased approximately $632 million of unsecuritized assets from Triad and completed the full equity purchase of Triad in October 2009, which included approximately $200 million in unencumbered receivables, $1.3 billion in securitized debt, as well as Triad’s remaining facilities and employees. Prior to its merger into SCUSA, Triad originated, purchased and serviced automobile loans. Since 2002, Triad had serviced one private and eleven public sub-prime motor vehicle receivable securitizations sponsored by Triad having original pool balances ranging from approximately $468 million to $1.2 billion.

On November 9, 2009, SCUSA entered into an agreement with HSBC to purchase $1.0 billion in auto loan receivables originated by HSBC under HSBC’s underwriting guidelines. SCUSA performed due diligence to assess underwriting, origination and servicing practices, as well as a credit risk assessment of the HSBC receivables prior to purchase. The acquired portfolio was selected at random based on certain eligibility criteria and transferred to SCUSA on March 12, 2010. In addition to the purchase of HSBC receivables, SCUSA entered into a third party servicing agreement to service all of HSBC’s auto loan portfolio of approximately 566,000 accounts. This servicing transfer included the transfer of HSBC staff and facilities in both Lewisville, Texas and San Diego, California. On August 27, 2010, SCUSA entered into an agreement with HSBC to purchase the remaining $4.0 billion in auto loan receivables originated by HSBC under HSBC’s underwriting guidelines.

On September 3, 2010, SCUSA entered into an agreement with CFA Ltd. to purchase $3.2 billion in auto loan receivables originated by CFA Ltd. under CFA Ltd.’s underwriting guidelines. SCUSA performed due diligence to assess underwriting, origination and servicing practices, as well as a credit risk assessment of the CFA Ltd. receivables prior to purchase. In addition to the purchase of CFA Ltd. receivables, SCUSA entered into a third party servicing agreement to service all of CFA Ltd.’s auto loan portfolio of approximately $10 billion. This servicing transfer included the transfer of CFA Ltd.’s staff and facilities in both Englewood, Colorado and Fort Mill, South Carolina.

The following is a description of the origination, underwriting and servicing procedures used by SCUSA with respect to the receivables originated by SCUSA and transferred to the issuing entity. The following description does not include any information about the origination and underwriting procedures used by Triad, HSBC or CFA Ltd. with respect to any receivables transferred to the issuing entity.

The originators originated or acquired the receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to sub-prime credit obligors. The sub-prime receivables, in general, are expected to have higher loss rates and delinquency rates than receivables that represent the obligations of prime credit obligors.

Receivables and Calculation Methods

Each receivable is a fully amortizing, fixed level monthly payment contract which will amortize the full amount of the receivable over its term, assuming that the obligor does not pay any installment after its due date. Each contract provides for the allocation of payments according to the “simple interest method” of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation, multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.

Under the simple interest method, payments on receivables are applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled.

The contract term is determined by a number of factors which may include the age and mileage of the financed vehicle. Interest rates may be determined on the basis of the credit quality of the obligor and/or the maximum rate which may be charged by law. Receivables that represent the obligations of sub-prime credit obligors interest tend to have higher interest rates than receivables that represent the obligations of prime credit obligors.

Receivable Origination Channels

SCUSA primarily originated the receivables by purchasing motor vehicle installment sales contracts from dealers pursuant to a dealer agreement between SCUSA and the dealer. In addition, SCUSA originated some of the receivables (i) directly from the obligor through its “RoadLoans” direct lending platform and (ii) through pass-through arrangements in place with third parties. As discussed above, SCUSA also acquires receivables from time to time from third parties.

Each dealer agreement, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor.

Under the “RoadLoans” program, SCUSA originates loans through applications submitted electronically over the internet. If a “RoadLoans” application is approved under SCUSA’s credit guidelines, the applicant is provided a loan packet including a note and security agreement. The completed packet is submitted by the dealer (or, in some cases, by the obligor) and verified against SCUSA’s credit and pricing guidelines prior to funding.

Under the pass-through arrangements, applications are directed to SCUSA who may approve the application for funding. In most cases, these “pass-through” receivables are underwritten using the same processes and decision models as other types of receivables originated by SCUSA, although the specific underwriting criteria and contract terms may vary among programs. In some cases, SCUSA funds the loan to the related obligor directly, while in other cases, the related pass-through counterparty funds the loan at closing and sells it to SCUSA the following day.

Underwriting

Credit underwriters structured some of the receivables originated by SCUSA individually depending upon the risk profile of the obligor, with particular emphasis on the following underwriting criteria: (i) collateral type and quality; (ii) loan to value ratio (“LTV”); (iii) cash down payment; (iv) affordability measures (payment to income ratio and debt to income ratio and minimum income and maximum payment amount); (v) obligor stability; and (vi) term. Receivables originated by SCUSA generally are approved based upon its pricing and origination guidelines. However, under the underwriting policy, underwriters have limited ability to approve exceptions to the guidelines. Exceptions to credit policies and authorities must be approved by designated individuals with appropriate credit authority. Additionally, the sponsor’s centralized credit risk management department monitors exceptions. Adjusting the fees or rates helps to offset the additional risk and compensates for exceptions in order to maintain profit objectives.

Credit Risk Management

Overview

SCUSA’s credit risk management department monitored origination activities and portfolio performance and supported senior operations management with respect to the origination of the receivables originated by SCUSA. The department monitored and analyzed loan applicant and credit bureau data, credit score information, loan structures and pricing terms. The department was also responsible for developing SCUSA’s credit scorecards, pricing models and monitoring their performance.

SCUSA’s credit risk management department monitored portfolio performance at a variety of levels including total company, market and dealer. The analysis of the results were the basis for ongoing changes to origination strategies including credit policy, risk-based pricing programs and eventual changes to the scoring model. The department also monitored adherence to underwriting guidelines.

Credit Scoring and Loss Forecasting

SCUSA utilized a proprietary credit scoring model to support the credit decision process and to differentiate applicant credit risk with respect to the origination of the receivables originated by SCUSA. Based on this risk-ranking, SCUSA determined the expected default rate for each applicant and was able to rank order credit risk accordingly, which enabled SCUSA to evaluate credit applications for approval and tailor loan pricing and structure. SCUSA’s credit scoring model was developed utilizing a statistical analysis of consumer origination data, pooled data purchased from the national credit bureaus and subsequent portfolio performance for SCUSA.

SCUSA’s credit scoring model considered data contained in the applicant’s credit application and credit bureau report as well as the structure of the proposed receivable and produced a statistical assessment of these attributes. This assessment was used to segregate applicant risk profiles and determine whether risk was acceptable and the price SCUSA should charge for that risk. SCUSA’s credit scorecards were monitored through comparison of actual versus projected performance by score. While SCUSA employed a credit scoring model in the credit approval process, credit scoring does not eliminate credit risk.

In addition to generating a credit score, SCUSA also generated a proprietary loss forecasting score for each funded loan. The proprietary loss forecasting score was used by SCUSA to further assess the probability that a funded loan will default, and was based on the data used under SCUSA’s credit scoring model as well as final loan structure, pricing terms, and additional risk factors and attributes that SCUSA’s credit risk management department considered relevant in the development of SCUSA’s proprietary loss forecasting model.

Pricing Model

SCUSA utilized a proprietary pricing model to develop risk-based pricing program and credit policy. These pricing models allowed SCUSA to underwrite loans that met minimum profit thresholds by considering various inputs including credit scores, collateral quality and various expenses.

Funding

In the case of indirect originations by SCUSA, contract packages were sent by the dealers to SCUSA. Key documentation was scanned to create electronic images and electronically forwarded to that originator’s centralized receivable processing department. The original documents were subsequently sent to an outsourced storage location and stored in a fire resistant vault. Upon electronic receipt of contract documentation, the receivable processing department reviewed the contract packages for proper documentation and regulatory compliance and completed the entry of information into SCUSA’s loan accounting system.

When SCUSA received a completed application through its RoadLoans program, SCUSA performed a series of procedures designed (i) to substantiate the accuracy of information critical to SCUSA’s credit decision and (ii) to confirm that any documentation required complied with SCUSA’s underwriting criteria and state and consumer statutes and regulations.

Once cleared for funding, the funds were transferred, electronically or via check, to the dealer. Upon funding of the receivable, SCUSA acquired a perfected security interest in the motor vehicle that was financed.

THE SERVICER

SCUSA will be the servicer. SCUSA, as successor to Drive FS and FirstCity Funding, has been servicing sub-prime motor vehicle installment sale contracts since 1997. In addition, SCUSA has acted as servicer for over 30 securitizations of sub-prime motor vehicle retail installment sale contracts sponsored by SCUSA since the first quarter of 1998, as well as 15 acquired securitizations. SCUSA also services contracts for third parties.

See “The Transfer Agreements and the Administration Agreement—Collection and Other Servicing Procedures” in this prospectus supplement and “The Transaction Documents” in the accompanying prospectus which describes other obligations of the servicer under the sale and servicing agreement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates and are all direct and indirect subsidiaries of Banco Santander, S.A.: the depositor, Santander Investment Securities Inc., as one of the underwriters, and SCUSA, as servicer, as sponsor and as administrator. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of the other. An affiliate of one of the underwriters is the indenture trustee.

THE RECEIVABLES POOL

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date.

As of the cut-off date, each receivable:

•	had an original term to maturity not more than 72 months;

•	had a remaining term of at least 1 month and not more than 72 months;

•	was related to the purchase or refinancing of a new or used automobile, light-duty truck or van;

•	had a contract rate of not less than 1.00%;

•	had a remaining principal balance of at least $500;

•	was not more than 30 days past due;

•	was originated in the U.S. and was not identified on the records of the servicer as being subject to any pending bankruptcy proceeding; and

•	satisfies the other criteria set forth under “The Receivables” in the accompanying prospectus.

As of the cut-off date, approximately 1.72% of the Pool Balance was comprised of receivables originated on the basis of loan applications received over the Internet under the “Road Loans” program. All of the receivables (including all of the Internet receivables) were underwritten by the applicable originator in accordance with its respective underwriting standards. See “The Originators” in this prospectus supplement and “Servicing by SCUSA” in the accompanying prospectus.

As of the cut-off date, approximately 77.24% of the Pool Balance was comprised of receivables originated by SCUSA, approximately 0.94% of the Pool Balance was comprised of receivables originated by Triad, approximately 19.45% of the Pool Balance was comprised of receivables originated by CFA Ltd. and approximately 2.37% of the Pool Balance was comprised of receivables originated by HSBC. All of the receivables are Simple

Interest Receivables. See “The Receivables—Calculation Methods” in the accompanying prospectus and “The Originators—Receivables and Calculation Methods” in this prospectus supplement.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

Exceptions to Underwriting Criteria

Receivables originated under SCUSA’s underwriting guidelines are approved based on either (i) a system-driven origination process defined by SCUSA’s credit policy, (ii) a credit underwriter applying SCUSA’s system-driven credit policy in conjunction with a non-discretionary, risk adjusted pricing model or (iii) the authority of a credit underwriter. SCUSA’s centralized credit and originations department monitors all applications approved by a credit underwriter and actively manages that rate of approval to defined tolerances and limits.

As described in “The Originators – Underwriting” and “The Originators – Credit Risk Management”, the majority of the receivables originated by SCUSA are approved based on pricing and origination guidelines involving a complex, system-driven process. This system-driven process controls the credit decision and approval process without any credit underwriter discretion. SCUSA’s overall credit policy takes into account multiple factors, including but not limited to (i) LTV; (ii) affordability measures, such as payment to income ratio and debt to income ratio, minimum income and maximum payment amount; (iii) amount of cash down payment; and (iv) collateral type and quality, such as vehicle age and mileage.

Under SCUSA’s underwriting guidelines, credit underwriters may, from time to time, approve contracts based on the system-driven process in conjunction with a non-discretionary risk adjusted pricing model. As of the cut-off date, 3,094 receivables having an aggregate principal balance of $54,271,404.19 (approximately 8.20% of the principal balance of receivables for which underwriting data was available), were approved by a credit underwriter based on the system-driven process in conjunction with the non-discretionary, risk adjusted pricing model.

Additionally, under SCUSA’s underwriting guidelines, credit underwriters also have the appropriate authority to approve contracts with exceptions from the credit policies. As of the cut-off date, 1,269 receivables, having an aggregate principal balance of $19,113,725.76, (approximately 2.89% of the principal balance of receivables for which underwriting data was available), were exceptions approved by the decision of a credit underwriter with the appropriate authority. With respect to the receivables in the pool that were exceptions approved by credit underwriters, as of the cut-off date, (i) 637 receivables (approximately 1.41% of the principal balance of receivables for which underwriting data was available) had exceptions relating to the LTV; (ii) 284 receivables (approximately 0.72% of the principal balance of receivables for which underwriting data was available) had exceptions relating to affordability measures; (iii) 4 receivables (approximately 0.01% of the principal balance of receivables for which underwriting data was available) had exceptions relating to the amount of cash down payment; (iv) 251 receivables (approximately 0.54% of the principal balance of receivables for which underwriting data was available) had exceptions relating to collateral type and quality; and (v) 93 receivables (approximately 0.21% of the principal balance of receivables for which underwriting data was available) had other exceptions that SCUSA believes are not material.

As of the cut-off date, underwriting data is unavailable for approximately 22.76% of the principal balance of the receivables, comprising the receivables originated by Triad, HSBC and CFA Ltd. or originated through a pass-through arrangement by CFA Ltd. As described under “The Originators”, these receivables were acquired by SCUSA in 2008, 2009 and 2010, as applicable, after the receivables had been originated by the related originator or through the pass-through arrangement. At the time of these acquisitions, SCUSA performed the procedures described under “The Originators.” However, Triad, HSBC and CFA Ltd. did not give SCUSA the detailed information necessary to determine whether the related receivables in the pool had been originated in compliance with the related originator’s underwriting guidelines or whether they were originated with exceptions. SCUSA did not re-underwrite the receivables originated by Triad, HSBC and CFA Ltd. in connection with the related acquisition.

SCUSA determined that the receivables described above should be included in the pool, despite the lack of available underwriting data or having been originated outside of or as an exception to the credit policies based on credit underwriter approval. SCUSA elected to include those receivables because SCUSA’s practice is to securitize all eligible assets in its portfolio using selection procedures that were not known or intended by SCUSA to be adverse to the issuing entity. In addition, the information relating to delinquency, repossession and credit loss experience set forth in “The Receivables Pool– Delinquencies, Repossessions and Credit Losses” and the securitized pool performance discussed in “The Receivables Pool – Information About Certain Previous Securitizations” is reflective of all receivables originated and acquired by SCUSA.

Pool Stratifications

The composition, distribution by annual percentage rate, model year, original term to maturity, remaining term to maturity, original amount financed, loan-to-value ratio, FICO® score, loss forecasting score, current principal balance, vehicle make and original mileage, and geographic distribution by state of the obligor, in each case of the receivables as of the cut-off date, are set forth in the tables below.

Composition of the Pool of Receivables

As of the Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$178,548,585.60	$678,612,575.83	$857,161,161.43
Number of Receivables	8,880	47,196	56,076
Percentage of Aggregate Outstanding Principal Balance	20.83%	79.17%	100.00%
Average Outstanding Principal Balance	$20,106.82	$14,378.60	$15,285.70
Range of Outstanding Principal Balances	$510.28 to $45,751.38	$501.54 to $52,491.91	$501.54 to $52,491.91
Weighted Average Contract Rate(1)	14.95%	17.98%	17.35%
Range of Contract Rates	1.61% to 27.99%	1.06% to 27.99%	1.06% to 27.99%
Weighted Average Remaining Term(1)	61 months	60 months	61 months
Range of Remaining Terms	1 month to 72 months	1 month to 72 months	1 month to 72 months
Weighted Average Original Term(1)	72 months	68 months	69 months
Range of Original Terms	30 months to 72 months	18 months to 72 months	18 months to 72 months

(1)	Weighted by outstanding principal balance as of the cut-off date.

Distribution of the Pool of Receivables

By Loan-to-Value Ratio

As of the Cut-off Date

LTV Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than 100%	12,930	23.06%	$188,740,511.62	22.02%
100% - 109.99%	10,356	18.47	160,653,862.56	18.74
110% - 119.99%	13,352	23.81	201,683,872.30	23.53
120% - 129.99%	9,517	16.97	146,361,369.47	17.08
130% - 139.99%	6,357	11.34	102,738,881.85	11.99
140% - 149.99%	2,669	4.76	43,093,858.66	5.03
150% and greater	895	1.60	13,888,804.97	1.62

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)

LTV for receivables originated by SCUSA is calculated using total amount financed, which may include taxes, title fees and ancillary products, over the book value of the financed vehicle. Book value is determined by SCUSA in accordance with its origination policy, and no assurance can be given that the book value is reflective of the value of the financed vehicle at any time. LTV for receivables acquired by SCUSA from HSBC, Triad and CFA Ltd. were calculated based solely on the applicable originator’s definition and methodology, and no assurance can be given that the value assigned by the applicable orginator to the related financed vehicle is reflective of the value of that financed vehicle at any time.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By FICO® Score

As of the Cut-off Date

FICO® Score(1) Range	Percentage of Total Aggregate Outstanding Principal Balance
500 and lower	16.48%
501 - 550	18.09
551 - 600	28.20
601 - 650	23.67
651 and higher	13.55

Total	100.00%

(1)

FICO® is a federally registered trademark of Fair, Isaac & Company. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. FICO® scores are unavailable for some receivables which are not included in the table above. Since these receivables are not included in the percentages above, the Total Aggregate Outstanding Principal Balance upon which the percentages above are based may be less than the Pool Balance. See “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus supplement.

Distribution of the Pool of Receivables

By Loss Forecasting Score

As of the Cut-off Date

SCUSA Loss Forecasting Score(1)	Percentage of Total Aggregate Outstanding Principal Balance
450 and lower	3.94%
451 – 550	33.54
551 – 650	49.20
651 – 750	13.03
751 and higher	0.30

Total	100.00%

(1)

The loss forecasting score is a proprietary score used by SCUSA. Under SCUSA’s scoring model, a loss forecasting score ranges from 1 to 999, with a score of 1 indicating a very high predicted likelihood of loss and a score of 999 indicating a very low predicted likelihood of loss. The range of scores for SCUSA’s proprietary loss forecasting system is not comparable to a score from a credit bureau or a FICO® score. Further, a loss forecasting score may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus supplement.

Distribution of the Pool of Receivables

By Annual Percentage Rates

As of the Cut-off Date

Annual Percentage Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1.001% - 2.000%	9	0.02%	$80,190.88	0.01%
2.001% - 3.000%	4	0.01	48,066.39	0.01
3.001% - 4.000%	21	0.04	272,600.32	0.03
4.001% - 5.000%	24	0.04	332,023.12	0.04
5.001% - 6.000%	93	0.17	811,590.66	0.09
6.001% - 7.000%	156	0.28	3,106,151.35	0.36
7.001% - 8.000%	378	0.67	7,432,465.67	0.87
8.001% - 9.000%	788	1.41	16,083,383.78	1.88
9.001% - 10.000%	1,586	2.83	31,565,884.83	3.68
10.001% - 11.000%	2,753	4.91	51,615,683.76	6.02
11.001% - 12.000%	2,453	4.37	41,511,336.98	4.84
12.001% - 13.000%	2,732	4.87	44,703,103.39	5.22
13.001% - 14.000%	3,123	5.57	48,414,169.22	5.65
14.001% - 15.000%	3,232	5.76	49,851,043.22	5.82
15.001% - 16.000%	3,386	6.04	49,923,672.15	5.82
16.001% - 17.000%	3,471	6.19	51,810,289.97	6.04
17.001% - 18.000%	6,840	12.20	104,310,389.71	12.17
18.001% - 19.000%	2,856	5.09	41,671,869.21	4.86
19.001% - 20.000%	3,101	5.53	45,647,830.86	5.33
20.001% - 21.000%	4,738	8.45	70,736,478.27	8.25
21.001% - 22.000%	3,086	5.50	45,185,249.34	5.27
22.001% - 23.000%	1,243	2.22	17,549,154.26	2.05
23.001% - 24.000%	2,144	3.82	30,186,166.65	3.52
24.001% - 25.000%	5,290	9.43	72,930,586.69	8.51
25.001% - 26.000%	2,505	4.47	30,677,297.70	3.58
26.001% - 27.000%	21	0.04	208,967.56	0.02
27.001% - 28.000%	43	0.08	495,515.49	0.06

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Geographic Distribution of the Pool of Receivables

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	8,936	15.94%	$144,271,378.49	16.83%
Florida	5,271	9.40	79,627,917.67	9.29
California	4,210	7.51	65,536,112.20	7.65
North Carolina	3,264	5.82	50,973,543.28	5.95
Georgia	2,681	4.78	42,485,484.54	4.96
Pennsylvania	2,385	4.25	31,336,176.08	3.66
Louisiana	1,714	3.06	28,182,300.68	3.29
Alabama	1,743	3.11	27,589,944.46	3.22
South Carolina	1,730	3.09	26,395,758.30	3.08
Illinois	1,745	3.11	26,172,240.90	3.05
Ohio	1,855	3.31	26,028,843.35	3.04
Tennessee	1,529	2.73	23,171,972.37	2.70
Virginia	1,371	2.44	20,807,794.96	2.43
Maryland	1,369	2.44	19,663,439.06	2.29
Mississippi	1,192	2.13	19,031,744.30	2.22
Michigan	1,126	2.01	17,271,672.31	2.01
Arizona	1,112	1.98	17,150,556.19	2.00
Oklahoma	979	1.75	16,148,784.47	1.88
Indiana	1,112	1.98	15,861,607.37	1.85
New Jersey	916	1.63	13,805,932.15	1.61
Kentucky	871	1.55	13,402,730.97	1.56
New York	887	1.58	12,950,721.03	1.51
Missouri	960	1.71	12,844,491.00	1.50
Nevada	752	1.34	11,982,334.71	1.40
Arkansas	580	1.03	8,973,641.40	1.05
Colorado	603	1.08	8,840,535.77	1.03
Other(3)	5,183	9.24	76,653,503.42	8.94

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Based on the state of residence of the obligor on the receivables.
(2)	Sum of percentages may not equal 100% due to rounding.
(3)	Other represents those Obligors whose state of residence comprises less than 1.00% of the total aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Model Year of Financed Vehicles

As of the Cut-off Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
2000 and earlier	44	0.08%	$190,926.35	0.02%
2001	143	0.26	700,098.15	0.08
2002	566	1.01	3,876,174.03	0.45
2003	1,221	2.18	9,407,770.79	1.10
2004	2,719	4.85	25,993,191.69	3.03
2005	5,166	9.21	56,341,454.23	6.57
2006	7,235	12.90	90,218,860.85	10.53
2007	8,149	14.53	115,812,049.28	13.51
2008	9,116	16.26	143,283,834.38	16.72
2009	5,590	9.97	91,992,872.31	10.73
2010	8,029	14.32	138,446,690.87	16.15
2011	3,870	6.90	80,635,628.55	9.41
2012	4,228	7.54	100,261,609.95	11.70

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Term to Scheduled Maturity

As of the Cut-off Date

	0000000000	0000000000	0000000000	0000000000
Original Term to Scheduled Maturity (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
18 - 24	16	0.03%	$82,709.17	0.01%
25 - 36	753	1.34	7,026,647.26	0.82
37 - 48	3,449	6.15	38,084,139.92	4.44
49 - 60	8,994	16.04	101,285,824.34	11.82
61 - 72	42,864	76.44	710,681,840.74	82.91

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Remaining Term to Scheduled Maturity

As of the Cut-off Date

Remaining Term to Scheduled Maturity (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 6	782	1.39%	$2,041,208.38	0.24%
7 - 12	1,198	2.14	5,712,255.54	0.67
13 - 18	1,678	2.99	11,204,234.48	1.31
19 - 24	1,329	2.37	12,187,340.65	1.42
25 - 30	2,253	4.02	24,769,789.71	2.89
31 - 36	3,410	6.08	40,024,694.83	4.67
37 - 42	2,027	3.61	24,254,642.39	2.83
43 - 48	5,665	10.10	71,311,818.27	8.32
49 - 54	4,163	7.42	64,895,406.82	7.57
55 - 60	5,419	9.66	77,201,922.19	9.01
61 - 66	1,231	2.20	21,070,731.53	2.46
67 - 72	26,921	48.01	502,487,116.64	58.62

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables by Original Amount Financed

As of the Cut-off Date

Original Amount Financed	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01 - $5,000.00	78	0.14%	$326,171.76	0.04%
$5,000.01 - $7,500.00	863	1.54	5,063,614.12	0.59
$7,500.01 - $10,000.00	3,159	5.63	24,764,541.11	2.89
$10,000.01 - $12,500.00	6,887	12.28	68,755,877.78	8.02
$12,500.01 - $15,000.00	10,132	18.07	123,424,856.22	14.40
$15,000.01 - $17,500.00	10,539	18.79	150,285,090.82	17.53
$17,500.01 - $20,000.00	8,154	14.54	132,383,261.22	15.44
$20,000.01 - $22,500.00	5,632	10.04	103,063,102.15	12.02
$22,500.01 - $25,000.00	3,783	6.75	76,883,200.62	8.97
$25,000.01 - $27,500.00	2,708	4.83	60,862,429.35	7.10
$27,500.01 - $30,000.00	1,616	2.88	39,390,703.28	4.60
$30,000.01 - $32,500.00	1,068	1.90	28,201,324.07	3.29
$32,500.01 - $35,000.00	631	1.13	17,945,186.30	2.09
$35,000.01 - $37,500.00	381	0.68	11,218,002.82	1.31
$37,500.01 - $40,000.00	229	0.41	7,264,370.74	0.85
$40,000.01 - $42,500.00	107	0.19	3,501,152.28	0.41
$42,500.01 - $45,000.00	64	0.11	2,223,023.75	0.26
$45,000.01 - $47,500.00	24	0.04	830,458.05	0.10
$47,500.01 - $50,000.00	14	0.02	506,702.67	0.06
$50,000.01 and greater	7	0.01	268,092.32	0.03

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables by Vehicle Make

As of the Cut-off Date

Vehicle Make	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Dodge	7,766	13.85%	$131,305,906.94	15.32%
Chevrolet	8,948	15.96	127,789,294.84	14.91
Ford	6,106	10.89	88,295,211.35	10.3
Nissan	5,085	9.07	80,341,439.96	9.37
Toyota	3,548	6.33	54,874,665.87	6.40
Chrysler	3,328	5.93	49,057,563.84	5.72
Kia	2,781	4.96	42,080,608.30	4.91
Jeep	2,341	4.17	38,030,562.37	4.44
Honda	2,129	3.8	33,126,027.52	3.86
Hyundai	2,291	4.09	31,843,250.27	3.71
Mazda	1,267	2.26	18,657,991.96	2.18
GMC	969	1.73	16,166,314.51	1.89
Pontiac	1,228	2.19	13,647,404.86	1.59
Volkswagen	891	1.59	13,643,966.34	1.59
Cadillac	650	1.16	11,730,140.65	1.37
BMW	545	0.97	10,815,675.45	1.26
Mercedes-Benz	530	0.95	10,739,681.97	1.25
Mitsubishi	776	1.38	10,707,923.11	1.25
Other(2)	4,897	8.73	74,307,531.32	8.67

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	“Other” represents other vehicle makes which individually comprise less than 1.00% of the total aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables by Current Principal Balance

As of the Cut-off Date

Current Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $5,000.00	2,353	4.20%	$7,513,327.30	0.88%
$5,000.01 - $10,000.00	8,849	15.78	70,266,641.77	8.20
$10,000.01 - $15,000.00	17,922	31.96	226,870,604.06	26.47
$15,000.01 - $20,000.00	15,505	27.65	267,547,023.59	31.21
$20,000.01 - $25,000.00	7,044	12.56	155,842,267.63	18.18
$25,000.01 - $30,000.00	2,904	5.18	78,555,704.90	9.16
$30,000.01 - $35,000.00	1,089	1.94	34,932,571.64	4.08
$35,000.01 - $40,000.00	329	0.59	12,142,589.71	1.42
$40,000.01 - $45,000.00	66	0.12	2,773,121.53	0.32
$45,000.01 - $50,000.00	12	0.02	562,122.96	0.07
$50,000.01 and greater	3	0.01	155,186.34	0.02

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables By Original Mileage

As of the Cut-off Date

Original Mileage	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 5,000	9,228	16.46%	$184,355,513.68	21.51%
5,001 - 10,000	996	1.78	16,504,042.35	1.93
10,001 - 15,000	1,458	2.60	23,122,719.32	2.70
15,001 - 20,000	2,010	3.58	30,831,728.50	3.60
20,001 - 25,000	2,511	4.48	38,900,598.43	4.54
25,001 - 30,000	3,280	5.85	50,319,779.51	5.87
30,001 - 35,000	4,550	8.11	69,242,238.97	8.08
35,001 - 40,000	5,213	9.30	78,571,549.72	9.17
40,001 - 45,000	4,780	8.52	69,874,927.79	8.15
45,001 - 50,000	4,188	7.47	60,701,522.37	7.08
50,001 - 55,000	3,646	6.50	52,470,403.67	6.12
55,001 - 60,000	3,590	6.40	51,959,923.09	6.06
60,001 - 65,000	2,517	4.49	32,969,810.34	3.85
65,001 - 70,000	2,398	4.28	31,437,606.12	3.67
70,001 - 75,000	1,630	2.91	19,604,821.26	2.29
75,001 - 80,000	1,434	2.56	16,937,988.36	1.98
80,001 - 85,000	1,029	1.84	11,712,433.52	1.37
85,001 - 90,000	918	1.64	10,458,654.57	1.22
90,001 and greater	700	1.25	7,184,899.86	0.84

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Delinquencies, Repossessions and Credit Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to (i) all receivables originated by SCUSA and (ii) certain receivables serviced by SCUSA that were classified by SCUSA in its “sub-prime” category. SCUSA’s classification of receivables in the “sub-prime” category of receivables is based on a number of factors and changes from time to time. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

The information in the following tables includes the experience with respect to any receivables originated by HSBC, CFA Ltd. and Triad, but the tables do not reflect delinquency, repossession and credit loss experience with respect to HSBC-, CFA Ltd.- or Triad-originated receivables prior to the respective dates on which those receivables were converted to SCUSA’s servicing system. Although SCUSA originates and services receivables classified at origination in the “prime” category, this segment of SCUSA’s portfolio is excluded from the following tables. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

Delinquency Experience

	As of December 31,
	2011		2010		2009		2008		2007
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$14,825,760,426		$14,801,346,191		$6,851,476,014		$6,111,617,708		$4,903,558,958
Delinquencies(1)(2)
31-60 days	$1,282,162,670	8.65%	$1,413,033,239	9.55%	$1,014,888,215	14.81%	$965,586,077	15.80%	$771,999,712	15.74%
61-90 days	$463,304,640	3.12%	$423,102,496	2.86%	$352,370,851	5.14%	$308,051,147	5.04%	$216,677,347	4.42%
91 days & over	$202,988,963	1.37%	$172,827,527	1.17%	$161,419,487	2.36%	$164,586,017	2.69%	$124,771,722	2.54%
Total 31+ Delinquencies(3)	$1,948,456,273	13.14%	$2,008,963,262	13.57%	$1,528,678,553	22.31%	$1,438,223,241	23.53%	$1,113,448,781	22.71%
Total 61+ Delinquencies(3)	$666,293,603	4.49%	$595,930,023	4.03%	$513,790,337	7.50%	$472,637,164	7.73%	$341,449,069	6.96%

(1)

The servicer considers a receivable delinquent when an obligor fails to make at least 50% of the scheduled payment by the due date; however, a receivable is not considered current if the obligor makes partial payments on two consecutive due dates. The period of delinquency is based on the number of days payments are contractually past due.

(2)	Delinquencies include bankruptcies and repossessions.
(3)	The sum of the delinquencies may not equal the Total 31+ Delinquencies and Total 61+ Delinquencies due to rounding.

Credit Loss Experience

	For the year ended December 31,
	2011	2010	2009	2008	2007
Principal Outstanding at Period End	$14,825,760,426	$14,801,346,191	$6,851,476,014	$6,111,617,708	$4,903,558,958
Average Principal Outstanding During the Period	$14,876,162,509	$10,151,152,776	$5,864,756,014	$5,824,797,894	$4,262,940,537
Number of Receivables Outstanding at Period End	1,237,215	1,281,917	560,590	441,575	348,476
Average Number of Receivables Outstanding During the Period	1,256,894	865,571	443,758	415,948	308,204
Number of Repossessions(1)	123,028	94,246	50,189	63,122	42,944
Number of Repossessions as a Percent of Average Number of Receivables Outstanding	9.79%	10.89%	11.31%	15.18%	13.93%
Net Losses	$853,703,923	$655,201,060	$757,948,708	$725,652,348	$464,029,618
Net Losses as a Percent of Average Principal Amount Outstanding	5.74%	6.45%	12.92%	12.46%	10.89%

(1)	Repossessions are net of redemptions. The number of repossessions includes repossessions from the outstanding portfolio and from accounts already charged-off.

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transaction Documents” in the accompanying prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables. The servicer considers a receivable delinquent when an obligor fails to make at least 50% of the scheduled payment by the due date. However, a receivable is not considered current if the obligor makes partial payments on two consecutive due dates. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the pool were delinquent by 30 days or more.

	$000,000,000,000,0	$000,000,000,000,0	$000,000,000,000,0	$000,000,000,000,0
Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Delinquent no more than once for 30-59 days(1)	46,456	82.84%	$743,561,499.53	86.75%
Delinquent more than once for 30-59 days but never for 60 days or more	4,347	7.75	54,462,084.28	6.35
Delinquent at least once for 60 days or more	5,273	9.40	59,137,577.62	6.90

Total	56,076	100.00%	$857,161,161.43	100.00%

(1)	Delinquent no more than once for 30-59 days represent accounts that were never delinquent or were delinquent 1 time but never exceeded 59 days past due.
(2)	Sum of percentages may not equal 100% due to rounding.

Information About Certain Previous Securitizations

The Internet web site found at www.santanderconsumerusa.com/investors/SDART-2012-2.aspx, which we refer to as the “static pool website,” sets forth in tabular format static pool information regarding delinquencies, cumulative losses and prepayments for securitized pools of receivables originated by SCUSA, including as successor to Drive FS. The static pool website does not include information regarding securitized pools of receivables originated by CFA Ltd., Triad or HSBC. This static pool information is presented for the securitized pool in each prior securitization sponsored by SCUSA, including as successor to Drive FS, during at least the last five years. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools described above may vary somewhat from the characteristics of the receivables in this receivables pool.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior receivables securitization transactions sponsored by SCUSA, including as successor to Drive FS, will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

The static pool website includes the following summary information for each of the actual securitized pools:

•	number of pool assets;

•	original pool balance;

•	average initial loan balance;

•	weighted average interest rate;

•	weighted average original term;

•	weighted average remaining term;

•	minimum credit bureau score, maximum credit bureau score and weighted average credit bureau score;

•	product type (new/used);

•	distribution of receivables by interest rate; and

•	geographic distribution of receivables.

The information on the static pool website will be unrestricted as to access and free of charge. The information described above will remain on the static pool website for a period of not less than five years from the date of this prospectus supplement. If a subsequent update or change is made to that information, the date of that update or change will be clearly indicated on the static pool website.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding the receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, SCUSA identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by SCUSA senior management to ensure the accuracy of such descriptions. SCUSA also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. SCUSA officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, SCUSA employees performed a review of the Rule 193 Information to confirm that the receivables in the pool satisfied the criteria set forth in the second paragraph under “The Receivables Pool” in this prospectus supplement. Statistical information relating to the receivables was recalculated using data tapes containing information from SCUSA’s information systems, which includes databases containing certain attributes of the receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of SCUSA’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated receivables complied with underwriting guidelines. In addition, 150 receivable files were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tapes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Repurchases and Replacements

No assets securitized by SCUSA were the subject of a demand to repurchase or replace for breach of the representations and warranties during the period from January 1, 2011 to December 31, 2011. Please refer to the

Form ABS-15G filed by SCUSA on February 14, 2012 for additional information. The CIK number of SCUSA is 0001540151.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal balances of the notes and the weighted average life of the notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds six pools of receivables with the following characteristics:

	$000,000,000,000	$000,000,000,000	$000,000,000,000	$000,000,000,000	$000,000,000,000
Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$7,753,463.92	17.448%	February 29, 2012	65	8
2	$23,391,575.13	16.279%	February 29, 2012	67	19
3	$64,794,484.54	16.092%	February 29, 2012	66	32
4	$95,566,460.66	17.664%	February 29, 2012	62	45
5	$142,097,329.01	17.035%	February 29, 2012	66	56
6	$523,557,848.17	17.574%	February 29, 2012	72	71

Total	$857,161,161.43

•

all prepayments on the receivables each month are made in full on the last day of each month (and include 30 days of interest) at the specified constant percentage of ABS commencing in March 2012 and there are no defaults, losses or repurchases;

•

interest accrues on the notes at the following per annum coupon rates: Class A-1 notes, 0.37225%; Class A-2 notes, 1.29%; Class A-3 notes, 1.55%; Class B notes, 2.55%; Class C notes, 3.62%; Class D notes, 5.00%; and Class E notes, 6.97%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in March 2012 and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the initial Note Balances set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing April 15, 2012 and on the 15th calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on the closing date of March 21, 2012;

•	the servicing fee will be 3.00% per annum, the indenture trustee fee and owner trustee fee, in the aggregate, equal $8,333.33 monthly, and all other fees and expenses equal zero;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•

the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial Note Balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	83.36%	79.95%	75.47%	60.08%
May 15, 2012	67.01%	60.34%	51.68%	27.00%
June 15, 2012	50.75%	40.99%	28.45%	2.06%
July 15, 2012	34.59%	21.89%	5.78%	0.00%
August 15, 2012	18.53%	4.15%	0.00%	0.00%
September 15, 2012	8.63%	0.00%	0.00%	0.00%
October 15, 2012	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.29	0.24	0.20	0.14
Weighted Average Life (Years) to Maturity	0.29	0.24	0.20	0.14

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	87.79%
August 15, 2012	100.00%	100.00%	93.04%	78.66%
September 15, 2012	100.00%	96.05%	85.35%	69.97%
October 15, 2012	99.79%	89.88%	77.83%	61.43%
November 15, 2012	94.85%	83.77%	70.50%	53.04%
December 15, 2012	90.21%	77.96%	63.38%	44.81%
January 15, 2013	85.56%	72.20%	56.38%	36.74%
February 15, 2013	80.90%	66.48%	49.50%	28.84%
March 15, 2013	76.23%	60.81%	42.76%	21.11%
April 15, 2013	71.56%	55.19%	36.15%	13.55%
May 15, 2013	66.87%	49.62%	29.68%	6.17%
June 15, 2013	62.18%	44.09%	23.34%	0.00%
July 15, 2013	57.48%	38.62%	17.15%	0.00%
August 15, 2013	52.77%	33.19%	11.10%	0.00%
September 15, 2013	48.05%	27.83%	5.20%	0.00%
October 15, 2013	43.33%	22.51%	0.00%	0.00%
November 15, 2013	38.98%	17.53%	0.00%	0.00%
December 15, 2013	34.62%	12.59%	0.00%	0.00%
January 15, 2014	30.25%	7.70%	0.00%	0.00%
February 15, 2014	25.88%	2.86%	0.00%	0.00%
March 15, 2014	21.50%	0.00%	0.00%	0.00%
April 15, 2014	17.11%	0.00%	0.00%	0.00%
May 15, 2014	12.72%	0.00%	0.00%	0.00%
June 15, 2014	8.31%	0.00%	0.00%	0.00%
July 15, 2014	3.91%	0.00%	0.00%	0.00%
August 15, 2014	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.50	1.20	0.95	0.74
Weighted Average Life (Years) to Maturity	1.50	1.20	0.95	0.74

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

	$00000,0000	$00000,0000	$00000,0000	$00000,0000
Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	96.43%
July 15, 2013	100.00%	100.00%	100.00%	72.10%
August 15, 2013	100.00%	100.00%	100.00%	50.72%
September 15, 2013	100.00%	100.00%	100.00%	29.73%
October 15, 2013	100.00%	100.00%	98.11%	9.15%
November 15, 2013	100.00%	100.00%	78.61%	0.00%
December 15, 2013	100.00%	100.00%	59.49%	0.00%
January 15, 2014	100.00%	100.00%	40.77%	0.00%
February 15, 2014	100.00%	100.00%	22.45%	0.00%
March 15, 2014	100.00%	93.27%	4.55%	0.00%
April 15, 2014	100.00%	76.81%	0.00%	0.00%
May 15, 2014	100.00%	60.53%	0.00%	0.00%
June 15, 2014	100.00%	44.43%	0.00%	0.00%
July 15, 2014	100.00%	28.53%	0.00%	0.00%
August 15, 2014	98.24%	12.82%	0.00%	0.00%
September 15, 2014	82.91%	0.00%	0.00%	0.00%
October 15, 2014	67.55%	0.00%	0.00%	0.00%
November 15, 2014	52.18%	0.00%	0.00%	0.00%
December 15, 2014	38.97%	0.00%	0.00%	0.00%
January 15, 2015	25.74%	0.00%	0.00%	0.00%
February 15, 2015	12.48%	0.00%	0.00%	0.00%
March 15, 2015	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.72	2.25	1.82	1.45
Weighted Average Life (Years) to Maturity	2.72	2.25	1.82	1.45

Percent of the Initial Note Balance at Various ABS Percentages

Class B Notes

	$00000,0000	$00000,0000	$00000,0000	$00000,0000
Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	100.00%
July 15, 2013	100.00%	100.00%	100.00%	100.00%
August 15, 2013	100.00%	100.00%	100.00%	100.00%
September 15, 2013	100.00%	100.00%	100.00%	100.00%
October 15, 2013	100.00%	100.00%	100.00%	100.00%
November 15, 2013	100.00%	100.00%	100.00%	89.42%
December 15, 2013	100.00%	100.00%	100.00%	70.47%
January 15, 2014	100.00%	100.00%	100.00%	51.94%
February 15, 2014	100.00%	100.00%	100.00%	33.83%
March 15, 2014	100.00%	100.00%	100.00%	16.15%
April 15, 2014	100.00%	100.00%	87.60%	0.00%
May 15, 2014	100.00%	100.00%	71.24%	0.00%
June 15, 2014	100.00%	100.00%	55.31%	0.00%
July 15, 2014	100.00%	100.00%	39.82%	0.00%
August 15, 2014	100.00%	100.00%	24.77%	0.00%
September 15, 2014	100.00%	97.41%	10.18%	0.00%
October 15, 2014	100.00%	82.73%	0.00%	0.00%
November 15, 2014	100.00%	68.25%	0.00%	0.00%
December 15, 2014	100.00%	55.28%	0.00%	0.00%
January 15, 2015	100.00%	42.46%	0.00%	0.00%
February 15, 2015	100.00%	29.80%	0.00%	0.00%
March 15, 2015	99.25%	17.29%	0.00%	0.00%
April 15, 2015	86.50%	4.95%	0.00%	0.00%
May 15, 2015	73.73%	0.00%	0.00%	0.00%
June 15, 2015	60.94%	0.00%	0.00%	0.00%
July 15, 2015	48.14%	0.00%	0.00%	0.00%
August 15, 2015	35.33%	0.00%	0.00%	0.00%
September 15, 2015	22.50%	0.00%	0.00%	0.00%
October 15, 2015	9.65%	0.00%	0.00%	0.00%
November 15, 2015	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.35	2.82	2.31	1.87
Weighted Average Life (Years) to Maturity	3.35	2.82	2.31	1.87

Percent of the Initial Note Balance at Various ABS Percentages

Class C Notes

	$00000,0000	$00000,0000	$00000,0000	$00000,0000
Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	100.00%
July 15, 2013	100.00%	100.00%	100.00%	100.00%
August 15, 2013	100.00%	100.00%	100.00%	100.00%
September 15, 2013	100.00%	100.00%	100.00%	100.00%
October 15, 2013	100.00%	100.00%	100.00%	100.00%
November 15, 2013	100.00%	100.00%	100.00%	100.00%
December 15, 2013	100.00%	100.00%	100.00%	100.00%
January 15, 2014	100.00%	100.00%	100.00%	100.00%
February 15, 2014	100.00%	100.00%	100.00%	100.00%
March 15, 2014	100.00%	100.00%	100.00%	100.00%
April 15, 2014	100.00%	100.00%	100.00%	99.14%
May 15, 2014	100.00%	100.00%	100.00%	85.85%
June 15, 2014	100.00%	100.00%	100.00%	72.92%
July 15, 2014	100.00%	100.00%	100.00%	60.37%
August 15, 2014	100.00%	100.00%	100.00%	48.21%
September 15, 2014	100.00%	100.00%	100.00%	36.44%
October 15, 2014	100.00%	100.00%	96.87%	25.06%
November 15, 2014	100.00%	100.00%	86.06%	14.10%
December 15, 2014	100.00%	100.00%	75.62%	3.56%
January 15, 2015	100.00%	100.00%	65.44%	0.00%
February 15, 2015	100.00%	100.00%	55.53%	0.00%
March 15, 2015	100.00%	100.00%	45.90%	0.00%
April 15, 2015	100.00%	100.00%	36.56%	0.00%
May 15, 2015	100.00%	94.28%	27.51%	0.00%
June 15, 2015	100.00%	84.78%	18.76%	0.00%
July 15, 2015	100.00%	75.41%	10.31%	0.00%
August 15, 2015	100.00%	66.19%	2.18%	0.00%
September 15, 2015	100.00%	57.12%	0.00%	0.00%
October 15, 2015	100.00%	48.20%	0.00%	0.00%
November 15, 2015	97.46%	39.43%	0.00%	0.00%
December 15, 2015	87.27%	30.82%	0.00%	0.00%
January 15, 2016	78.88%	23.45%	0.00%	0.00%
February 15, 2016	70.48%	16.21%	0.00%	0.00%
March 15, 2016	62.07%	9.09%	0.00%	0.00%
April 15, 2016	53.66%	2.11%	0.00%	0.00%
May 15, 2016	45.24%	0.00%	0.00%	0.00%
June 15, 2016	36.81%	0.00%	0.00%	0.00%
July 15, 2016	28.38%	0.00%	0.00%	0.00%

	$00000,0000	$00000,0000	$00000,0000	$00000,0000
Payment Date	0.50%	1.00%	1.50%	2.00%
August 15, 2016	19.94%	0.00%	0.00%	0.00%
September 15, 2016	11.50%	0.00%	0.00%	0.00%
October 15, 2016	3.06%	0.00%	0.00%	0.00%
November 15, 2016	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.15	3.61	3.00	2.44
Weighted Average Life (Years) to Maturity	4.15	3.61	3.00	2.44

Percent of the Initial Note Balance at Various ABS Percentages

Class D Notes

	$00000,0000	$00000,0000	$00000,0000	$00000,0000
Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	100.00%
July 15, 2013	100.00%	100.00%	100.00%	100.00%
August 15, 2013	100.00%	100.00%	100.00%	100.00%
September 15, 2013	100.00%	100.00%	100.00%	100.00%
October 15, 2013	100.00%	100.00%	100.00%	100.00%
November 15, 2013	100.00%	100.00%	100.00%	100.00%
December 15, 2013	100.00%	100.00%	100.00%	100.00%
January 15, 2014	100.00%	100.00%	100.00%	100.00%
February 15, 2014	100.00%	100.00%	100.00%	100.00%
March 15, 2014	100.00%	100.00%	100.00%	100.00%
April 15, 2014	100.00%	100.00%	100.00%	100.00%
May 15, 2014	100.00%	100.00%	100.00%	100.00%
June 15, 2014	100.00%	100.00%	100.00%	100.00%
July 15, 2014	100.00%	100.00%	100.00%	100.00%
August 15, 2014	100.00%	100.00%	100.00%	100.00%
September 15, 2014	100.00%	100.00%	100.00%	100.00%
October 15, 2014	100.00%	100.00%	100.00%	100.00%
November 15, 2014	100.00%	100.00%	100.00%	100.00%
December 15, 2014	100.00%	100.00%	100.00%	100.00%
January 15, 2015	100.00%	100.00%	100.00%	91.28%
February 15, 2015	100.00%	100.00%	100.00%	77.69%
March 15, 2015	100.00%	100.00%	100.00%	64.58%
April 15, 2015	100.00%	100.00%	100.00%	0.00%
May 15, 2015	100.00%	100.00%	100.00%	0.00%
June 15, 2015	100.00%	100.00%	100.00%	0.00%
July 15, 2015	100.00%	100.00%	100.00%	0.00%
August 15, 2015	100.00%	100.00%	100.00%	0.00%
September 15, 2015	100.00%	100.00%	91.55%	0.00%
October 15, 2015	100.00%	100.00%	80.33%	0.00%
November 15, 2015	100.00%	100.00%	69.60%	0.00%
December 15, 2015	100.00%	100.00%	59.39%	0.00%
January 15, 2016	100.00%	100.00%	0.00%	0.00%
February 15, 2016	100.00%	100.00%	0.00%	0.00%
March 15, 2016	100.00%	100.00%	0.00%	0.00%
April 15, 2016	100.00%	100.00%	0.00%	0.00%
May 15, 2016	100.00%	92.89%	0.00%	0.00%
June 15, 2016	100.00%	82.82%	0.00%	0.00%
July 15, 2016	100.00%	72.97%	0.00%	0.00%

	$00000,0000	$00000,0000	$00000,0000	$00000,0000
Payment Date	0.50%	1.00%	1.50%	2.00%
August 15, 2016	100.00%	63.33%	0.00%	0.00%
September 15, 2016	100.00%	0.00%	0.00%	0.00%
October 15, 2016	100.00%	0.00%	0.00%	0.00%
November 15, 2016	91.92%	0.00%	0.00%	0.00%
December 15, 2016	82.46%	0.00%	0.00%	0.00%
January 15, 2017	72.99%	0.00%	0.00%	0.00%
February 15, 2017	63.52%	0.00%	0.00%	0.00%
March 15, 2017	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.91	4.41	3.73	3.01
Weighted Average Life (Years) to Maturity	5.04	4.56	3.85	3.11

Percent of the Initial Note Balance at Various ABS Percentages

Class E Notes

	$00000,0000	$00000,0000	$00000,0000	$00000,0000
Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
April 15, 2012	100.00%	100.00%	100.00%	100.00%
May 15, 2012	100.00%	100.00%	100.00%	100.00%
June 15, 2012	100.00%	100.00%	100.00%	100.00%
July 15, 2012	100.00%	100.00%	100.00%	100.00%
August 15, 2012	100.00%	100.00%	100.00%	100.00%
September 15, 2012	100.00%	100.00%	100.00%	100.00%
October 15, 2012	100.00%	100.00%	100.00%	100.00%
November 15, 2012	100.00%	100.00%	100.00%	100.00%
December 15, 2012	100.00%	100.00%	100.00%	100.00%
January 15, 2013	100.00%	100.00%	100.00%	100.00%
February 15, 2013	100.00%	100.00%	100.00%	100.00%
March 15, 2013	100.00%	100.00%	100.00%	100.00%
April 15, 2013	100.00%	100.00%	100.00%	100.00%
May 15, 2013	100.00%	100.00%	100.00%	100.00%
June 15, 2013	100.00%	100.00%	100.00%	100.00%
July 15, 2013	100.00%	100.00%	100.00%	100.00%
August 15, 2013	100.00%	100.00%	100.00%	100.00%
September 15, 2013	100.00%	100.00%	100.00%	100.00%
October 15, 2013	100.00%	100.00%	100.00%	100.00%
November 15, 2013	100.00%	100.00%	100.00%	100.00%
December 15, 2013	100.00%	100.00%	100.00%	100.00%
January 15, 2014	100.00%	100.00%	100.00%	100.00%
February 15, 2014	100.00%	100.00%	100.00%	100.00%
March 15, 2014	100.00%	100.00%	100.00%	100.00%
April 15, 2014	100.00%	100.00%	100.00%	100.00%
May 15, 2014	100.00%	100.00%	100.00%	100.00%
June 15, 2014	100.00%	100.00%	100.00%	100.00%
July 15, 2014	100.00%	100.00%	100.00%	100.00%
August 15, 2014	100.00%	100.00%	100.00%	100.00%
September 15, 2014	100.00%	100.00%	100.00%	100.00%
October 15, 2014	100.00%	100.00%	100.00%	100.00%
November 15, 2014	100.00%	100.00%	100.00%	100.00%
December 15, 2014	100.00%	100.00%	100.00%	100.00%
January 15, 2015	100.00%	100.00%	100.00%	100.00%
February 15, 2015	100.00%	100.00%	100.00%	100.00%
March 15, 2015	100.00%	100.00%	100.00%	100.00%
April 15, 2015	100.00%	100.00%	100.00%	0.00%
May 15, 2015	100.00%	100.00%	100.00%	0.00%
June 15, 2015	100.00%	100.00%	100.00%	0.00%
July 15, 2015	100.00%	100.00%	100.00%	0.00%
August 15, 2015	100.00%	100.00%	100.00%	0.00%
September 15, 2015	100.00%	100.00%	100.00%	0.00%
October 15, 2015	100.00%	100.00%	100.00%	0.00%
November 15, 2015	100.00%	100.00%	100.00%	0.00%
December 15, 2015	100.00%	100.00%	100.00%	0.00%
January 15, 2016	100.00%	100.00%	0.00%	0.00%
February 15, 2016	100.00%	100.00%	0.00%	0.00%
March 15, 2016	100.00%	100.00%	0.00%	0.00%
April 15, 2016	100.00%	100.00%	0.00%	0.00%
May 15, 2016	100.00%	100.00%	0.00%	0.00%
June 15, 2016	100.00%	100.00%	0.00%	0.00%
July 15, 2016	100.00%	100.00%	0.00%	0.00%

	$00000,0000	$00000,0000	$00000,0000	$00000,0000
Payment Date	0.50%	1.00%	1.50%	2.00%
August 15, 2016	100.00%	100.00%	0.00%	0.00%
September 15, 2016	100.00%	0.00%	0.00%	0.00%
October 15, 2016	100.00%	0.00%	0.00%	0.00%
November 15, 2016	100.00%	0.00%	0.00%	0.00%
December 15, 2016	100.00%	0.00%	0.00%	0.00%
January 15, 2017	100.00%	0.00%	0.00%	0.00%
February 15, 2017	100.00%	0.00%	0.00%	0.00%
March 15, 2017	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.98	4.48	3.82	3.07
Weighted Average Life (Years) to Maturity	5.58	5.25	4.49	3.60

THE NOTES

The following information summarizes material provisions of the notes. The following summary supplements the description of the general terms and provisions of the notes of any given series set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. Deutsche Bank Trust Company Americas will be the indenture trustee.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day beginning April 16, 2012.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “The Securities—Definitive Securities” in the accompanying prospectus.

The initial Note Balance, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus supplement.

Distributions to the residual interestholder will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements and the Administration Agreement – Priority of Payments” in this prospectus supplement.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof. The Class E notes will be issued in the minimum denomination of $365,000 and in integral multiples of $1,000 in excess thereof. The notes will be issued on or about the closing date in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

Payments of Interest

Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be due and payable monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate (a) for the Class A-1 notes from and including the prior payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date or (b) for each other class of notes, from and including the 15th day of each calendar month preceding each payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the 15th day of the following month.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the outstanding principal balance on the Class A-1 notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date,    ), divided by 360.

•

Interest Accrual Periods. Interest will accrue on the Note Balance of each class of notes (a) with respect to the Class A-1 notes, from and including the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to each other class of notes, from and including the 15th day of each calendar month preceding each payment date (or in the case of the first payment date, the closing date) to but excluding the 15th day of the following month. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. For notes in definitive form, then interest on each note will be paid to noteholders of record of the notes as of the close of business on the last day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues for a period of five Business Days or more, will result in an event of default. See “The Transfer Agreements and the Administration Agreement—Events of Default.”

Payments of Principal

On each payment date prior to the acceleration of the notes following an event of default, certain amounts will be applied to make principal payments sequentially to the Class A-1 noteholders until the Class A-1 notes are paid in full, to the Class A-2 noteholders until the Class A-2 notes are paid in full, to the Class A-3 noteholders until the Class A-3 notes are paid in full, to the holders of the Class B notes until the Class B notes are paid in full, to the holders of the Class C notes until the Class C notes are paid in full, to the holders of the Class D notes until the Class D notes are paid in full, and then to the holders of the Class E notes until the Class E notes are paid in full as set forth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” below.

Failure to pay the Note Balance of any class of notes on its final scheduled payment date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full and then ratably to noteholders of the Class A-2 notes and the Class A-3 notes on each payment date, based on the Note Balance of the Class A-2 notes and the Class A-3 notes until each such class has been paid in full. Principal payments will then be made on the Class B notes until the Class B notes are paid in full, to the Class C notes until the Class C notes are paid in full, to the Class D notes until the Class D notes are paid in full, and then to the Class E notes until the Class E notes are paid in full. See “—Priorities of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus supplement.

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the March 2013 payment date;

•	for the Class A-2 notes, the May 2015 payment date;

•	for the Class A-3 notes, the December 2015 payment date;

•	for the Class B notes, the August 2016 payment date;

•	for the Class C notes, February 2018 payment date;

•	for the Class D notes, the February 2018 payment date; and

•	for the Class E notes, the April 2019 payment date.

Payments of Principal on each Payment Date

(other than Payment Dates after the Notes Have Been Accelerated

Following the Occurrence of an Event of Default)

THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The following information summarizes material provisions of the “purchase agreement” entered into between SCUSA and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, SCUSA and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “The Transaction Documents,” to which reference is hereby made.

We will file a copy of the actual transfer agreements and the administration agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables

Under the purchase agreement, SCUSA will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus supplement are subject to all of the provisions of the transfer agreements.

Collection and Other Servicing Procedures

SCUSA will be the servicer. So long as SCUSA is the servicer, it will also act as custodian of the receivables and will maintain possession of the receivable files as the issuing entity’s and indenture trustee’s agent. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity. See “The Transaction Documents” in the accompanying prospectus.

Administration Agreement

SCUSA will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the sale and servicing agreement, the indenture, the note depository agreement and the trust agreement and the duties and obligations of the issuing entity and the owner trustee under the sale and servicing agreement, the indenture, the note depository agreement and the trust agreement (except those duties and obligations of the owner trustee under the transfer agreements related to Regulation AB).

However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of these duties, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $2,500 annually, which shall be solely an obligation of the servicer and which shall not exceed the servicing fee for the related annual period.

Accounts

The issuing entity will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the collection account; and

•	the reserve account.

A certificate distribution account will be established for the benefit of the residual interestholder. Neither the indenture trustee nor any noteholder will have any interest in or claim to the certificate distribution account or funds on deposit in that account.

Deposits to the Collection Account

Unless the monthly remittance condition described below is satisfied, SCUSA will be required to remit Collections it receives on the receivables to the collection account within two Business Days after identification. However, if the monthly remittance condition is satisfied, SCUSA may remit Collections for a Collection Period on the Business Day immediately preceding the payment date following such Collection Period. The “monthly remittance condition” will be satisfied if (a) SCUSA or one of its affiliates is the servicer, (b) no servicer replacement event has occurred and is continuing, (c) Banco Santander, S.A.’s short term unsecured debt is rated at least “Prime-1” from Moody’s Investors Services, Inc. (“Moody’s”) and at least “A-2” by Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”) and (d) SCUSA is a direct or indirect subsidiary of Banco Santander, S.A. If the short term unsecured debt ratings of Banco Santander, S.A. do not satisfy the levels specified in the preceding sentence but SCUSA makes other arrangements and satisfies the Rating Agency Condition, SCUSA may remit Collections on an alternative remittance schedule but not later than the business day prior to the related payment date. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

On or before each payment date, the servicer will instruct the indenture trustee to withdraw from the reserve account and deposit into the collection account an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clauses first through twelfth in the payment waterfall described below under “—Priority of Payments” over (b) the Available Funds then on deposit in the collection account for distribution on that payment date.

Reserve Account

The depositor will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders. To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient, the noteholders will have no recourse to the assets of the depositor or servicer as a source of payment.

The reserve account will be funded by a deposit of proceeds from the sale of the notes in an amount equal to approximately 2.00% of the Pool Balance as of the cut-off date.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments”.

Amounts on deposit in the collection account and the reserve account will be invested by the indenture trustee at the direction of the servicer. Eligible Investments are generally limited to obligations or securities that mature on or before the Business Day immediately preceding the next payment date. However, if the Rating Agency Condition is satisfied, funds in the collection account and the reserve account may be invested in securities that will not mature prior to the next payment date and that meet other investment criteria. The servicer will be entitled to receive all investment income (net of investment losses and expenses). See “—Servicing Compensation and Expenses” below.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through twelfth under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance shall constitute Available Funds and the servicer will instruct the indenture trustee to distribute the amount of the excess, as specified under “—Priority of Payments” below.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of Available Funds then on deposit in the collection account with respect to the Collection Period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

first, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee fees or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer; provided, however, that fees, expenses and indemnification amounts payable to the indenture trustee and the owner trustee pursuant to this clause first shall be limited to $100,000 per annum in the aggregate;

second, to the servicer, the servicing fee and all prior unpaid servicing fees;

third, to the noteholders of the Class A notes, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class A noteholders on the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of Class A notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal;

fifth, to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the

Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

sixth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Second Allocation of Principal;

seventh, to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

eighth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Third Allocation of Principal;

ninth, to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

tenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fourth Allocation of Principal;

eleventh, to the noteholders of the Class E notes, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate (to the extent permitted by law);

twelfth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fifth Allocation of Principal;

thirteenth, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

fourteenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Regular Allocation of Principal; and

fifteenth, to the certificate distribution account for distribution to the residual interestholder, any funds remaining.

Upon and after any distribution to the residual interestholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

If the sum of the amounts required to be distributed pursuant to clauses first through twelfth above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the outstanding principal balance of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be approximately 8.50% of the Pool Balance as of the cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to the greater of (a) 15.00% of the Pool Balance as of the last day of the related Collection Period and (b) 1.50% of the Pool Balance as of the cut-off date. However, after the occurrence of a Cumulative Net Loss Trigger with respect to the receivables, the target level of overcollateralization will increase to the greater of (x) 25.00% of the Pool Balance as of the last day of the related Collection Period and (y) 1.50% of the Pool Balance as of the cut-off date.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses (to the extent not otherwise paid by the servicer) and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”
Indenture Trustee	$5,000 per annum plus expenses**
Owner Trustee	$5,000 per annum plus expenses**

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.
**	The servicer has the primary obligation to pay the fees and expenses of the indenture trustee and the owner trustee.

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will agree to cause the servicer to indemnify the indenture trustee for any loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) incurred by it in connection with the exercise or performance of any of its powers or duties under the indenture. However, none of the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments”.

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments”.

Optional Redemption

If the depositor exercises its optional clean-up call to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date when the then-outstanding Pool Balance on the last day of any Collection Period has declined to 10% or less of the Pool Balance as of the cut-off date, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the depositor exercises this option. This option is described in the prospectus under “The Transaction Documents—Optional Redemption.” The purchase price will equal the greater of (a) the Note Balance of all the notes, plus accrued and unpaid interest thereon at the applicable interest rate to but excluding that payment date (after giving effect to all distributions due on that payment date) and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of amounts on deposit in the reserve account and remaining Available Funds after the payments under clauses first through twelfth set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (a) the Indenture Trustee, upon written direction from the Servicer, will transfer all amounts on deposit in the Reserve Account to the Collection Account and (b) the outstanding notes shall be redeemed in whole, but not in part.

It is expected that at the time this clean-up call option becomes available to the depositor, only the Class D notes and the Class E notes will be outstanding.

Notice of redemption under the indenture shall be given by the indenture trustee at the written direction and expense of the servicer not later than 10 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 3.00% and (3) the Pool Balance of the receivables as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses except for auction, painting, repair or refurbishment expenses and similar expenses described in the definition of Liquidation Proceeds. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Extensions and Modifications of Receivables

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date for the Class E notes or (2) reduces the contract rate of any receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or the outstanding principal balance of any receivable other than as required by applicable law, in connection with a settlement in the event the receivable becomes a Defaulted Receivable or (3) in connection with a Cram Down Loss relating to such receivable, then the servicer will be required to purchase that receivable from the issuing entity.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

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any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least 25% of the Note Balance, voting together as a single class;

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any failure by the servicer to duly observe or perform in any respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the notes; provided, however, that no servicer replacement event will result from the breach by the servicer of any covenant for which the sole remedy for such breach is the purchase of the affected receivable under the sale and servicing agreement; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first two bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The servicer will give the issuing entity and the indenture trustee notice of any servicer replacement events under the sale and servicing agreement.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item  1122 of Regulation AB) shall not create any presumption that any event under the first two bullet points above has occurred.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the indenture trustee, acting at the direction of noteholders representing at least a majority of the Note Balance of the Controlling Class, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and to the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties unless it determines that the performance of its duties as servicer is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including its obligation to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

Noteholders holding not less than a majority of the Note Balance of the Controlling Class may waive any servicer replacement event.

Evidence as to Compliance

The sale and servicing agreement provides that, so long as the depositor is filing reports under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the issuing entity, a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the issuing entity, with a copy to the indenture trustee, an attestation report, as described under “The Transaction Documents—Evidence as to Compliance” in the accompanying prospectus.

The servicing agreement will also provide for delivery, so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, on or before March 30 of each calendar year, a report, regarding the servicer’s assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions, as described under “The Transaction Documents—Evidence as to Compliance” in the accompanying prospectus, including disclosure of any material instance of non-compliance identified by the servicer.

For so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity and the indenture trustee notice of any servicer replacement events under the servicing agreement.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five Business Days or more;

•	a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date;

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any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance voting together as a single class of the notes;

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the notes voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes. See “Risk Factors—The failure to make principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date” in the accompanying prospectus.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the Note Balance of the Controlling Class, shall declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of all outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•

the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the Collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of 66 2/3% of the Note Balance of the Controlling Class.

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the Note Balance of the Controlling Class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

first, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer;

second, to the servicer, the servicing fee and all prior unpaid servicing fees;

third, to the noteholders of the Class A notes, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class A-1 notes, the Class A-2 notes and the Class A-3 notes at the respective interest rates for such Class on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the holders of the notes of such class on or prior to such preceding payment date and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on such Class A notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth (a), if the acceleration of the notes results from an event of default that arises from (i) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (ii) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2 noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata based on the Note Balance of each such class, until each such class of notes has been paid in full;

•

to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•

to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•

to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•

to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law); and

•	to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full;

fourth (b), if the acceleration of the notes results from an event of default that arises from any event other than those events described above in clause fourth (a), in the following order of priority:

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to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•

to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•

to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•

to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law);

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2 noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata, based on the Note Balance of each such class until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•	to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full;

fifth, to the certificate distribution account for distribution to or at the direction of the residual interestholder, any funds remaining.

Amendment Provisions

The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person; and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met by the depositor, servicer or administrator as applicable:

(i) an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the Note Balance of the Controlling Class; provided, that the sale and servicing agreement may not be so amended if that amendment would (i) reduce the interest rate or principal balance of any note, change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding principal balance of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal balance of the notes which were required to consent to such matter before giving effect to such amendment. Transaction documents may also be amended without the consent of the noteholders for the purpose of conforming the terms of the transaction documents to the description of such terms in this prospectus supplement or the attached prospectus.

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity order, the indenture trustee may, with prior notice from the issuing entity to each Hired Agency, enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing or (2) such action will not, as evidenced by an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder. The issuing entity and the indenture trustee (when authorized by an issuing entity order) may also enter into supplemental indentures without obtaining the consent of the noteholders for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus supplement or the attached prospectus.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may also with prior notice from the issuing entity to the Hired Agencies and with the consent of the noteholders of not less than a majority of the Note Balance, voting together as a single class, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the Hired Agencies and the consent of the holders of 100% of the aggregate outstanding principal balance of each outstanding note affected thereby:

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changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate thereon or principal balance thereof, delays the final scheduled payment date of any note or changes the redemption price of any note;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own;

•

reduces the percentage of the Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

•

reduces the percentage of the Note Balance, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes;

•	modifies any amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders; or

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any property at any time or deprive the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Capital Requirements Directive

The member states of the European Economic Area (as defined below) have implemented or are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (together with implementing measures in each European Economic Area member state, “Article 122a”) that, among other things, places certain restrictions on the ability of a European Economic Area-regulated credit institution and its affiliates to invest in asset-backed securities. Article 122a requires such credit institutions and their affiliates to only invest in asset-backed securities in respect of which the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution or its affiliate must also be able to demonstrate that, amongst other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of SCUSA, the depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution or an affiliate thereof to satisfy the due diligence and monitoring requirements of Article 122a.

Failure of a European Economic Area-regulated credit institution or an affiliate thereof (or any other European Economic Area-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition,

Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP is of the opinion that, based on the terms of the notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, (i) the offered notes (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as indebtedness for federal income tax purposes; and (ii) for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.

It is anticipated that the notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount discussed in the accompanying prospectus under “Material Federal Income Tax Consequences—The Notes—Original Issue Discount”) will not be issued with more than a de minimis amount (i.e.,  1/4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”) (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, which may be subsequently considered issued with OID if sold by such person). If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the accrual prepayment rate.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

The issuing entity will be treated as a Tax Non-Entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the offered notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA, (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of the offered notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or any interest therein), each purchaser or transferee will be deemed to represent and warrant that either (a) it is not acquiring the offered notes (or any interest therein) with the assets of a benefit plan or any other employee benefit plan or retirement arrangement that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“similar law”) or (b) (i) such notes are rated at least “BBB-” or its equivalent by a Hired Agency at the time of purchase or transfer and (ii) its acquisition, holding and disposition of the offered notes (or any interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law.

Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any benefit plan with respect to the benefit plan’s decision to invest in the offered notes. Each fiduciary or other person with investment responsibilities over the assets of a benefit plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of benefit plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the offered notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes
J.P. Morgan Securities LLC	$		$		$
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
Barclays Capital Inc.
Santander Investment Securities Inc.

Total		$148,000,000		$271,000,000		$78,120,000

Underwriter	Principal Amount of Class B Notes		Principal Amount of Class C Notes		Principal Amount of Class D Notes
J.P. Morgan Securities LLC	$		$		$
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC

Total		$81,440,000		$102,860,000		$68,580,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus supplement and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession Not to Exceed	Reallowance Discount Not to Exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class B Notes	%	%
Class C Notes	%	%
Class D Notes	%	%

The Class E notes are not being offered hereby, and are anticipated to be either retained by the depositor or an affiliate thereof or privately placed.

If all of the classes of offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of offered notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of offered notes. There is no assurance that a market for the offered notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

The depositor and SCUSA have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereby. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, SCUSA, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. An affiliate of one of the underwriters is the sponsor and an affiliate of another of the underwriters is the indenture trustee.

As discussed under “Use of Proceeds” above, the depositor or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their transfer to the issuing entity. One or more of the underwriters and the indenture trustee and/or their respective affiliates, or entities for which their respective affiliates act as administrator and/or provide liquidity lines, will receive a portion of the proceeds as a repayment of such debt. In connection with the offering of the offered notes, one or more of the underwriters may rebate certain fees to the issuing entity.

The indenture trustee, at the direction of the servicer, on behalf of the issuing entity, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The offered notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

The depositor will receive aggregate proceeds of approximately $             from the sale of the offered notes (representing approximately             % of the initial note balance of the offered notes) after paying the aggregate underwriting discount of $             on the offered notes. Additional offering expenses are estimated to be $            .

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and SCUSA that:

•

it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

Each underwriter has further severally, but not jointly, represented to and agreed with the issuing entity that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of offered notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of offered notes to the public” in relation to any offered notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the offered notes to be offered, so as to enable an investor to decide to purchase or subscribe to the offered notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences and costs of integrating new businesses and technologies, many of which are beyond the control of SCUSA, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of SCUSA, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or either originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP.

GLOSSARY

“Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be repurchased or purchased by the depositor or servicer, as applicable, on that payment date and (iii) any amounts of cash on deposit in the reserve account in excess of the Specified Reserve Account Balance.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Texas or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Class A-1 Note Balance” means, at any time, $148,000,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2 Note Balance” means, at any time, $271,000,000, reduced by all payments of principal made prior to such time on the Class A-2 notes.

“Class A-3 Note Balance” means, at any time, $78,120,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class B Note Balance” means, at any time, $81,440,000, reduced by all payments of principal made prior to such time on the Class B notes.

“Class C Note Balance” means, at any time, $102,860,000, reduced by all payments of principal made prior to such time on the Class C notes.

“Class D Note Balance” means, at any time, $68,580,000, reduced by all payments of principal made prior to such time on the Class D notes.

“Class E Note Balance” means, at any time, $34,290,000, reduced by all payments of principal made prior to such time on the Class E notes.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on March 31, 2012). As used in this prospectus supplement, the “related” Collection Period with respect to a payment date will be deemed to be the Collection Period which precedes that payment date.

“Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the principal balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract; provided, however, that the term “Collections” in no event will include (1) for any payment date, any amounts in respect of any receivable repurchased or purchased by the servicer or the depositor, as applicable, on a prior payment date and (2) any Supplemental Servicing Fees.

“Contract Rate” means, with respect to a receivable, the rate per annum at which interest accrues under the contract evidencing such receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the receivable.

“Controlling Class” shall mean, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding, and thereafter the Class D notes as long as any Class D notes are outstanding, and thereafter the Class E notes as long as any Class E notes are outstanding (excluding, in each case, notes held by the servicer and/or any of its affiliates).

“Cram Down Loss” means, with respect to any receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the principal balance of such receivable at the time of such court order and the net present value (using a discount rate which is the higher of the Contract Rate of such receivable or the rate of interest specified by such court order) of the remaining scheduled payments to be paid on such Receivable as modified or restructured. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Cumulative Net Loss Rate Table” means the levels set forth below for the Collection Periods related to the payment dates set forth below:

Payment Date	Trigger
6th Payment Date	2.40%
12th Payment Date	7.28%
18th Payment Date	11.51%
24th Payment Date	15.00%
30th Payment Date	17.93%
36th Payment Date	19.95%
42nd Payment Date	21.41%
48th Payment Date and thereafter	22.50%

“Cumulative Net Loss Ratio” means, as of any payment date, the ratio (expressed as a percentage) of (i) the aggregate principal balance of receivables that became Defaulted Receivables plus all the Cram Down Losses (without duplication) which occurred during the period from the cut-off date through the end of the related Collection Period reduced by the amount of Liquidation Proceeds with respect to Defaulted Receivables received during such period which are applied to principal of the Defaulted Receivables to (ii) the Pool Balance as of the cut-off date.

“Cumulative Net Loss Trigger” means, for any Measurement Date, that the Cumulative Net Loss Ratio for such Measurement Date exceeds the level specified as the “Trigger” in the Cumulative Net Loss Rate Table for that Measurement Date.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable as to which (a) a related monthly payment became four months past due during such Collection Period and the servicer has not repossessed the related financed vehicle, (b) the servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the servicer has, in accordance with its customary servicing practices, determined that such receivable has or should be written off as uncollectible; provided, however, that this definition may be modified in accordance with modifications to the servicer’s customary servicing practices. The principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Eligible Investments” means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•

demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of at least “Prime-1” and from Standard & Poor’s of “A-1+”;

•

commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of at least “Prime-1” and from Standard & Poor’s of “A-1+”;

•

investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Moody’s of “Aaa” or “Aa1” and from Standard & Poor’s of “AAAm” or “AAAmG”;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above; and

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above.

Each of the Eligible Investments may be purchased from the indenture trustee or through an affiliate of the indenture trustee.

“First Allocation of Principal” means, for any payment date, an amount equal to the excess, if any, of (x) the Note Balance of the Class A notes as of that payment date (before giving effect to any principal payments made on the Class A notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.

“Fourth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B Note Balance, the Class C Note Balance and the Class D Note Balance as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes and the Class D notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date; provided, however, that the Fourth Allocation of Principal on and after the final scheduled payment date for the Class D notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“Fifth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance and the Class E Note Balance as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for that payment date; provided, however, that the Fifth Allocation of

Principal on and after the final scheduled payment date for the Class E notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class E notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered from the obligor after the charge-off of the related receivable or as a result of any recourse against the related dealer, if any) on such receivable other than any monthly payment by or on behalf of the obligor thereunder or any full or partial prepayment of such receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

“Measurement Date” means the most recent payment date specified in the first column of the Cumulative Net Loss Rate Table.

“Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance or the Class E Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Pool Balance” means, at any time, the aggregate principal balance of the receivables at such time.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that rating agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Hired Agency) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Regular Allocation of Principal” means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such payment date (before giving effect to any principal payments made on the Notes on such payment date) over (b) (i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Fifth Allocation of Principal for such payment date.

“Second Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes and the Class B Note Balance as of that payment date (before giving effect to any principal payments made on the Class A notes and the Class B notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for that payment date; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the outstanding principal balance of the Class B notes to zero (after the application of the First Allocation of Principal).

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is applied (i) to interest accrued as of the due date, (ii) to principal due as of the due date, (iii) to any fees accrued as of the due date and (iv) to any unpaid outstanding principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Specified Reserve Account Balance” means, for any payment date, 2.00% of the Pool Balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal and interest on the notes, the “Specified Reserve Account Balance” shall be $0.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Targeted Overcollateralization Amount” means, for any payment date, the greater of (a) 15.00% of the Pool Balance as of the last day of the related Collection Period and (b) 1.50% of the Pool Balance as of the cut-off date; provided, however, that with respect to any payment date after the occurrence of a Cumulative Net Loss Trigger (and regardless of whether the Cumulative Net Loss Ratio for any subsequent Measurement Date does not exceed the level specified as the “Trigger” in the Cumulative Net Loss Rate Table for that subsequent Measurement Date), “Targeted Overcollateralization Amount” means the greater of (i) 25.00% of the Pool Balance as of the last day of the related Collection Period and (ii) 1.50% of the Pool Balance as of the cut-off date.

“Third Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B Note Balance and the Class C Note Balance as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for that payment date; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

INDEX

ABS	S-42
ABS Tables	S-42
administration agreement	S-57
administrator	S-1
Article 122a	S-70
Authorised Persons	iv
Auto Finance Holdings	S-24
Available Funds	S-78
benefit plan	S-72
Business Day	S-78
Cede	iii
certificate	S-2
CFA Ltd.	S-1, S-25
Class A notes	S-2
Class A-1 Note Balance	S-78
Class A-2 Note Balance	S-78
Class A-3 Note Balance	S-78
Class B Note Balance	S-78
Class C Note Balance	S-78
Class D Note Balance	S-78
Class E Note Balance	S-78
closing date	S-2
Code	S-72
Collection Period	S-78
Collections	S-78
Contract Rate	S-78
Controlling Class	S-78
Cram Down Loss	S-79
Cumulative Net Loss Rate Table	S-79
Cumulative Net Loss Ratio	S-79
Cumulative Net Loss Trigger	S-79
cut-off date	S-5
DDFS	S-24
Defaulted Receivable	S-79
depositor	S-1
Dodd-Frank Act	S-13
Drive FS	S-24
DTC	iii
Eligible Investments	S-79
ERISA	S-72
European Economic Area	S-76
event of default	S-4, S-64
excess interest	S-9
Exchange Act	S-64
Fifth Allocation of Principal	S-80
final scheduled payment date	S-55
financed vehicles	S-5
First Allocation of Principal	S-80
FirstCity Funding	S-24
Fourth Allocation of Principal	S-80
FSMA	iv, S-76
Hired Agencies	S-10
HSBC	S-1, S-25
indenture	S-57

indenture trustee	S-2, S-23
Investment Company Act	S-9, S-70
issuing entity	S-1
issuing entity property	S-5
Liquidation Proceeds	S-81
LTV	S-26
Measurement Date	S-81
monthly remittance condition	S-58
Moody’s	S-58
Note Balance	S-81
notes	S-2
obligors	S-5
offered notes	S-2
OID	S-71
originator	S-1
originators	S-1
owner trustee	S-2, S-23
payment date	S-2
payment default	S-66
pool balance	S-4
Pool Balance	S-81
Prospectus Directive	S-76
PTCE	S-72
purchase agreement	S-57
Rating Agency Condition	S-81
receivables	S-5
receivables pool	S-5
record date	S-2, S-54
Regular Allocation of Principal	S-81
regulation	S-72
Relevant Implementation Date	S-76
Relevant Member State	S-76
residual interestholder	S-1
Retained Notes	S-76
Rule 193 Information	S-41
sale and servicing agreement	S-57
SCUSA	iii, S-1
SEC	iii, S-54
Second Allocation of Principal	S-81
Securities Act	S-74
securitized pool	S-40
seller	S-1
servicer	S-1
servicer replacement events	S-63
servicing fee	S-1, S-62
SHUSA	S-24
similar law	S-73
Simple Interest Method	S-82
Simple Interest Receivables	S-82
specified reserve account balance	S-9
Specified Reserve Account Balance	S-82
sponsor	S-1
Standard & Poor’s	S-58
static pool website	S-40

Supplemental Servicing Fees	S-82
Targeted Overcollateralization Amount	S-82
Third Allocation of Principal	S-82
transfer agreements	S-57

Triad	S-1, S-25
U.S. Bank	S-23
U.S. Bank Trust	S-23
weighted average life	S-43

Prospectus

SANTANDER DRIVE AUTO RECEIVABLES TRUSTS

Issuing Entities

ASSET BACKED SECURITIES

SANTANDER DRIVE AUTO RECEIVABLES LLC

Depositor

SANTANDER CONSUMER USA INC.

Sponsor and Servicer

You should consider carefully the risk factors beginning on page 5 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes and the certificates will represent obligations of, or interests in, the related issuing entity only and are not guaranteed by any person including Santander Drive Auto Receivables LLC, Santander Consumer USA Inc. or any of their respective affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

The Issuing Entities:

The issuing entities may periodically issue asset backed notes and/or certificates in one or more series with one or more classes, and each issuing entity will own:

•

motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit or cash flow enhancement issued in favor of the issuing entity.

The securities:

•

will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2012

i

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the receivables underlying your securities;

•	the credit enhancement and cash flow enhancement for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of, and risks related to, these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

ii

SUMMARY

The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Issuing Entities

A separate issuing entity will be formed to issue each series of securities.

The Depositor

Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned subsidiary of Santander Consumer USA Inc.

The Sponsor

Santander Consumer USA Inc.

The Servicer

The servicer for the issuing entity will be Santander Consumer USA Inc. and/or other servicers specified in the applicable prospectus supplement.

The Originators

Santander Consumer USA Inc. and any other originator of the receivables named in the applicable prospectus supplement.

Trustee

If the issuing entity is a trust, the related prospectus supplement will name the trustee for the issuing entity. If an issuing entity issues notes, this trustee will be referred to as the owner trustee in the applicable prospectus supplement.

Indenture Trustee

If an issuing entity issues notes, the prospectus supplement will name the indenture trustee.

Securities

An issuing entity’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the related prospectus supplement:

•	its principal amount;
•	its interest rate, which may be fixed, variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal payments;

•	its final payment date;

•	whether and when it may be redeemed prior to its final payment date; and

•	how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Some classes of securities may be retained by the depositor or purchased by an affiliate of the depositor, who may then resell or transfer the securities pursuant to this prospectus.

The related prospectus supplement will identify any class of securities that is not being offered to the public.

Optional Prepayment

Generally, the servicer, the depositor, or another entity specified in the prospectus supplement will have the option to purchase the receivables of each issuing entity when conditions set forth in the related prospectus supplement have been satisfied.

For a more detailed description of the option to purchase the receivables supporting the securities, see “The Transaction Documents —Optional Redemption” in this prospectus.

The Receivables and Other Issuing Entity Property

The receivables of each issuing entity will consist of the following:

•	a pool of motor vehicle installment loans made by an originator and secured by new or used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles;

•	collections on the receivables on or after the date (a “cut-off date”) specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables;

•	any proceeds from claims on insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

•	all proceeds of the foregoing.

The receivables will be transferred by the depositor to the issuing entity that is issuing the related series of securities.

You will find a description of the characteristics of the issuing entity’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables—The Receivables Pools” in this prospectus.

Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various accounts from which funds are withdrawn to make payments of issuing entity obligations, which may include:

•	an account into which collections are deposited;

•	if applicable, an account to fund post-closing purchases of additional receivables during the funding period; or

•	a reserve account, yield supplement account or other account relating to credit, yield or payment enhancement.

Purchase of Receivables After the Closing Date during a Funding Period

If an issuing entity has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the depositor over the funding period specified in the related prospectus supplement.

Credit, Yield or Payment Enhancement

The related prospectus supplement will specify the credit, yield or payment enhancement, if any, for each issuing entity. Credit, yield or payment enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve account;

•	a spread account;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the issuing entity’s securities);

•

excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, trustee fees, interest on the issuing entity’s securities and any amounts required to be deposited in a reserve account, if any);

•	letters of credit;

•	insurance policies, surety bonds or guaranties;

•	liquidity arrangements;

•	interest rate swaps, caps or floors or currency swap agreements;

•	yield supplement accounts or agreements;

•	guaranteed investment contracts;

•	demand obligations issued or guaranteed by an affiliate of the depositor or other third party; or

•	a combination of two or more of the above.

Limitations or exclusions from coverage could apply to any form of credit, yield or payment enhancement. The related prospectus supplement will describe the credit, yield or payment enhancement and related limitations and exclusions applicable for securities issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Account

If there is a reserve account, the issuing entity or the depositor will initially fund the reserve account in the manner and in the amount specified in the related prospectus supplement. Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The related prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “The Transaction Documents—Credit and Cash Flow Enhancement” in this prospectus.

Transfer and Servicing of the Receivables

The depositor will transfer the receivables to an issuing entity under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the issuing entity to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “The Transaction Documents—Transfer and Assignment of the Receivables” in this prospectus.

Servicing Fees

Each issuing entity will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the related prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors and net investment income from investment of collections on the receivables, if and to the extent set forth in the related prospectus supplement.

Servicer Advances of Certain Late Interest Payments

When interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer may advance to the issuing entity certain amounts, if and to the extent set forth in the related prospectus supplement.

Purchase May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to purchase the receivable.

For a discussion of the servicer’s purchase obligations, see “The Transaction Documents—Collection of Receivable Payments” in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty

The servicer, the depositor or another entity may be obligated to purchase or repurchase, as applicable, any receivable sold to the issuing entity in certain circumstances, including if certain representations and warranties made about the receivables are breached.

For a discussion of the representations and warranties given and the related repurchase obligations, see “The Transaction Documents—Transfer and Assignment of the Receivables” in this prospectus.

No Additional Issuances of Securities by an Issuing Entity

After issuing the securities described in a prospectus supplement, the related issuing entity will not issue any additional securities.

Tax Status

If the issuing entity issues notes, Special Tax Counsel to the issuing entity will deliver an opinion when the notes are issued that for federal income tax purposes:

•	the notes will be characterized as debt unless otherwise stated in the prospectus supplement; and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Certain classes of subordinate notes issued under the prospectus supplement may be issued without an opinion of Special Tax Counsel to the effect that such notes will be treated as debt for federal income tax purposes and may be more likely to be recharacterized as equity in a partnership. See “Material Federal Income Tax Consequences—Partnership Certificates” in this prospectus.

If the issuing entity is a grantor trust issuing certificates, Special Tax Counsel will deliver an opinion when the certificates are issued that, for federal income tax purposes, the issuing entity will be characterized as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus for additional information concerning the application of federal and state tax laws to the securities.

ERISA Considerations

If you are an employee benefit plan, you should review the matters discussed under “Certain ERISA Considerations” in this prospectus before investing in the securities.

Form, Denomination and Record Date

Except to the extent specified in the applicable prospectus supplement, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the related prospectus supplement. The record date for a payment date with respect to book-entry securities will be the close of business on the business day immediately preceding the payment date or, if definitive securities are issued, the close of business on the last business day of the calendar month preceding such payment date.

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your securities.	Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuing entity. Your securities will not represent an interest in or obligation of us, the sponsor or any other person. We, the sponsor or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement or cash flow enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement or cash flow enhancement. If delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	The servicer, in its capacity as custodian, will maintain possession of the original contracts for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities.

Furthermore, if the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the securities.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.	Upon the origination of a receivable, each originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, each originator, either directly or through the sponsor, will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. We, the sponsor or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of the applicable originator or an affiliate, as applicable, in the financed vehicle. The servicer, the related originator or the sponsor may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the issuing entity or the securityholders and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

Failure to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. We or the sponsor may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that we or the sponsor fail to make such a repurchase, or to the extent that a

.

court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Law” in this prospectus

Bankruptcy of the sponsor, an originator or the depositor could result in delays in payments or losses on your securities.

Following a bankruptcy or insolvency of the sponsor, an originator or the depositor, a court could conclude that the receivables for your series of securities are owned by the sponsor, the applicable originator or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the originator, the depositor or the issuing entity should be treated as the same entity as the sponsor or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•    the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•    tax or government liens on the sponsor’s, the applicable originator’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the securities; or

•    the fact that the issuing entity and the indenture trustee for your series of securities may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

The sponsor, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the securities.	The sponsor, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your securities. The sponsor, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your securities. However, the sponsor and the depositor will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by the sponsor with respect to a receivable is untrue, or if the sponsor breaches a covenant with respect to a receivable, then the sponsor may be required to repurchase that receivable. If the sponsor fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “The Transaction Documents—Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor, or any other person will have any obligation to purchase or repurchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity.

You may receive payments on your securities earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

•    The rate of return of principal is uncertain. The amount of distributions of principal of your securities and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if the sponsor or the servicer is required to repurchase receivables from the issuing entity because of a breach of representation or warranty, payment of principal on the securities will be accelerated.

•    You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the securities prior to the expected principal payment date for one or more classes of securities of a series. Asset backed securities, like the securities, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

•    An early redemption of the securities from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer, the depositor or any other entity specified in the applicable prospectus supplement, the issuing entity will redeem the securities and you will receive the remaining principal amount of your securities plus any other amounts due to securityholders, such as accrued interest through the related payment date. Because your securities will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

You may experience a loss or a delay in receiving payments on the securities if the assets of the issuing entity are liquidated.	If certain events of default under the indenture occur and the securities of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the securities of that series in full. Even if liquidation proceeds are sufficient to repay the securities in full, any liquidation that causes the outstanding principal balance of a class of securities to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the securities.

Subject to the satisfaction of the following conditions,

• no servicer replacement event exists under the transaction documents; and

• each other condition to making monthly or less frequent deposits as may be set forth in the applicable transaction documents is satisfied;

the servicer will not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to securityholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds or if the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to securityholders may occur.

The return on your securities may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The economic conditions could deteriorate in connection with an economic recession or could be due to events such as rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor. As a result, you may experience payment delays and losses on your securities. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your securities earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Extensions of payments on receivables could increase the average life of the securities.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase the receivable from the issuing entity if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your securities.	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your securities.	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the securities are insufficient to cover the applicable default amount.

The absence of a secondary market for the securities could limit your ability to resell your securities.	If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

If your securities are in book-entry form, your rights can only be exercised indirectly.	If your securities are initially issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the securities within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note representing your interest.

Securities initially issued in book-entry form will remain in book-entry form except in the limited circumstances described under the caption “The Securities—Definitive Securities” in this prospectus. Unless and until the securities cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related security.

As a result, you will only be able to exercise the rights as a securityholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge or transfer your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the securities in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the securities of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity.

The securities may not be a suitable investment for you.	The securities are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the securities and the interaction of these factors.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the securities.	The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to an issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its serving discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the securities.

The failure to make principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date.	The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a security generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of securities.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUING ENTITIES

With respect to each series of securities the depositor, Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of Santander Consumer USA Inc. (“SCUSA”), will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the depositor and the trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for the securities of that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.

The issuing entity may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuing entity.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):

•

a pool of motor vehicle retail installment sales contracts and/or installment loans made by an Originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new and/or used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles;

•	the depositor’s right to all documents and information contained in the receivable files;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	security interests in the financed vehicles;

•

the applicable Originator’s rights to receive proceeds from claims on credit life, credit disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

•

to the extent specified in the applicable prospectus supplement, some of the applicable Originator’s rights relating to the receivables purchased from dealers under agreements between the applicable Originator and the dealers that sold the financed vehicles;

•

the Issuing Entity Accounts and all amounts on deposit in the applicable Issuing Entity Accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the applicable prospectus supplement);

•	the rights of the issuing entity under each applicable transaction document;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, surety bond, letter of credit, reserve account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap, interest rate cap, guaranteed investment contract or other hedge agreement may also be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the applicable prospectus supplement, the issuing entity property may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables directly or indirectly from SCUSA or from another Originator during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEE

The trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor trustee. The depositor or administrator of each issuing entity may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the related trust agreement;

•	the trustee becomes legally unable to act; or

•	the trustee becomes insolvent.

In any of these circumstances, the depositor and the administrator, acting jointly, must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

The principal offices of the applicable issuing entity and the related trustee will be specified in the applicable prospectus supplement.

THE DEPOSITOR

Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of SCUSA, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247. You may also reach the depositor by telephone at (214) 292-1930. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell one or more securities; to enter into and deliver any agreement which may be required or advisable to effect the administration or servicing of the receivables or the issuance and sale of any securities, and to perform its obligations under each agreement to which it is a party; to establish any reserve account, spread account or other credit enhancement for the benefit of any securities issued by an issuing entity and to loan, transfer or otherwise invest any proceeds from the receivables; to purchase financial guaranty insurance policies for the benefit of any security issued by an issuing entity, to enter into any interest rate or basic swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any receivables or for the benefit of any security issued by an issuing entity and to prepare and file registration statements, prospectuses and prospectus supplements relating to securities to be offered and sold. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from SCUSA pursuant to contribution agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles, manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to any issuing entity have been or will be purchased or originated by the sponsor or another Originator. See “The Originators” and “Servicing by SCUSA” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuing entity, also known as the “receivables pool,” will be selected by the depositor based upon the satisfaction of several criteria, including that each receivable:

•	was originated out of the sale of or is secured by a new or used vehicle;

•

provides for fully amortizing level scheduled monthly payments, except for the first and last payment and for the accrual of interest at the related contract rate according to either the Simple Interest Method or the Scheduled Interest Method; and

•	is not more than 30 days delinquent on the related cut-off date.

Each of the receivables will be selected using selection procedures that were not known or intended by the depositor to be adverse to the related issuing entity.

The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each receivable included in the issuing entity property of the issuing entity will either reflect the outstanding principal balance of the receivable as of the cut-off date calculated under the

Scheduled Interest Method or Simple Interest Method or another method as specified in the applicable prospectus supplement.

Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate or annual percentage rate, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, including motorcycles, as applicable.

Calculation Methods

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

THE ORIGINATORS

The receivables may be originated by SCUSA or by any other entity identified in the applicable prospectus supplement. We use the term “Originators” to refer to SCUSA, any of its affiliates or any other entity that originates motor vehicle retail installment sales contracts and/or installment loans transferred to the depositor, as specified in the applicable prospectus supplement, and “Originator” to refer to any one of them. Information regarding the Originators with respect to a particular pool of receivables will be provided in the applicable prospectus supplement under “The Originators”.

THE SERVICER

The servicer for each issuing entity will be SCUSA and/or other entities specified in the applicable prospectus supplement. We refer to SCUSA or any other entity servicing some or all of the receivables owned by an issuing entity as a “Servicer” for that issuing entity. All servicing and processing for a receivable will be performed by a Servicer. The applicable Servicer will have the right to delegate certain servicing and processing responsibilities of the receivables to other entities pursuant to the applicable sale and servicing agreement. Each Servicer will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each receivable and the related collateral. Information about the servicing practices of SCUSA is set forth below under “Servicing by SCUSA.” Information about the servicing practices of any other Servicer will be set forth in the applicable prospectus supplement.

SERVICING BY SCUSA

Overview

SCUSA’s servicing practices are closely integrated with the origination platform of SCUSA. This results in the efficient exchange of information which aids both servicing and evaluation and modification of product design and underwriting criteria.

Collections

Collections are primarily performed at the servicing centers in Dallas, Texas, North Richland Hills, Texas, Lewisville, Texas, Denver, Colorado and Fort Mill, South Carolina. The servicing practices associated with sub-prime receivables include: (i) placing reminder calls to new obligors three days prior to the first three payment due dates; (ii) attempting telephonic communication with certain obligors depending on their behavioral score after a missed payment; (iii) making evening and weekend collection calls; and (iv) continuing to make calls at least once a day until contact is made. In cases where an obligor has broken a promise to make a payment on a certain date, such obligor is called within a day. If the collection department is unsuccessful in contacting an obligor by phone, alternative methods of contact, such as location gathering via references, employers, landlords, credit bureaus or cross directories are pursued. SCUSA uses monthly billing statements to serve as a reminder to obligors as well as an early warning mechanism in the event an obligor has failed to notify SCUSA of an address change. Payments are received in the mail or through a lockbox. In addition to mailing in payments, obligors may make payments via the Internet, an interactive voice response system, third party payment processing services and verbally with SCUSA’s customer service and collections staff. Credit and debit cards are also accepted.

On a daily basis, SCUSA’s integrated servicing system automatically forwards accounts to its automated dialer as well as its standard collections system based upon risk and projected loss severity. Risk assessment directs several courses of action, including delaying collection activity based upon the likelihood of self curing, directing an account to our automated dialer or forwarding the account for accelerated/specialty treatment (i.e., bankruptcy, repossessions, impounded units, skip tracing, etc.). To assist in the collection process, SCUSA’s collection staff has the ability to access original contract documents through its imaging system, as well as having the availability to offer a due date change, deferral, temporary reduction in payment and in rare cases a hardship re-write.

The collection process is divided into stages. Early stage collections services receivables that are generally less than 40 days delinquent. SCUSA outsources servicing on a portion of receivables at the earliest stages of delinquency (less than 20 days delinquent). These obligors are then called by a predictive dialer. Once a live voice responds to the automated dialer’s call, the system automatically transfers the call to a collector while simultaneously delivering the relevant account information to the collector’s computer screen. Mid stage collections services receivables that are normally 40 to 60 days delinquent. Receivables within this stage are worked by an advanced collection unit that provides light skip work, as well as enhanced negotiating skills. The objective of mid stage collections is to limit the number of receivables that roll to late stage delinquency, as well as to mitigate loss. Late stage collections services receivables that are normally greater than 60 days delinquent. Receivables within this stage are worked by SCUSA’s most experienced collectors. Late stage collectors employ heavy skip tracing and negotiating skills to determine the “collectability” of the receivable. If the delinquency is not cured, repossession of the vehicle may be recommended, usually by the 90th day of delinquency.

At times, SCUSA, in accordance with its servicing policies, offers payment deferrals or extensions to obligors who have encountered temporary financial difficulty. SCUSA has developed a proprietary score which assesses the obligors’ capacity to make future payments. SCUSA currently utilizes an industry-standard deferment policy. A collector must obtain a written or recorded acknowledgment from the obligor before granting a deferral. No deferrals may be granted until at least 6 months after the account was originated. Total months deferred can never exceed 8 months. Exceptions to the deferral policy, including hardship re-writes, are limited and require management approval. SCUSA may also temporarily reduce the monthly payment amount for certain obligors for a maximum of 6 months. This temporary reduction may only be granted after an obligor has made at least 6 payments and is only offered once during the life of a loan.

Charge-off Policy

Repossessions. Receivables related to repossessed vehicles are charged off in the month during which the earliest of any of the following occurs: (a) liquidation of the repossessed vehicle; (b) 91 days following the vehicle’s repossession date; and (c) the month in which the account becomes contractually delinquent greater than 4 months. The amount of the initial charge-off shall be equal to the then current outstanding receivable principal balance less the sum of the proceeds from the disposition of the vehicle, net of the costs incurred in repossession, storing and disposing of the vehicle. The initial charge-off may be adjusted for additional recoveries or charge-offs, to reflect the actual proceeds received from rebates or the cancellation of outstanding insurance policies and/or extended service contracts.

Bankruptcies. If a notice of bankruptcy with respect to a receivable is received, the receivable will be charged off (at the time described in the next sentence) in an amount equal to the current outstanding principal balance of the account at the time of the notice. The charge-off will be made upon the earlier to occur of (a) the month in which the account becomes contractually delinquent greater than 4 months or (b) receipt of notice of the results of the bankruptcy proceeding, indicating that a charge-off or adjustment for a “cram down” is appropriate. Any notice of the result of a bankruptcy proceeding received after the receivable is charged-off will result in the reinstatement of the receivable under the new terms or the recovered vehicle being sold following repossession, as appropriate. The resulting write-backs will be treated as recoveries.

Skips. A “skip”, an account for which SCUSA has been unsuccessful in locating either the obligor or the financed vehicle, is charged off in an amount equal to the then current outstanding principal balance of the receivable in the month the account becomes contractually delinquent greater than 4 months. If continued collection efforts result in subsequent contact with the obligor or the financed vehicle and the financed vehicle is repossessed and sold, then any proceeds from the disposition of the financed vehicle (net of the costs incurred in the repossessing, storing and disposing of the vehicle) and any rebates from the cancellation of any outstanding insurance policies or extended service contracts are recorded as recoveries.

Thefts or collisions. Theft or collision accounts are charged off in the month in which the account becomes contractually delinquent greater than 4 months. The charge-off is equal to the then current outstanding balance of the receivable. Insurance proceeds received after an account is charged-off are recorded as recoveries.

Receivables are placed in “non-accrual” status when they are greater than 60 days delinquent. Accrued and unpaid interest is reversed at the time the receivable is placed in non-accrual status. Charged-off receivables are pursued for any deficiencies by SCUSA until such time as it is judged that no further recoveries can be effected. SCUSA has the ability to establish payment schedules for deficiencies and/or negotiate lump sum settlements of deficiencies. However, SCUSA will be subject to certain limitations in the sale and servicing agreement with respect to any modifications of the receivables.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more obligor notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the obligor. Some jurisdictions provide the obligor with reinstatement or redemption rights. Repossessions are handled by independent repossession firms managed by “Repossessions Consolidator” companies contracted by SCUSA. All repossessions, other than those relating to bankrupt accounts or previously charged-off accounts, must be approved by a collections manager. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the receivable. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the receivable, and the resulting deficiency is charged-off. The servicer pursues collection of deficiencies when it deems such action to be appropriate.

The decision to repossess a vehicle is influenced by many factors, such as previous receivable history, reasons for delinquency, and cooperation of the obligor. As part of the collection process, all practical means of contacting the obligor are attempted. If at any point a collector feels that there is little or no chance of establishing contact with the obligor, or that the obligor will not make the required payments, the collector will submit such receivable for repossession. The decision to repossess is based on an internal repossession score and will generally be made when the loan becomes approximately 90 days delinquent.

Once the decision to repossess a vehicle is made, the account is referred to an outside agency that handles the actual repossession. Most state laws require that the obligor be sent a “Notice of Intent to Sell,” which informs the obligor of the lender’s intent to sell the repossessed vehicle. The various states provide for a period of time, generally 10 to 20 days, during which the obligor may have the right, depending on the applicable statute, to either reinstate the receivable by making all past due payments and paying the repossession and storage expenses of the vehicle or by paying the receivable in full. If the obligor does not exercise his right to reinstate the receivable or redeem the vehicle, as provided by the applicable statute, the vehicle is sold at public auction or at a private sale. Prior to the sale, a repossessed vehicle undergoes evaluation and, if necessary, extensive reconditioning is performed in order to maximize recovery value. The vehicle is usually sold within 30 to 60 days after being repossessed. After the “Notice of Intent to Sell” expiration date, applications are made for rebates on any extended warranty or life, accident and health insurance policies that may have been financed as part of the vehicle purchase.

Perfection of Security Interests

Each contract contains a sale assignment with a clause granting the applicable Originator a security interest in the related financed vehicle. In each state in which the applicable Originator does business, a security interest is perfected by noting the secured party’s interest on the financed vehicle’s certificate of title. The applicable Originator or its predecessor in interest or affiliate, as applicable, is recorded as lienholder on the financed vehicle titles. The dealer is required to complete the title work and take all the steps required to perfect the applicable Originator’s security interest. As more fully described in the applicable prospectus supplement, the receivable is subject to repurchase by SCUSA, the applicable Originator and/or the depositor if the applicable Originator’s security interest is not perfected.

SCUSA’s quality control procedures include a title tracking system used to review and track title processing by dealers and state authorities until such time as the certificate of title has been received.

Insurance

Initially, all of the receivables owned by the issuing entity are covered by physical damage insurance policies maintained by the obligors and the applicable Originator is named as loss payee. SCUSA does not use force-placed insurance if an obligor fails to maintain any required insurance. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

Prior Securitization Transactions

SCUSA’s specific servicing policies and practices may change over time. None of the securitization transactions of Drive Financial Services LP (“Drive FS”), the predecessor of SCUSA, or SCUSA have experienced early amortizations, servicer defaults or events of default. In some previous transactions sponsored by Drive FS that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related transfer agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is utilized in connection with the issuance of a series of securities, the Servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Eligible Investments. Information regarding the subsequent receivables, if applicable, will be included in one or more reports filed by the issuing entity under Item 1 of Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the sellers of the receivables and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property of an issuing entity will be paid or distributed to the related securityholders on the next Payment Date following the Collection Period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the Servicer or a repurchase by SCUSA or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents as a result of a breach of covenants with respect to the receivables, or purchases made by the Servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected at the option of the Servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related securities or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the percentage specified in the applicable prospectus supplement. See “The Transaction Documents—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the Servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

SCUSA can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.

POOL FACTORS, NOTE FACTORS AND OTHER INFORMATION

For each transaction, each month the Servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the Servicer will compute a Note Factor, the “Note Factor” will be a six-digit decimal which the Servicer will compute each month indicating the outstanding balance for each class of notes at the end of the month as a fraction of the original balance of the corresponding class of notes as of the Closing Date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

Under the indenture, the securityholders will receive monthly reports concerning the payments received on the motor vehicle receivables, the aggregate receivables balance, the Note Factors and various other items of information. See “Reports to Securityholders” in this prospectus.

For transactions in which the Servicer will compute a Pool Factor, the “Pool Factor” will be a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the issuing entity property as of the applicable subsequent cut-off date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

With respect to each issuing entity, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance, the Pool Factor and/or the Note Factor and other relevant information. If the securities are issued in book-entry form, then The Depository Trust Company (“DTC”) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security as described in the applicable prospectus supplement. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Securities—Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given series will be applied by the depositor (1) to purchase the receivables pursuant to the related transfer agreement, (2) to deposit any amounts, if applicable, to the pre-funding account and to fund any other collateral accounts, (3) to pay other expenses in connection with the issuance of the securities and (4) to repay certain warehouse debt. Any remaining amounts will be added to the depositor’s general funds and may be dividended to SCUSA, as the equity member of the depositor.

THE SECURITIES

A series of securities may include one or more classes of notes and certificates. Each issuing entity will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with any summary of the notes or the certificates in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, these summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the securities and the other related transaction documents and the applicable prospectus supplement.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes will be issued in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Holders of book-entry notes will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See below under “—Definitive Securities” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Payments of interest on a class of notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, Servicer’s or another entity’s exercising of its option to purchase the assets of the issuing entity.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, which will be as set forth in such applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Payment Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the credit rating agencies hired by the sponsor to rate the notes, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

If the depositor, the Servicer or another entity exercises its option to purchase the assets of an issuing entity in the manner and on the respective terms and conditions described in the applicable prospectus supplement, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

The Certificates

If the issuing entity is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuing entity pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the depositor, as described in the applicable prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, distributions of interest on such certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

If the depositor, the Servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described in the applicable prospectus supplement, the outstanding certificates may be redeemed as set forth in the applicable prospectus supplement.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the credit rating agencies hired by the sponsor to rate the notes, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified terms with respect to such series.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in such applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to such classes of securities may be:

•

utilized by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables—The Receivables Pool” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders; or

•	applied to those securities of the related series as then are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Series of Securities

Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of notes and/or certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Unless otherwise specified in the applicable prospectus supplement, each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” in this prospectus. All book-entry securities will be held by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global securities and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.

Definitive Securities

Unless the applicable prospectus supplement specifies that the notes will be issued in definitive form, the securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Securityholder Lists

If definitive securities are issued in the circumstances set forth above, or if the indenture trustee is not the registrar for the securities, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the securityholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on the second business day preceding each Payment Date, the trustee or indenture trustee will forward or otherwise make available to each noteholder or certificateholder a statement (prepared by the Servicer) setting forth for that Payment Date and the related collection period the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of securities:

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that Payment Date;

•	the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period;

•	the aggregate servicing fee paid to the Servicer with respect to the related receivables for the related Payment Date;

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the amount of fees paid to the indenture trustee and the owner trustee, the amount of any unpaid fees to the indenture trustee and owner trustee and any changes in such amount from the prior Payment Date;

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the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the Pool Factor and/or Note Factor;

•	the Pool Balance; and

•	the amount remaining of any credit or liquidity enhancement, if applicable.

DTC will supply these reports to securityholders of book-entry securities in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security as provided in the applicable prospectus supplement.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by law, the trustee or indenture trustee and paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any securities of a series. Further, the securities of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of securities. See “Risk Factors—The securities may not be a suitable investment for you” in this prospectus. In addition, because the securities of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors—The absence of a secondary market for the securities could limit your ability to resell your securities” in this prospectus.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

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each “sale agreement,” “purchase agreement,” “transfer agreement” or “receivables transfer agreement” pursuant to which the depositor will purchase receivables from an Originator or another entity, or have receivables contributed to it by SCUSA (collectively, the “transfer agreements”);

•

each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuing entity will purchase receivables from the depositor and which the Servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

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each “administration agreement,” if any, pursuant to which SCUSA or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement. The depositor will file the material documents for a particular transaction with the SEC by post-effective amendment to the registration statement or under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files the prospectus supplement and the accompanying prospectus for that transaction with the SEC.

Transfer and Assignment of the Receivables

Transfer and Assignment by SCUSA. Prior to the issuance of a series of securities by the related issuing entity, pursuant to the relevant transfer agreement, one or more sellers (which term, for purposes of this section, may be or include the sponsor or an Originator) will sell and assign to a purchaser (which term, for purposes of this section, may be or include the sponsor or the depositor), without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, the seller may have acquired all or a portion of the transferred receivables from an Originator.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of securities by the related issuing entity, the depositor will contribute and assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreements, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the relevant sale and servicing agreements. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the issuing entity will, concurrently with the contribution and assignment, execute, authenticate and deliver the definitive certificates and notes representing the related securities.

Representations and Warranties. On each closing date as more fully described in the applicable prospectus supplement, the Originator, the depositor and/or another entity will make certain representations about the receivables. If any party to a transfer agreement or a sale and servicing agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer were made which materially and adversely affects the interests of the issuing entity or the securityholders, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement or sale and servicing agreement, as applicable; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the Servicer, the depositor and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the originator or the depositor under the transfer agreement or the sale and servicing agreement, as applicable. If the breach materially and adversely affects the interests of the issuing entity or the securityholders in the related receivable, then the depositor will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day after the date the depositor became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the originator or the depositor will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, the repurchasing party will pay (or will cause to be paid ) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase. The repurchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement or sale and servicing agreement.

The Collection Account and Eligible Investments

With respect to each issuing entity, the Servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which, among other things, all payments made on or with respect to the related receivables and amounts released from the reserve or spread account will be deposited for payment to the related securityholders and any other secured party, as described in the applicable prospectus supplement. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the Servicer. Eligible Investments made with respect to the collection account will mature so that such funds will be available on the immediately following Payment Date and income from amounts on deposit in the collection account which are in Eligible Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

The collection account and any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

Each sale and servicing agreement will require the Servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any collection period into the collection account within the timeframe specified in the applicable prospectus supplement. Pending deposit into the collection account, collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments and distributions of principal and interest or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

With respect to each issuing entity on each Payment Date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the Servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Payment Date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement.

Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the securityholders of the full amount of interest and principal due on their securities.

Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your securities. If losses on receivables exceed the credit enhancement available, securityholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of securities will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow arrangements specified in this prospectus.

Applicable credit enhancements may include one or more of the following:

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A reserve or spread account, funded with a cash deposit, a letter of credit or a combination of a cash deposit and a letter of credit, or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the securities would be returned to the depositor or other provider of the cash or deposit.

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Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, and principal payments on the securities. The amount of excess spread will depend on factors such as APRs, interest rates on the securities, prepayments, yield supplement overcollateralization amounts and losses.

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A financial guaranty insurance policy, which is a financial guaranty insurance policy issued by a financial guaranty insurer for the benefit of the securityholders which will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the related securities during the term of the financial guaranty insurance policy.

•	Overcollateralization, which is the amount by which the net pool balance of the receivables exceeds the principal balance of the securities.

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Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

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One or both of the following structural features: subordination that will cause more junior classes of securities to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of securities and no amounts are released to the residual until such class or classes are paid.

Applicable cash flow enhancements may include the following:

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Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on an interest rate index and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent the applicable interest rate index exceeds a stated, or capped, amount.

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Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

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Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

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Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the Servicer at the time of a bankruptcy proceeding.

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Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of securities to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

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Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Servicer Reports

The Servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “The Securities—Statements to Securityholders” in this prospectus.

Purchase of Receivables by the Servicer

To the extent described in the applicable prospectus supplement, the Servicer may be required to purchase receivables as to which the Servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the issuing entity or the securityholders or any applicable credit enhancement provider and the Servicer is unable to timely cure such breach.

Servicing Fee

The Servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The Servicer or its designee will also be entitled to retain, as additional compensation, any and all late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable, as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the Servicer or its designee may also be entitled to receive net investment income from Eligible Investments as additional servicing compensation. The Servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Collection of Receivable Payments

The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Generally, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the Servicer (i) extends the date for final payment by the obligor of any receivable beyond a specific date identified in the applicable prospectus supplement or (ii) reduces the contract rate other than as required by applicable law (including without limitation, the Servicemembers Civil Relief Act) or court order or the outstanding principal balance with respect to any receivable other than as required by applicable law or in certain other circumstances described in the applicable prospectus supplement, it will either correct such action or promptly purchase such receivable if such change in the receivable would materially and adversely affect the interests of the issuing entity or the securityholders in such receivable. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the Servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the Servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account.

The receivable created by such refinancing shall not be property of the issuing entity. The Servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the related sale and servicing agreement which materially and adversely affects the interests of the issuing entity or the securityholders, the party discovering that breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the Servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the Servicer under the sale and servicing agreement. If the breach materially and adversely affects the interests of the issuing entity or the securityholders in the related receivable, then the Servicer will either (a) correct or cure that breach or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day after the date the Servicer became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the Servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that purchase, the purchasing party will pay (or will cause to be paid ) the purchase price by depositing the purchase price into the collection account on the date of purchase. The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the Servicer of certain of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order, the Servicer will not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the Servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the Servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the Servicer will not be obligated to make an advance if the Servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to defaulted receivables. In making advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the Servicer from collections on the receivables pool prior to any distributions on the securities of the related series.

Realization Upon Defaulted Receivables

On behalf of the related issuing entity, the Servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the Servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The Servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the Servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses.

The Servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivables deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold no longer belongs to the related issuing entity. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the related issuing entity to evidence the sale of the receivable free from any lien or other interest of the related issuing entity or the related indenture trustee, if any.

Evidence as to Compliance

Each sale and servicing agreement will provide that so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, the Servicer will deliver annually to the related issuing entity and indenture trustee and/or trustee, as applicable, on or before the date specified in the sale and servicing agreement, an officer’s certificate stating that (i) a review of the Servicer’s activities during the preceding calendar year and of performance under the applicable sale and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the Servicer has fulfilled all its obligations under the applicable sale and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, each party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the related issuing entity will deliver annually to the related issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

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a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

To the extent specified in the related prospectus supplement, a party participating in the servicing and administration of the receivables may no longer be required to provide an Assessment of Compliance or an Attestation Report if the depositor is no longer filing reports under the Exchange Act with respect to the related issuing entity.

Material Matters Regarding the Servicer

The Servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor Servicer has assumed the Servicer’s servicing obligations. The Servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the Servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the Servicer will remain responsible for any duties it has delegated.

Upon the termination or resignation of the Servicer, the Servicer will continue to perform its functions as Servicer, until a newly appointed Servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated Servicer.

Upon appointment of a successor Servicer, the successor Servicer will assume all of the responsibilities, duties and liabilities of the Servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor Servicer that survive its termination as Servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor Servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the securityholders from effecting that transfer of servicing. The predecessor Servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Servicer Replacement Events

The servicer replacement events under any sale and servicing agreement will be specified in the applicable prospectus supplement.

Upon the occurrence of any servicer replacement event, the sole remedy available to the securityholders will be to remove the Servicer and appoint a successor Servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the Servicer, the trustee or such official may have the power to prevent the Servicer’s removal.

Rights Upon Default by the Servicer

Matters relating to the termination of the related Servicer’s rights and obligations and the waiver of any defaults by the related Servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Each of the transaction documents may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.

Optional Redemption

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the Servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property (other than the reserve account or other credit enhancement) of an issuing entity on any payment date as of which one of the following conditions is met, as specified in the applicable prospectus supplement: (i) the related Pool Balance, as of the last day of the related collection period has declined to the percentage of the initial Pool Balance plus any prefunded amounts specified in the applicable prospectus supplement; or (ii) the aggregate outstanding principal balance of the securities, as of the last day of the related collection period, has declined to the percentage of the initial principal balance of the securities specified in the applicable prospectus supplement. If this option is exercised, the purchase price will be equal to the greater of (a) the fair market value of the issuing entity property (other than the reserve account or other credit enhancement) and (b) the aggregate outstanding principal amount of the securities plus accrued and unpaid interest thereon at the applicable interest rate.

As more fully described in the applicable prospectus supplement, any outstanding notes of the issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Trustee and Indenture Trustee

With respect to each issuing entity, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreements, trust agreement, administration agreement, indenture, securities or any related receivables or related documents. As of the applicable closing date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreements, administration agreement, or indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the Servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

With respect to each issuing entity, the trustee or indenture trustee will be under no obligation to exercise any of the issuing entities’ powers or powers vested in it by the sale and servicing agreements, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the reasonable costs, expenses and liabilities which may be incurred therein or thereby.

Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the depositor or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the related issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

Each trustee and indenture trustee will be entitled to a fee which will be payable either on an annual basis or any other basis specified in the applicable prospectus supplement. These trustee fees will be payable by the Servicer out of its servicing fee as specified in the applicable prospectus supplement. The related sale and servicing agreements, trust agreement, administration agreement, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful conduct, bad faith, gross negligence or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable.

SCUSA, the Servicer and the depositor may maintain other banking relationships with each trustee and indenture trustee in the ordinary course of business.

The Administration Agreement

SCUSA or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuing entity and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required of the trustee and/or the related issuing entity pursuant to the related indenture or trust agreement. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement. Any administration fee will be paid by the Servicer.

THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents—Amendment” in this prospectus.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that each issuing entity will not, among other things:

•

except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted encumbrances) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

List of Noteholders

With respect to the notes of any issuing entity, three or more holders of the notes of any issuing entity or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes.

Annual Compliance Statement

Each issuing entity will be required to deliver annually to the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be required by law to enable such holder to prepare its federal and state income tax returns.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee of notes for each issuing entity will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement) may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor indenture trustee for such issuing entity and payment of all fees and expenses owed to the outgoing indenture trustee.

Additional matters relating to the indenture trustee are described under “The Transaction Documents” in this prospectus.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by SCUSA, another Originator, or any other entity to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The Servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the Servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The Servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the Servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by SCUSA to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•

any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of SCUSA, any other Originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sales contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle such as a motorcycle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. SCUSA or an entity identified in the related prospectus supplement will warrant to the depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If any Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If each Originator did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 30 days of the date of such perfection, in which case the related Originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. Each Originator, either directly or indirectly, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the Servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator or its predecessor in interest or affiliate, as applicable, will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreement relating to each issuing entity is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator or its predecessor in interest or affiliate, as applicable, generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the applicable Originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, SCUSA takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the Servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. Each issuing entity will authorize the Servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the Servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to SCUSA’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and Servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Bureau of Consumer Financial Protection’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sales contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. SCUSA will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or SCUSA, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the Originator should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of SCUSA’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by SCUSA under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of SCUSA. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

SCUSA and the depositor believe that:

•

subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of SCUSA will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of SCUSA with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of SCUSA in the event of a petition for relief under the Bankruptcy Code with respect to SCUSA; and the transfer of receivables by SCUSA or any other entity identified in the related prospectus supplement to the depositor should constitute an absolute transfer, and, therefore, such receivables would not be property of SCUSA or that entity, as applicable, in the event of the filing of an application for relief by or against SCUSA or such entity, as applicable, under the Bankruptcy Code.

Counsel to the depositor will also render its opinion that:

•

subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of SCUSA in the event of a petition for relief under the Bankruptcy Code with respect to SCUSA; and

•

the transfer of receivables by the applicable seller to the depositor constitutes an absolute transfer and would not be included in that seller’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court or a creditor were to take the view that SCUSA and the depositor should be substantively consolidated or that the transfer of the receivables from any seller to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

Repurchase Obligation

Each seller of receivables to the depositor, including SCUSA, will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that seller will be required under the applicable transaction documents to repurchase the affected receivables. SCUSA is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of SCUSA’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including SCUSA, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to SCUSA, the depositor and issuing entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The applicable issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of SCUSA. For an issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of SCUSA (1) the FDIC would have to be appointed as receiver for SCUSA under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the applicable issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of SCUSA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of SCUSA or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to SCUSA, the depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of SCUSA or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which SCUSA or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of SCUSA’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include SCUSA or its subsidiaries (including the depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include SCUSA or its subsidiaries (including the depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving SCUSA or its subsidiaries (including the depositor or your issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement and each sale and servicing agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, SCUSA believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement and each sale and servicing agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the applicable transfer agreement would be treated as having made a loan to SCUSA, and the issuing entity under the applicable sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If SCUSA or the depositor were placed in receivership under OLA, the FDIC could assert that SCUSA or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by SCUSA to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the applicable issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements and the related sale and servicing agreements are respected as legal true sales, as receiver for SCUSA or a covered subsidiary the FDIC could:

•

require the applicable issuing entity, as assignee of SCUSA and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•

if an issuing entity were a covered subsidiary, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against SCUSA or a covered subsidiary (including the issuing entity); or

•	repudiate SCUSA’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which SCUSA or a covered subsidiary (including any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of SCUSA or any covered subsidiary or affect any contractual rights of SCUSA or a covered subsidiary (including any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for SCUSA, the depositor or the applicable issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the applicable issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If SCUSA or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by SCUSA or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against SCUSA, the depositor and the applicable issuing entity as provided in the applicable transfer agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for each issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel delivered in connection with the applicable prospectus supplement.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the Servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The following discussion also addresses certificates falling into three general categories:

•

Certificates representing interests in a trust which the depositor, the Servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•

Certificates or membership interests—including Strip Certificates—and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the depositor, the Servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•

Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the depositor or an affiliate (the “Initial Certificateholder”) representing interests in a trust or limited liability company, as the case may be, which the depositor and the Servicer will agree to treat as a division of the Initial Certificateholder for purposes of federal, state and local income, franchise, and value-added taxes (a “Tax Non-Entity”). In the case of an issuing entity treated as a Tax Non-Entity, Special Tax Counsel is of the opinion that the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

Characterization as Debt. For each series of notes offered under a prospectus supplement, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the Servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuing entity of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “—Trust Certificates—Classification of Trusts and Trust Certificates,” “—Partnership Certificates—Classification of Partnerships and Partnership Certificates” or “—Tax Non-Entity Certificates—Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•

is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code; and

•

provides an appropriate statement on IRS Form W-8BEN signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Recently Enacted Federal Tax Legislation. Foreign Persons should be aware that United States tax legislation (“FATCA”) enacted in 2010 provides that, beginning on January 1, 2013, a 30% withholding tax will be imposed on certain payments in respect of debt obligations issued after March 18, 2012 (which could include interest in respect of such notes and gross proceeds from the sale, exchange or other disposition of such notes) made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules that in general require that

(i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity or certify that such entity does not have any substantial United States owners.

The IRS has released proposed regulations generally delaying the FATCA effective date for debt obligations to those issued after 2012, along with preliminary guidance indicating that FATCA withholding tax on interest will not be imposed with respect to payments made prior to January 1, 2014 and that FATCA withholding tax on gross proceeds will not be imposed with respect to payments made prior to January 1, 2015. Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Foreign Persons that hold notes or certificates should consult their own tax advisors regarding the potential application and impact of FATCA based on their particular circumstances.

As noted above, the new withholding and information reporting requirements generally will apply to withholdable payments made after December 31, 2012, but would exempt from withholding payments on or gross proceeds arising from the disposition of debt instruments outstanding on March 18, 2012 (except to the extent that such instrument is modified after such date in a manner which results in such instrument being treated as a new debt instrument for federal income tax purposes). Prospective purchasers are urged to consult with their tax advisors regarding these new provisions.

For taxable years beginning after December 31, 2012, certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Trust Certificates

Classification of Trusts and Trust Certificates. For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the depositor and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “—Partnership Certificates—Classification of Partnerships and Partnership Certificates” below.

Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

Grantor Trust Treatment. Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “—Treatment of Fees or Payments,” in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return, its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the Servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “—Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the Servicer or the depositor may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the depositor exceed reasonable compensation for services provided, the Servicer or the depositor or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the Servicer or the depositor, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “—Discount and Premium” below with respect to the stripped bonds, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped bond is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder. It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the depositor by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

Discount and Premium. Assuming the fees and other amounts payable to the Servicer and the depositor will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “—Discount and Premium” in this prospectus.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to “backup withholding” at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “—The Notes—Tax Consequences to Foreign Noteholders.”

Recently Enacted Federal Tax Legislation. On March 18, 2010, President Obama signed the Hiring Incentives to Restore Employment Act (the “HIRE Act”). See “—The Notes—Recently Enacted Federal Tax Legislation” above for a summary description of this important recently enacted legislation.

Partnership Certificates

Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the depositor and the Servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the depositor, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

Partnership Taxation. Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the depositor. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the Servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The trustee or tax matters partner will be authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

Administrative Matters. For each Tax Partnership, the trustee or tax matters partner will be required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The trustee or tax matters partner will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

The depositor, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalty of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a United States trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Recently Enacted Federal Tax Legislation. On March 18, 2010, President Obama signed the HIRE Act. See “—The Notes—Recently Enacted Federal Tax Legislation” above for a summary description of this important recently enacted legislation.

Tax Non-Entity Certificates

Classification of Tax Non-Entities and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the initial certificateholder, the initial certificateholder and the Servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the initial certificateholder, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the initial certificateholder and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

If certificates are issued to more than one person, the depositor and the Servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders and the notes (if any) being debt of such partnership.

Risks of Alternative Characterization. If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “—Partnership Certificates—Classification of Partnerships and Partnership Certificates.”

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Internal Revenue Code and entities deemed to hold “plan assets” of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation applied. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition, holding and disposition of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if SCUSA, the Servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the acquisition, holding and disposition of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial acquisition, holding and subsequent disposition by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sales contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1)	The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2)	The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited and DBRS, Inc.

(3)	The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)	The trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the depositor, the trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)	The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)	The issuing entity satisfies the following requirements:

(a)	the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b)	securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c)	securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7)	The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8)	The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a)	all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)	the additional receivables do not result in a lower credit rating;

(c)	the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by a credit support provider or other insurance provider independent of the depositor or an independent accountant;

(d)	the pre-funded amount must not exceed 25% of the original aggregate principal amount of the offered securities; and

(e)	the pre-funding period must end the earlier of:

(x)	three months or ninety days after the Closing Date;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the depositor, a servicer and trustee.

(9)	The underwriter’s exemption permits interest-rate swap contract to be assets of an issuing entity if certain conditions are satisfied. An interest-rate swap (a “swap” or “swap agreement”) is a permitted issuing entity asset if it:

(a)	is an “eligible swap”. An “eligible swap” is one which:

(1)	is denominated in U.S. dollars;

(2)	pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(3)	has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations;

(4)	is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

(5)	has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of certificates are fully repaid; and

(6)	does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging;

(b)	is with an “eligible counterparty”. An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency;

(c)	is purchased by a “qualified plan investor”. A “qualified plan investor” is an employee benefit plan or plans where the decision to buy such class of certificates is made on behalf of the employee benefit plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the certificates and such fiduciary is either

(1)	a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements); or

(2)	an “in-house asset manager” under PTCE 96-23 (see below); or

(3)	has total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the certificates are acquired by the employee benefit plan;

(d)	if a “rating dependent swap” (where the rating of a class of certificates is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)	obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(2)	cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

In the event that the servicer fails to meet these obligations, employee benefit plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of certificates held by an employee benefit plan which involves such ratings dependent swap;

(e)	if a “non-ratings dependent swap” (those where the rating of the certificates does not depend on the terms and conditions of the swap) the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)	obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(2)	cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(3)	terminate the swap agreement in accordance with its terms; and

(f)	permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition, holding and disposition of securities by benefit plans sponsored by the depositor, the underwriters, the trustee, the Servicer, the insurer, the swap counterparty or any “obligor” (as defined in the underwriter’s exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•

immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•

in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuing entity is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity; provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding sale and servicing agreement and (b) the sale and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB- (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, Inc., DBRS Limited and DBRS, Inc., each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

UNDERWRITING

The depositor may offer and sell the securities of a series, or cause the related issuing entity to sell the securities of a series, in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes may be retained by the depositor or will be sold in a private placement.

If market conditions permit, the depositor may decide to increase the amount of securities being offered and the size of the related pool of motor vehicles loans in a particular transaction subsequent to the delivery of the preliminary prospectus. If the pool balance of the portfolio of motor vehicle loans, the amount of each class of securities and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of motor vehicle loans on a percentage basis, then it is possible that no additional disclosure would be provided prior to the time the securities are sold.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•

set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•

specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the sponsor and/or the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Except to the extent set forth in the applicable prospectus supplement, each issuing entity may invest funds in its Issuing Entity Accounts in Eligible Investments acquired from the underwriters or from SCUSA, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series also subject to the underwriting agreement.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by SCUSA, the issuing entity or the depositor, in press releases and in oral and written statements made by or with SCUSA’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of SCUSA, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,”

“estimate” or similar expressions. SCUSA, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of SCUSA, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. SCUSA, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

REPORTS TO SECURITYHOLDERS

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the Servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement or other applicable transaction documents. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of SCUSA to securityholders. The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

Santander Drive Auto Receivables LLC, as depositor, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http//www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001383094. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be a part of this prospectus from the dates of filing of the documents. Such information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity for that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247; (214) 292-1930.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the depositor by Mayer Brown LLP.

GLOSSARY

“Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

“Collection Period” has the meaning set forth in the applicable prospectus supplement.

“controlling class” means, with respect to any issuing entity, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

“Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

“Eligible Investments” has the meaning set forth in the applicable prospectus supplement.

“financial institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

“Issuing Entity Accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any note distribution account, certificate distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Original Pool Balance” means, with respect to any issuing entity, the aggregate principal balance of the related receivables as of the applicable cut-off date.

“Originator” means SCUSA, any of its affiliates or any other entity that originates motor vehicle retail installment sales contracts and/or installment loan transferred to the depositor, as specified in the applicable prospectus supplement.

“Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates shall be to the beneficial owner thereof.

“Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day, on the next succeeding business day), as defined in the applicable prospectus supplement).

“Plan Assets Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account or other plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended.

“Pool Balance” means, with respect to any issuing entity as of any date of determination, the aggregate principal balance of the related receivables.

“Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cut-off date.

“prepayment assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” has the meaning set forth in the applicable prospectus supplement.

“Record Date” means, with respect to any Payment Date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date or redemption date occurs, (ii) for any book-entry securities, the close of business on the business day immediately preceding such Payment Date or redemption date, or (iii) any other day specified in the applicable prospectus supplement.

“SCUSA” means Santander Consumer USA Inc., an Illinois corporation.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the contract rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Servicer” means, with respect to any issuing entity, SCUSA or any other entity servicing the receivables owned by that issuing entity, as set forth in the applicable prospectus supplement.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.

“Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company are owned by the depositor, and the depositor and the Servicer agree to treat the trust or limited liability company as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

“Tax Non-Entity Certificates” means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates means to the beneficial owner thereof.

“Tax Partnership” means a trust or limited liability company in which the depositor, the Servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the Servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

“Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are intended to be references to the beneficial owner of the Trust Certificates.

INDEX

10 percent shareholder	51
administration agreement	27
amortization period	24
Assessment of Compliance	33
Attestation Report	33
backup withholding	54
Bankruptcy Code	43
benefit plan	59
bond premium amortization	50
capital assets	48
chattel paper	38
check-the-box	58
Clearstream	24
Closing Date	69
Collection Period	69
contribution agreement	27
controlled foreign corporation	51
Controlling Class	69
cut-off date	2
Defaulted Receivable	69
disqualified persons	59
Dodd-Frank Act	45
Drive FS	19
DTC	21, 24
effectively connected earnings and profits	51
eligible counterparty	63
Eligible Investments	69
eligible swap	62
ERISA	59
Euroclear	24
event of default	36
Exchange Act	19
FATCA	51
FDIC	45
Financial Institution	69
Foreign Person	69
FTC Rule	42
HDC Rule	42
HIRE Act	55
holder	49
Holder-in-Due-Course	42
Initial Certificateholder	49
Internal Revenue Code	36
investment income	49
IRS	47
Issuing Entity Accounts	69
issuing entity property	13
lemon laws	42
market discount	50
Note Factor	21
obligor	64
OID	49
OLA	45

Original Pool Balance	69
Originator	16, 69
Originators	16
overallotment	66
parties in interest	59
Partnership Certificates	49, 69
Payment Date	69
Plan Assets Regulation	60, 69
Pool Balance	69
Pool Factor	21, 70
portfolio interest	51
Prepayment Assumption	70
prohibited transaction	59
PTCE	60, 63
publicly traded partnership	52
purchase agreement	27
QPAM	63
qualified plan investor	63
Rating Agency Condition	70
receivables pool	15
receivables transfer agreement	27
Record Date	70
related person	51
Relief Act	44
restricted group	61
revolving period	24
sale agreement	27
sale and servicing agreement	27
sale and servicing agreements	27
Scheduled Interest Method	70
Scheduled Interest Receivables	70
SCUSA	13, 70
SEC	70
Securities Act	30
Servicer	16, 70
servicing agreement	27
Short-Term Note	70
Simple Interest Method	70
skip	18
Special Tax Counsel	70
Strip Certificates	70
Strip Notes	70
stripped bonds	53
swap	62
swap agreement	62
Tax Non-Entity	49, 70
Tax Non-Entity Certificates	49, 71
Tax Partnership	49, 71
Tax Trust	48, 71
transfer agreement	27
transfer agreements	27
Trust Certificates	71
unrelated business taxable income	56

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Santander Drive Auto Receivables Trust 2012-2

Issuing Entity

Class A-1 Notes	$148,000,000
Class A-2 Notes	$271,000,000
Class A-3 Notes	$78,120,000
Class B Notes	$81,440,000
Class C Notes	$102,860,000
Class D Notes	$68,580,000

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Sponsor and Servicer

PROSPECTUS SUPPLEMENT

UNDERWRITERS

J.P. Morgan

Deutsche Bank Securities

Wells Fargo Securities

Solely with respect to the Class A Notes:

Barclays Capital

Santander

Until                 , 2012, which is ninety days following the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.